As filed with the Securities and Exchange Commission on September 12, 2023

Registration No. 333-262350

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3679	94-1721931
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

(949) 444-5464

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Milton C. Ault III

Executive Chairman

Ault Alliance, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

(949) 444-5464

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Henry Nisser, Esq. President and General Counsel Ault Alliance, Inc. 100 Park Ave., Suite 1658A New York, NY 10017 (646) 650-5044	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

_____________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2023

PRELIMINARY PROSPECTUS

AULT ALLIANCE, INC.

Up to 21,297 Shares of Common Stock Issuable upon Exercise of Warrants

This prospectus relates to the resale or other disposition from time to time in one or more offerings of up to 21,297 shares of our common stock issuable upon the exercise of warrants, as described below, to be offered by the selling stockholders. “Selling stockholders” refers to the selling stockholders named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling stockholders.

•             On November 19, 2020, we issued promissory notes (the “2020 Term Notes”) to Esousa Holdings LLC (“Esousa”) and two individuals (the “2020 Investors”). In connection therewith, we issued warrants to purchase an aggregate of 4,415 shares of common stock (the “2020 Warrants”) to the 2020 Investors, 149 of which remain outstanding.

•            On December 30, 2021, we entered into a Securities Purchase Agreement (the “Agreement”) with Esousa and certain other investors (the “2021 Investors”) pursuant to which, among other items, the 2021 Investors acquired approximately $66 million in promissory notes due March 31, 2022, as well as Class A Warrants and Class B Warrants. The Class A Warrants entitle the 2021 Investors to purchase an aggregate of 46,986 shares of common stock if exercised for cash. The Class B Warrants entitle the 2021 Investors to purchase an aggregate of 6,479 shares of common stock if exercised for cash. If all the Class A Warrants and the Class B Warrants were exercised for cash, the 2021 Investors would have received 53,465 shares of our common stock (the “2021 Warrants” and, together with the 2020 Warrants, the “Warrants”). Alternatively, the terms of the Class B Warrants provided the Investors the right to receive an amount of cash equal to the Black Scholes value of the Class B Warrants. During the year ended December 31, 2022, the Investors elected this option and as a result there are no remaining Class B Warrants. Further, as a result of the cancellation of 25,838 Class A Warrants, there are currently 21,148 Class A Warrants outstanding.

As such, we may now be required to issue up to an aggregate of 21,297 shares of our common stock for the Warrants.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 100.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders, though we will receive the proceeds from any exercise of the Warrants for cash. We will pay all the expenses, estimated to be approximately $37,413, in connection with this offering, other than counsel fees and expenses of the selling stockholders. The shares of our common stock are being registered to satisfy contractual obligations owed by us to the selling stockholders pursuant to their respective transaction documents.

Our common stock is traded on the NYSE American under the symbol “AULT”. The last reported sale price for the common stock on the NYSE American on September 7, 2023 was $0.92 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein on page 40 and in our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as well as our subsequently filed current reports, which we file with the Securities and Exchange Commission, and which are incorporated by reference into the registration statement of which this prospectus is a part. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Neither we nor any underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise stated or the context requires otherwise, references to “Ault Alliance,” the “Company,” “we,” “us” or “our” are to Ault Alliance, Inc., a Delaware corporation, and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason, except as required by U.S. federal securities laws.

ABOUT THE COMPANY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including the information set forth under the heading “Risk Factors.”

 Company Overview

Ault Alliance, Inc., a Delaware corporation formerly known as BitNile Holdings, Inc., was incorporated in September 2017 (sometimes referred to as “AAI,” the “Company,” “we” or “us”). We are a diversified holding company owning subsidiaries engaged in, among others, the following operating businesses: commercial and defense solutions, commercial lending, data center operations, Bitcoin mining and advanced textile technology. Our direct and indirect wholly owned subsidiaries include (i) Ault Lending, LLC (“Ault Lending,” formerly known as Digital Power Lending, LLC), (ii) Ault Global Real Estate Equities, Inc. (“AGREE”), (iii) Ault Disruptive Technologies Company, LLC (“ADTC”), (iv) Sentinum, Inc., formerly known as BitNile, Inc. (“Sentinum”), which wholly owns Alliance Cloud Services, LLC (“ACS”) and (v) Circle 8 Holdco LLC, a Delaware limited liability company (“Circle 8 Holdco”). We have a direct and, through Ault Lending, indirect controlling interest in BitNile Metaverse, Inc. (“BMI”), a Nevada corporation formerly known as Ecoark Holdings, Inc., to which we transferred our majority owned subsidiary BitNile.com, Inc. (“BNC”). We also have a direct controlling interest in (i) Imperalis Holding Corp. (“IMHC”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”), (ii) Giga-tronics Incorporated (“GIGA”), which wholly owns Gresham Worldwide, Inc. (“GWW”), which in turn wholly owns Gresham Power Electronics Ltd. (“Gresham Power”), Enertec Systems 2001 Ltd. (“Enertec”), Relec Electronics Ltd. (“Relec”) and has a controlling interest in Microphase Corporation (“Microphase”) and (iii) in Avalanche International Corp. (“Avalanche” or “AVLP”). Ault Lending has a controlling interest in The Singing Machine Company, Inc. (“SMC”), Circle 8 Holdco has a controlling interest in Circle 8 Crane Services, LLC, a newly formed Delaware limited liability company (“Circle 8”), and ADTC is the sponsor of Ault Disruptive Technologies Corporation (“Ault Disruptive”).

AAI was founded by Milton C. (Todd) Ault, III, its Executive Chairman, and is led by Mr. Ault, William B. Horne, its Chief Executive Officer and Vice Chairman, and Henry Nisser, its President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the holding company. The Company’s long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

We have the following reportable segments:

•	AAI directly conducts digital learning, commercial lending and trading through Ault Lending (this business was previously conducted by our former subsidiary Ault Alliance, Inc., which was merged out of existence on January 3, 2023, under that name);

•	Sentinum: Bitcoin mining operation and data center operations through ACS;

•	BMI: has begun to operate the metaverse platform, which went live to the public on March 1, 2023, and allows users to engage with a new social networking community and purchase both digital and physical products while playing 3D immersive games.

•	GIGA: defense solutions with operations conducted by GWW’s subsidiaries Microphase, Enertec, Gresham Power and Relec as well as the business previously conducted by GIGA prior to the closing of the share exchange agreement entered into by AAI, GWW and GIGA;

•	IMHC: commercial electronics solutions with operations conducted by Digital Power, and EV charging solutions through TOG Technologies;

•	SMC: karaoke audio equipment;

•	AVLP: advanced textiles processing technology;

•	AGREE: hotel operations, real estate investing and other commercial real estate holdings;

•	Circle 8: crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets; and

•	Ault Disruptive: a special purpose acquisition company (the “SPAC”).

We operate as a holding company with operations conducted primarily through our subsidiaries. We intend to conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, this means that we do not invest or intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities, as that term is defined in the Investment Company Act. Pursuant to the Investment Company Act, we believe that our subsidiary Ault Lending is excluded from the definition of an investment company. We also maintain a controlling interest in Avalanche, a textile company, which does business as MTIX International (“MTIX”).

Originally, we were primarily a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets. Currently, this business is conducted by Digital Power. Although we actively seek growth through acquisitions, we will also continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We have operations located in Europe through our majority owned subsidiaries, Gresham Power and Relec, each of which is located in England. Gresham Power designs, manufactures and sells power products and system solutions mainly for the European marketplace, including power conversion, power distribution equipment, DC/AC (Direct Current/Active Current) inverters and UPS (Uninterrupted Power Supply) products. Our European defense business is specialized in the field of naval power distribution products. On November 30, 2020, we acquired Relec pursuant to a stock purchase, under which we paid approximately $4,000,000 with additional contingent cash payments up to approximately $665,000 based on Relec’s future financial performance. Relec specializes in AC/DC power supplies, DC-DC converters, displays and electromagnetic compatibility (“EMC”) filters.

We have operations based in Israel through our majority owned subsidiary Enertec, which designs, develops, manufactures and maintains advanced end-to-end high technology electronic solutions for military, medical, telecommunications and industrial markets.

On November 30, 2016, we formed Digital Power Lending, a wholly owned subsidiary. On September 21, 2022, Digital Power Lending changed its name to Ault Lending. Ault Lending provides commercial loans to companies throughout the U.S. to provide them with operating capital to finance the growth of their businesses. The loans range in duration from six months to three years. Ault Lending loans are made or arranged pursuant to a California Financing Law license (Lic.no. 60 DBO77905).

On June 2, 2017, we purchased 56.4% of the outstanding equity interests of Microphase. Microphase is a design-to-manufacture original equipment manufacturer (“OEM”) industry leader delivering world-class radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVAs”) to the military, aerospace and telecommunications industries. Microphase is headquartered in Shelton, Connecticut.

On January 7, 2020, we formed TurnOnGreen, Inc., formerly known as Coolisys Technologies Corp. (“TOGI”), a wholly owned subsidiary. Until recently, TOGI operated its existing businesses in the customized and flexible power system solutions for the automotive, medical, military, telecom, commercial and industrial markets, other than the European markets, which are primarily served by Gresham Power. In April 2021, TOGI formed TOG Technologies as a Nevada corporation to provide flexible and scalable EV charging solutions with a portfolio of residential, commercial and ultra-fast charging products, and comprehensive charging management software and network services. See below for further information regarding TOGI.

On December 31, 2017, Coolisys Technologies, Inc., a Delaware corporation (“CTI”), entered into a share purchase agreement with Micronet Enertec Technologies, Inc. (“MICT”), a Delaware corporation, Enertec Management Ltd., an Israeli corporation and wholly owned subsidiary of MICT (“EML”), and Enertec, an Israeli corporation and wholly owned subsidiary of EML, pursuant to which CTI acquired Enertec. Enertec is Israel’s largest private manufacturer of specialized electronic systems for the military market. On May 23, 2018, CTI completed its acquisition of Enertec. Effective as of December 30, 2021, CTI was merged with and into GWW and, as a result of the upstream merger, CTI ceased to exist.

GWW was incorporated under the laws of the State of Delaware on November 21, 2018 as DPW Technologies Group, Inc. and effected a name change on December 6, 2019.

Sentinum Breakeven Analysis

Since commencement of Sentinum’s mining operations in 2021, we have received 1,167.61 Bitcoin for providing computing power to a Bitcoin mining pool operator through April 30, 2023. While the Bitcoin received is available for sale in the ordinary course of business, we believe that cryptocurrency represents an attractive, appreciating investment opportunity, and as such we have historically held cryptocurrency assets that we do not otherwise sell to fund our operating expenses. We believe that our integrated model of owning our own power facility and Bitcoin mining data center helps us to produce Bitcoin at a cost that we believe is attractive versus the price of Bitcoin, and generally below the prevailing market price of power that many of our peers must pay and may have to pay in the future during periods of uncertain or elevated power pricing.

Our net cost of power was between approximately $49 to $62 per megawatt-hour (“MWh”) in the first half of 2023 and we expect that our net power cost will be approximately $49 per MWh thereafter. This $49 to $62 per MWh corresponds to approximately $12,800 to $14,800 per Bitcoin equivalent with modern miners and assuming a network hash rate of approximately 2.1 exahash per second (“EH/s”). We believe this cost to mine is attractive versus the price of Bitcoin. For example, the price of Bitcoin ranged from approximately $15,000 to approximately $50,000 during 2022, and was approximately $25,753 as of September 6, 2023, according to Coin Market Cap.

Recent Events and Developments

On January 22, 2021, we entered into an At-The-Market Issuance Sales Agreement (the “2021 Sales Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”) to sell shares of common stock having an aggregate offering price of up to $50 million from time to time, through an “at the market offering” program (the “2021 ATM Offering”). On February 16, 2021, we filed an amendment to the prospectus supplement with the SEC to increase the amount of common stock that may be offered and sold in the 2021 ATM Offering, as amended under the 2021 Sales Agreement to $125 million in the aggregate, inclusive of the up to $50 million in shares of common stock previously sold in the 2021 ATM Offering. On March 5, 2021, we filed a second amendment to the prospectus supplement with the SEC to further increase the amount of common stock that may be offered and sold in the 2021 ATM Offering, as amended under the 2021 Sales Agreement to $200 million in the aggregate, inclusive of the up to $125 million in shares of common stock previously sold in the 2021 ATM Offering. The offer and sale of shares of common stock from the 2021 ATM Offering was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-251995) which became effective on January 20, 2021. During the year ended December 31, 2021, we had received gross proceeds of $200 million through the sale of 175,175 shares of common stock from the 2021 ATM Offering. The 2021 ATM Offering was terminated in December 2021.

On January 29, 2021, ACS closed on the acquisition of a 617,000 square foot energy-efficient facility located on a 34.5 acre site in southern Michigan for a purchase price of $3,991,497 (the “Facility”). The purchase price was paid from our own working capital. Ownership of the Facility was subsequently assigned to Sentinum.

On March 9, 2021, Ault Lending entered into a securities purchase agreement with Alzamend Neuro, Inc. (“Alzamend”), a related party, to invest $10 million in Alzamend common stock and warrants, subject to the achievement of certain milestones. We agreed to fund $4 million upon execution of the securities purchase agreement and to fund the balance upon Alzamend achieving certain milestones related to the U.S. Food and Drug Administration’s approval of Alzamend’s Investigational New Drug application and Phase 1a human clinical trials for Alzamend’s lithium based ionic cocrystal therapy, known as AL001. Under the securities purchase agreement, Alzamend agreed to sell up to 6,666,667 shares of its common stock to Ault Lending in consideration for the $10 million, or $1.50 per share, and issue to Ault Lending warrants to acquire up to 3,333,334 shares of Alzamend common stock with an exercise price of $3.00 per share. The transaction was approved by our independent directors after receiving a third-party valuation report of Alzamend.As of the date of this prospectus, we have funded an aggregate of $10 million pursuant to the securities purchase agreement and have thus acquired all of the shares and warrants issuable by Alzamend to us under the agreement. We retain the right to acquire an additional 6,666,667 shares and 3,333,334 warrants at an exercise price of $3.00 per share until October 26, 2023 for an aggregate payment to Alzamend of $10 million.

On May 12, 2021, we issued 920 shares of common stock to Ault & Company, Inc. (“A&C”), a related party, upon the conversion of $400,000 of principal on an 8% Convertible Promissory Note dated February 5, 2020.

On June 15, 2021, Alzamend closed an initial public offering at a price to the public of $5.00 per share. Ault Lending purchased 2,000,000 shares of Alzamend’s common stock in the initial public offering for an aggregate of $10,000,000. Alzamend’s common stock is listed on The Nasdaq Capital Market under the ticker symbol “ALZN.”

During the quarter ended September 30, 2021, we executed contracts to purchase 4,000 Antminer S-19 Pro Bitcoin miners. The gross purchase price was $23 million. In November 2021, we executed contracts to purchase an aggregate of 16,600 Bitcoin miners for $128 million. In September 2022 and April 2023, we entered into two additional contracts to purchase 1,325 S19j Pro Antminers, that feature a processing power of 100 terahashes per second (“TH/s”) with an energy consumption of 2.95 kilowatt-hours (“kWh”), and 658 of the environmentally friendly S19 XP Antminers, that feature a processing power of 140 TH/s with an energy consumption of 3.01 kWh, through the use of credits with Bitmain of $6 million. During the first half of 2023, we sold 2,949 S19j Pro Antminers and 664 S19 XP Antminers for gross proceeds of approximately $6.1 million. Currently, we have 14,599 S19j Pro Antminers and 4,628 S19 XP Antminers in operation.

On December 13, 2021, Sentinum closed an investment of Series A preferred stock of Earnity Inc. (“Earnity”), a decentralized finance (“DeFi”) marketplace based in San Mateo, California. Sentinum paid approximately $11.5 million for the shares of Earnity’s Series A preferred stock. Following the investment, Sentinum beneficially owned approximately 19.99% of Earnity’s common stock. The transaction we entered into with Earnity is an investment only, not the precursor to an acquisition. We have no present intention of incorporating Earnity’s business or operations, or that of any other DeFi platform, with our own. Prior to the closing of the transaction with BMI discussed below, our beneficial ownership of Earnity was assigned to BNC; as such, BMI is presently the beneficial owner of these shares. During the fourth quarter of our fiscal year ended December 31, 2022, we wrote off the entirety of our investment in Earnity.

On December 15, 2021, Ault Lending entered into an exchange agreement with Imperalis Holding Corp. (“IMHC”) pursuant to which IMHC issued us a convertible promissory note (the “IMHC Note”) in the principal amount of $101,529, in exchange for those certain promissory notes dated August 18, 2021 and November 5, 2021 previously issued by IMHC to Ault Lending in the aggregate principal amount of $100,000, which prior notes had accrued interest of $1,529 as of December 15, 2021. The IMHC Note accrued interest at 10% per annum, was due on December 15, 2023, and the principal, together with any accrued but unpaid interest on the amount of principal, is convertible into shares of IMHC’s common stock at Ault Lending’s option at a conversion price of $0.01 per share. The IMHC Note was converted into 10,990,142 shares of IMHC’s common stock on October 12, 2022.

On December 16, 2021, we entered into a stock purchase agreement (the “Agreement”) with the majority stockholders of IMHC. Pursuant to the Agreement, we purchased 129,363,756 shares of IMHC’s common stock from the sellers in exchange for $200,000. Upon the closing of the Agreement, we owned a majority of IMHC’s common stock, resulting in a change in control of IMHC.

On December 22, 2021 (the “Closing Date”), AGREE Madison, LLC, a wholly owned subsidiary of AGREE (“AGREE Madison”), through various wholly owned subsidiaries (the “Property Owners”), entered into construction loan agreements (the “Loan Agreements”) in the aggregate amount of $68,750,000 (the “Loans”) in connection with the acquisition of four hotel properties (the “Properties”). The Properties were acquired on the Closing Date for an aggregate purchase price of $69,200,000, of which $2,500,000 was previously funded on deposit, $21,378,000 was paid by the Company on the Closing Date, and the remaining amounts were funded from the Loans. The remaining $23,428,000 of the Loans are available to be drawn upon by the Property Owners towards the completion of the $13,700,000 in property improvement plans (“PIPs”) the Property Owners agreed to undertake, as well as to fund working capital, interest reserves, franchise fees and other costs and expenses related to the acquisition. The Loans are due on January 1, 2025 (the “Maturity Date”), but may be extended by the Property Owners for two additional 12-month terms, subject to certain terms and conditions as set forth in the Loan Agreements. The Loans accrue interest at a rate equal to the greater of (i) the LIBOR Rate plus 675 basis points or (ii) 7% per annum. The Property Owners have since January 1, 2022 made and will continue to make monthly installment payments of interest only.

On December 27, 2021, the Company and GWW entered into a Share Exchange Agreement (the “Exchange Agreement”) with Giga-tronics Incorporated, a California corporation (“GIGA”). Pursuant to the Exchange Agreement, which closed on September 8, 2022, GIGA acquired all of the outstanding shares of capital stock of GWW in exchange for (i) issuing to the Company 2,920,085 shares of GIGA’s common stock (“GIGA Common Stock”) and 514.8 shares of a new series of preferred stock (“GIGA Preferred Stock”) which are convertible into an aggregate of 3,960,043 shares of GIGA Common Stock, subject to adjustment, and (ii) the assumption of GWW’s equity awards representing, on an as-assumed basis, 249,875 shares of GIGA Common Stock (the “Exchange Transaction”).

As a result of the consummation of the Exchange Transaction, GWW has become a wholly owned subsidiary of GIGA. In accordance with the Exchange Agreement, we loaned GIGA $4.25 million pursuant to a convertible promissory note (“Closing Date Loan”) upon the closing of the Exchange Transaction (the “Closing”). Following the Closing, GIGA repurchased all of its shares of Series B, Series C, Series D and Series E preferred stock that were outstanding prior to the Closing (the “Outstanding Preferred”). Based upon 2,725,010 shares of GIGA Common Stock outstanding at the Closing, and following the issuance to the Company of the shares of GIGA Common Stock and GIGA Preferred Stock pursuant to the Exchange Transaction, the Company holds approximately 68% of the outstanding voting power and capital stock of GIGA, and existing holders of GIGA Common Stock hold approximately 32%. On December 31, 2022, the Closing Date Loan was exchanged for a new convertible promissory note with a maturity date of December 31, 2024. In addition, Ault Lending also entered into a Securities Purchase Agreement with GIGA, whereby GIGA issued Ault Lending a 10% Senior Secured Convertible Promissory Note in the principal amount of $6,750,000 and five-year warrants to purchase 2,000,000 shares of GIGA’s common stock.

On December 30, 2021, Third Avenue Apartments LLC (“Third Avenue Apartments”), which is a wholly owned subsidiary of AGREE Madison, closed upon the acquisition of certain real property located in St. Petersburg, Florida (the “Real Property”) together with all improvements on the Real Property and all singular rights and appurtenances pertaining thereto, including, but not limited to, (i) all entitlements, easements, rights, mineral rights, oil and gas rights, water, water rights, air rights, development rights and privileges appurtenant to the Real Property, (ii) all tangible personal property, owned and assignable by the Seller, located on or used in connection with the Real Property, including, without limitation, engineering studies and soil reports, (iii) all warranties, guaranties, indemnities and other similar rights relating to the Real Property and/or the assets transferred hereby, (iv) all permits, licenses, consents, approvals and entitlements related to the Real Property, (v) any rights of way, appendages appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Real Property or any portion thereof, if any, and used in conjunction therewith, and (vi) all intangible rights directly relating to the Real Property (collectively, with the Real Property, the “Property”).

The Property was acquired from Third Avenue at St. Petersburg LLC (the “Seller”) pursuant to a contract entered into by Third Avenue Apartments and the Seller. The purchase price for the Property was $15,500,000, of which $1,500,000 was previously funded on deposit and the remaining $14,000,000 was paid by the Company on the closing date. We had initially planned to use the Property for the development of a high-rise multi-family project. However, we are now evaluating selling the Property.

On December 30, 2021, we issued (i) secured promissory notes (individually, a “Note” and collectively, the “Notes”) with an aggregate principal face amount of approximately $66,000,000; (ii) five-year Class A warrants to purchase an aggregate of 46,986 shares of our common stock at an exercise price of $750, subject to adjustment; and (iii) five-year Class B warrants to purchase an aggregate of 6,479 shares of our common stock at an exercise price of $750 per share, subject to adjustment. We agreed to file this registration statement to register the shares of common stock underlying the foregoing warrants, of which 21,148 remain outstanding, and certain other shares underlying 149 previously issued warrants.

We, certain of our subsidiaries and Esousa, as the collateral agent on behalf of the investors (the “Agent”) entered into a security agreement, pursuant to which we (i) pledged the equity interests in substantially all of our U.S. based subsidiaries and (ii) granted to the investors a security interest in substantially all of our deposit accounts, securities accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom. The entirety of the loan, including the original issue discount and accrued but unpaid interest, was fully paid off on March 30, 2022.

On February 4, 2022, we and our former subsidiary Ault Alliance, Inc. (the “Former AAI”) entered into a securities purchase agreement providing for our purchase of Sentinum from the Former AAI. As a result of this transaction, both Sentinum and the Former AAI became stand-alone wholly owned subsidiaries of ours. The Former AAI was merged out of existence on January 3, 2023 in connection with the change in our corporate name from BitNile Holdings, Inc. to Ault Alliance, Inc.

On February 10, 2022, consistent with our objective to have Sentinum operate the entirety of our business that relates to cryptocurrencies, the Former AAI assigned the entirety of its interest in ACS to Sentinum.

On February 25, 2022, we entered into an At-The-Market Issuance Sales Agreement (the “2022 Sales Agreement”) with Ascendiant to sell shares of common stock having an aggregate offering price of up to $200 million from time to time, through an “at the market offering” program (the “2022 ATM Offering”). The offer and sale of shares of common stock from the 2022 ATM Offering was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-260618) which became effective on November 12, 2021. Through March 13, 2023, we received gross proceeds of approximately $177 million through the sale of 1,059,540 million shares of common stock from the 2022 ATM Offering. The 2022 Sales Agreement has been terminated.

On March 20, 2022, we and IMHC entered into a securities purchase agreement (the “Acquisition Agreement”) with TOGI, which closed on September 6, 2022 (the “Closing Date”). According to the Acquisition Agreement, we (i) delivered to IMHC all of the outstanding shares of common stock of TOGI that we owned, and (ii) forgave and eliminated the intracompany accounts between us and TOGI evidencing historical equity investments made by us in TOGI, in the approximate amount of $36,000,000, in consideration for the issuance by IMHC to us (the “Transaction”) of an aggregate of 25,000 newly designated shares of Series A Preferred Stock (the “IMHC Preferred Stock”), with each such share having a stated value of $1,000. Immediately following the Closing Date, TOGI became a wholly owned subsidiary of IMHC. The parties to the Agreement have agreed that, upon completion of the Transaction but subject to IMHC’s compliance with the federal securities laws, IMHC will change its name to TurnOnGreen, Inc. Further, through an upstream merger whereby the current TOGI ceased to exist, which was consummated on September 8, 2022, IMHC owns the former TOGI’s two operating subsidiaries, TOG Technologies and Digital Power. IMHC intends to dissolve its dormant subsidiary.

On September 5, 2022, we, IMHC and TOGI entered into an amendment to the Acquisition Agreement (the “Amendment”), pursuant to which IMHC agreed to (i) use commercially reasonable efforts to effectuate a distribution by us of approximately 140 million shares of Common Stock that we beneficially own (the “Distribution”), including the filing of a registration statement (the “Distribution Registration Statement”) with the SEC, (ii) to issue to us warrants to purchase an equivalent number of shares of Common Stock to be issued in the Distribution (the “Warrants”), and (iii) to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants on the Distribution Registration Statement.

On June 1, 2022, the Company converted the principal amount under the convertible promissory notes issued to it by AVLP and accrued but unpaid interest into common stock of AVLP. The Company converted $20.0 million in principal and $5.9 million of accrued interest receivable at a conversion price of $0.50 per share and received 51,889,168 shares of common stock increasing its common stock ownership of AVLP from less than 20% to approximately 92%.

On June 8, 2022, Ault Lending entered into a securities purchase agreement with BitNile Metaverse (“BMI”) whereby Ault Lending agreed to purchase $12,000,000 of a new series of convertible preferred stock of BMI, which transaction closed on June 29, 2022. As part of the transaction we were issued 102,881 shares of BMI’s common stock and a warrant to purchase forty-nine percent (49%) of BMI’s common stock calculated on a fully diluted basis, subject to certain terms and conditions. Pursuant to a mutually agreed upon use of proceeds, BMI intends to deploy significant proceeds via its subsidiary White River Holdings Corp. (“White River”) towards an oil drilling program across its cumulative 30,000 acres of active mineral leases at both shallow, intermediate, and deep levels. BMI also intends to also deploy additional proceeds via its subsidiary Agora Digital Holdings, Inc. (“Agora Digital”) to provide us with up to 78 megawatts (“MW”) of power within the State of Texas for digital asset mining capacity, subject to our election to proceed with this facility after having conducted the requisite due diligence.

On December 6, 2022, Sentinum entered into a hosting agreement with Agora Digital securing up to 78 MW of power for a term of one (1) year, which will automatically renew for an additional year unless we terminate the agreement. Agora Digital will initially provide up to 12 MW of electricity for our use, which we believe will enable us to power 3,750 S19j Pro miners. The Agora Digital power capacity would, if the project proceeds as presently anticipated, expand our Bitcoin mining production capacity. Under the terms of the Agora Digital hosting agreement, Sentinum would pay Agora Digital an annual fee of approximately $5.8 million if it were to deploy 3,750 S19j Pro miners. The hosting agreement does not provide for any profit sharing arrangement between the parties.

On June 10, 2022, we entered into an At-The-Market Issuance Sales Agreement (the “2022 Preferred Sales Agreement”) with Ascendiant to sell shares of our 13.00% Series D Cumulative Redeemable Preferred Stock (the “Preferred Shares”) having an aggregate offering price of up to $46.4 million from time to time, through an “at the market offering” program (the “2022 ATM Preferred Offering”). The offer and sale of Preferred Shares from the 2022 ATM Preferred Offering was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-260618) which became effective on November 12, 2021. Through June 16, 2023, we had received gross proceeds of approximately $3.4 million through the sale of 281,197 Preferred Shares in the 2022 ATM Preferred Offering.

In June 2022, Ault Lending purchased a majority of the issued and outstanding shares of SMC in open market transactions. SMC is a Nasdaq-listed company that is a worldwide leader in consumer karaoke products. The first to provide karaoke systems for home entertainment in the United States, SMC sells its products worldwide through major mass merchandisers and online retailers.  SMC products incorporate the latest technology for singing practice, music listening, entertainment and social sharing and provides access to over 100,000 songs for streaming and download.

On July 11, 2022, we announced the formation of Ault Energy, LLC (“Ault Energy”), a wholly owned subsidiary of ours. Ault Energy will partner with White River Holdings Corp. (“White River”), a wholly owned subsidiary of BitNile Metaverse, Inc. (referred to herein as BMI), formerly known as Ecoark Holdings, Inc. on drilling projects across 30,000 acres in Texas, Louisiana and Mississippi. Ault Energy, as Ault Lending’s designee, has the right to purchase up to 25%, or such higher percentages at the discretion of White River, in various drilling projects of White River. In August 2022, Ault Energy committed to purchasing 40% of the first drilling project offered, at a cost to Ault Energy of approximately $1 million.

On August 10, 2022, we, through our Sentinum and Ault Lending subsidiaries, entered into a note purchase agreement providing for the issuance of secured promissory notes with an aggregate principal face amount of $11,000,000 and an interest rate of 10%. The purchase price for the secured promissory notes was $10.0 million. The holders of the secured promissory notes have a security interest in marketable securities, investments and certain Bitcoin mining equipment. The secured promissory notes are further secured by a guaranty provided by us, as well as by Milton C. Ault, our Executive Chairman. The maturity date of the secured promissory notes is August 10, 2023. Sentinum is required to make monthly payments (principal and interest) of $1,000,000 on the tenth calendar day of each month, starting in September 2022. After six months, Sentinum may elect to pay a forbearance fee of $250,000 in lieu of a monthly payment, which would extend the maturity date of the related secured promissory notes.

On August 15, 2022, Sentinum entered into a hosting agreement with Compute North LLC (“Compute North”) to host 6,500 S19j Pro Antminers owned by Sentinum for a period of five years. Sentinum granted Compute North a continuing first-position security interest in the hosted miners, as collateral for Sentinum’s obligations under the hosting agreement. On September 22, 2022, Compute North filed for bankruptcy protection, effectively rendering this hosting agreement null and void. We have recovered the hosted miners and have entered claims against Compute North for damages stemming from its failure to perform under the hosting agreement.

During 2022 and more recently in 2023, a number of companies in the crypto assets industry have declared bankruptcy, including Celsius Network LLC, Voyager Digital Ltd., BlockFi Lending LLC, FTX Trading Ltd. and Genesis Global Holdco LLC. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. To date, aside from Sentinum’s claim against Compute North under the hosting agreement, the general decrease in the price of Bitcoin and in our and our peers’ stock price that may be indirectly attributable to the bankruptcies in the crypto assets industry, we have not been indirectly or directly materially impacted by such bankruptcies. Sentinum has not failed to recover any material assets due to the bankruptcies or otherwise lost or misappropriated any such assets. On December 6, 2022, as noted above, Sentinum entered into a new hosting agreement with Agora Digital to replace the Compute North hosting agreement. We continue to conduct diligence, including into liquidity or insolvency issues, on third parties in the crypto asset space with whom we have potential or ongoing relationships. While we have not been materially impacted by any liquidity or insolvency issues with such third parties to date, there is no guarantee that our counterparties will not experience liquidity or insolvency issues in the future.

On November 7, 2022, we and certain of our subsidiaries borrowed $18.9 million of principal amount of term loans (the “Loans”) from a group of institutional investors (the “Financing”). The Loans mature in 18 months, which may be extended to 24 months, accrue interest at the rate of 8.5% per annum and are secured by certain of our and certain of our subsidiaries’ assets. Starting in January 2023, the lenders have the right to require us to make monthly payments of $0.6 million, which will increase to $1.1 million in November 2023. The Loans were issued with an original issue discount of $1.89 million.

The lenders received warrants to purchase 15,112 shares of our common stock, exercisable for four years at $135 per share and warrants to purchase another 15,112 million shares of our common stock, exercisable for four years at $225 per share, subject to adjustment.

On July 19, 2023, we entered into an amendment to the loan documents governing the Financing described above. Pursuant to the amendment, the aggregate size of the Loan increased from $18.9 million to $24.3 million.

On November 7, 2022, Ault Aviation, LLC, a wholly owned subsidiary of the Company (“Ault Aviation”), used proceeds from the Loans to purchase a private aircraft for a total purchase price of $15.8 million. In addition, the Company and certain of its subsidiaries entered into various agreements as collateral for the repayment of the Loans, including (i) a security interest in certain Bitcoin mining equipment, (ii) a pledge of the membership interests of Third Avenue Apartments, (iii) a pledge of the membership interests of ACS, (iv) a pledge of the membership interests of Ault Aviation, (v) a pledge in a segregated deposit account of $1.5 million of cash, (vi) a mortgage and security agreement by Third Avenue Apartments on the real estate property owned by Third Avenue Apartments in St. Petersburg, Florida, (vii) a future advance mortgage by ACS on the real estate property owned by ACS in Dowagiac, Michigan, and (viii) an aircraft mortgage and security agreement by Ault Aviation on the private aircraft purchased by Ault Aviation on November 7, 2022. The Loans are guaranteed by Ault Lending, LLC, Ault & Company, Inc., an affiliate of the Company, as well as Milton C. Ault, III, our Executive Chairman and the Chief Executive Officer of Ault & Company, Inc.

On November 18, 2022, Circle 8, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Circle 8 Crane Services LLC, a Delaware limited liability company (“Circle 8 Crane Services”) pursuant to which Circle 8 agreed to purchase substantially all of the assets (the “Acquired Assets”) and assume certain specified liabilities of Circle 8 Crane Services (the “Circle 8 Transaction”). Circle 8 is a wholly owned subsidiary of Circle 8 Holdco LLC, a Delaware limited liability company.

On December 19, 2022, the Asset Purchase Agreement referred to above closed and Circle 8 purchased the Acquired Assets. As consideration for the acquisition of the Acquired Assets, Circle 8 Crane Services received Class D equity interests in Circle 8 Holdco and is eligible to receive cash earnout payments in an aggregate maximum amount of up to $2,100,000 based on the achievement by Circle 8 of certain EBITDA targets over the three year period following the completion of the acquisition of the Acquired Assets by Circle 8. We contributed $12 million to Circle 8, and an independent third party contributed $4 million, of which approximately $11,650,000 was used to pay down a portion of the Circle 8 Crane Services’ senior debt facility at the closing, $3,000,000 of which was used to pay off Circle 8 Crane Services’ subordinated debt facility in full at the closing and $1,350,000 was used to pay the expenses of Circle 8 and Circle 8 Crane Services. In addition, Circle 8 assumed a new line of credit issued by Circle 8 Crane Services’ current senior lender. Circle 8 Holdco is a subsidiary of the former AAI, a Delaware corporation but is presently directly owned by us. We own a controlling interest in Circle 8 Holdco.

On December 16, 2022 we entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”) providing for the issuance of a secured promissory note (the “Note”) with an aggregate principal face amount of $14,700,000 (the “Financing”). On December 29, 2022, the Company and the accredited investor entered into an amended and restated amendment to the SPA, pursuant to which the total amount of the financing was increased to $17,456,245 and the Company sold an additional note to a second accredited investor.

Under the SPA, we are obligated to repay, while the Note remains outstanding, (i) eighty percent (80%) of the proceeds we may receive from any financing conducted, other than at-the-market offerings and (ii) one hundred percent (100%) of the proceeds we may receive from the sale of marketable securities by Ault Lending. In addition, if Third Avenue Apartments, LLC (“Third Avenue”), our wholly owned subsidiary, sells the property it owns in St. Peterburg, Florida, then we will use the net proceeds from the sale of such property in excess of $10 million, to repay the Note. In addition, we agreed to issue 38,686 shares of our common stock to the Investor in exchange for the cancellation of all outstanding warrants previously issued to the Investor, which warrants were exercisable for 38,686 shares of our common stock.

On January 23, 2023, we filed a Certificate of Elimination with the Secretary of State of the State of Delaware with respect to our Series C convertible redeemable preferred stock (“Series C Preferred Stock”) which, effective upon filing, eliminated the Series C Preferred Stock.

On February 8, 2023, we entered into a Share Exchange Agreement (the “Agreement”) with BitNile Metaverse (formerly known as Ecoark Holdings, Inc.), or BMI, and the other signatories thereto. The Agreement provides that, subject to the terms and conditions set forth therein, BMI will acquire all of the outstanding shares of capital stock of our then subsidiary, BNC, of which we owned approximately 86%, and the remaining 14% was owned by minority shareholders (the “Minority Shareholders”), as well as Ault Iconic (formerly Ault Media Group) and the securities of Earnity beneficially owned by BNC (which represented approximately 19.9% of the outstanding equity securities of Earnity as of the date of the Agreement), in exchange for the following: (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of BMI to be issued to our company (the “Series B Preferred”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of BMI to be issued to the to the Minority Shareholders (the “Series C Preferred,” and together with the Series B Preferred, the “Preferred Stock”). The Series B Preferred and the Series C Preferred each have a stated value of $10,000 per share (the “Stated Value”), for a combined stated value of the Preferred Stock to be issued by BMI, of $100,000,000, and subject to adjustment, are convertible into an aggregate of 400,000,000 shares of common stock of BMI (the “BMI Common Stock”), which would represent approximately 92.4% of the outstanding BMI Common Stock on a fully diluted basis as of the date of the Agreement. However, pending approval of the transaction by BMI’s shareholders, the Preferred Stock is subject to a 19.9% beneficial ownership limitation, including the Series A Convertible Preferred Stock that we acquired from BMI in June of 2022. The Agreement provides that BMI will seek shareholder approval (the “Shareholder Approval”) following the closing.

Pursuant to the Certificates of Designations of the Rights, Preferences and Limitations of the Series B Preferred and the Series C Preferred (collectively, the “Preferred Stock Certificates”), each share of Preferred Stock will be convertible into a number of shares of Ecoark Common Stock determined by dividing the Stated Value by $0.25 (the “Conversion Price”), or 40,000 shares of Ecoark Common Stock. The Conversion Price will be subject to certain adjustments, including potential downward adjustment if Ecoark closes a qualified financing resulting in at least $25,000,000 in gross proceeds at a price per share that is lower than the Conversion Price then in effect. The holders of Preferred Stock will be entitled to receive dividends at a rate of 5% of the Stated Value per annum from issuance until February 7, 2033 (the “Dividend Term”). During the first two years of the Dividend Term, dividends will be payable in additional shares of Preferred Stock rather than cash, and thereafter dividends will be payable in either additional shares of Preferred Stock or cash as each holder may elect. If Ecoark fails to make a dividend payment as required by the Preferred Stock Certificates, the dividend rate will be increased to 12% for as long as such default remains ongoing and uncured. Each share of Preferred Stock will also have an $11,000 liquidation preference in the event of a liquidation, change of control event, dissolution or winding up of Ecoark, and will rank senior to all other capital stock of Ecoark with respect thereto, except that the Series B Preferred and Series C Preferred shall rank pari passu. Each share of Series B Preferred was originally entitled to vote with the Ecoark Common Stock at a rate of 10 votes per share of Common Stock into which the Series B Preferred is convertible, but that provision was subsequently eliminated. Other than certain rights granted to the Company relating to amendments or waiver of various negative covenants, the terms, rights, preferences and limitations of the Preferred Stock Certificates are essentially identical. The Agreement closed on March 6, 2023.

On February 24, 2023, BNI Montana, LLC (“BNI Montana”), a newly formed Delaware limited liability company wholly owned by Sentinum, entered into an asset purchase agreement with TypeX, LLC (“TypeX”), to acquire two land lease agreements and two corresponding power purchase agreements in Montana. The lease and power agreements run for a period of 10 years, with a 10-year renewal option. In addition, Sentinum has entered into a master services agreement for TypeX to build out and develop fully operational data centers dedicated to Bitcoin mining operations on the properties (the “Montana Facilities”), and to manage the Montana Facilities for a period of two years. We anticipate that upon initial completion, the Montana Facilities will provide up to a combined 20 megawatts of power, enabling up to 6,500 S19j Pro Antminers to operate, which we expect to be completed in December 2023. The substations providing power to the Montana Facilities may have the ability to handle capacity up to 250 megawatts of power and Sentinum has the right to conduct a load study to determine future capacity and, if economically viable, acquire such additional power capacity. The BNI Montana power capacity would, if the project proceeds as presently anticipated, allow us to redeploy S19j Pro Antminers that are currently deployed pursuant to a hosting services agreement with Core Scientific, Inc. (“Core Scientific”) and significantly expand our owned Bitcoin mining production capacity.

On April 20, 2023, Sentinum entered into an amended Master Services Agreement with Core Scientific for hosting services related to the deployment of Bitcoin miners. This agreement provides for the sale of Bitcoin mined on a daily basis with the proceeds from such sales generally being applied to operations fees of $25 per miner, hosting services fees, other miscellaneous fees and then any remaining amounts, if any, are distributed 50% to Sentinum and 50% to Core Scientific. We have deployed 10,200 S19 Pro and S19j Pro Antminers with Core Scientific, securing approximately 30 MW of power. The agreement terminates on August 31, 2024, unless terminated sooner pursuant to the terms of the agreement. Notwithstanding the foregoing, either party may terminate the agreement with respect to 1,000 units in any thirty (30) day period on thirty (30) days written notice on or after November 30, 2023. The Core Scientific hosting services agreement expedited the deployment of our Bitcoin miners to approximately 19,200, representing a mining production capacity of approximately 2.1 exahashes per second and provides the flexibility to redeploy the Bitcoin miners to our Montana Facilities beginning in January 2024. Under the terms of the Core Scientific hosting services agreement, we expect that Sentinum will pay Core Scientific a monthly fee for operations and hosting services of approximately $1.1 million, which amount excludes the profit sharing arrangement described above between the parties.

On March 28, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which we agreed to issue and sell, in a private placement, an aggregate of 100,000 shares of our preferred stock, with each such share having a stated value of $100.00 and consisting of (i) 83,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (ii) 1,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and (iii) 16,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock” and collectively, the “Preferred Shares”). The Preferred Shares will be convertible into shares of our common stock at the option of the holders and, in certain circumstances, by us.

Each share of Series E Preferred Stock and Series F Preferred Stock had a purchase price of $100.00, equal to each such share’s stated value. The purchase price of the Series E Preferred Stock and the Series F Preferred Stock was paid for by the Investors’ canceling outstanding secured promissory notes in the principal amount of $8.4 million, whereas the purchase price of the shares of Series G Preferred Stock consisted of accrued but unpaid interest on these notes, as well as for other good and valuable consideration. Each Preferred Share is convertible into shares of our common stock at a conversion price equal to 85% of the closing sale price of our common stock on the trading day prior to the date of conversion, subject to a floor price of $0.10. The Preferred Shares are convertible at the option of the holder at any time following our receipt of stockholder approval of the Reverse Split (as defined below). The private placement closed on March 30, 2023.

Our stockholders approved, at a special meeting of our stockholders called for such purpose, an amendment (the “Amendment”) to our certificate of incorporation to authorize a reverse split of our common stock (the “Reverse Split”). The Investors agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Preferred Shares until after the Reverse Split. Pursuant to the certificate of designation of the Series E Preferred Stock, the shares of Series E Preferred Stock have the right to vote on such Amendment on an as converted to common stock basis. In addition, pursuant to the certificate of designation of the Series F Preferred Stock, the shares of Series F Preferred Stock have the right to vote on such Amendment. Each Investor has separately agreed to vote the shares of the Series E Preferred Stock in favor of the Amendment and that the shares of the Series F Preferred Stock shall automatically be voted in a manner that “mirrors” the proportions on which the shares of our common stock and Series E Preferred Stock are voted on the Amendment. The Amendment requires the approval of the majority of the votes associated with our outstanding capital stock entitled to vote on the proposal. Because the Series F Preferred Stock will automatically and without further action of the purchaser be voted in a manner that “mirrors” the proportions on which the shares of common stock and Series E Preferred Stock are voted on the Reverse Split, abstentions by common stockholders will not have any effect on the votes cast by the holders of the Series F Preferred Stock. The Series G Preferred Stock does not carry any voting rights, except as required by law or expressly provided by its certificate of designation.

On August 3, 2023, we and the two Investors to which we sold the Preferred Shares described above entered into an exchange agreement whereby the Investors exchanged all of their Preferred Shares and certain demand notes for two 10% secured OID promissory notes (the “Exchange Notes”), each with a principal face amount of $5.3 million. The Exchange Notes have a maturity date of July 28, 2024. Promptly following the consummation of the foregoing transaction, we assigned the Exchange Notes to A&C, but also agreed, along with our Executive Chairman Mr. Ault, to guarantee repayment of the Exchange Notes. On August 17, 2023, the Preferred Shares were cancelled upon the filing of certificates of elimination with the Secretary of State of the State of Delaware.

On May 1, 2023, we entered into a Securities Purchase Agreement (the “Agreement”) with A&C, pursuant to which we agreed to sell to A&C up to 40,000 shares of our newly designated Series C Convertible Preferred Stock, and warrants to purchase shares of our common stock for a total purchase price of up to $40,000,000 (the “Financing”). The consummation of the Financing is subject to various customary closing conditions and the receipt of certain third party consents. In addition to customary closing conditions, the closing of the Financing is contingent upon the receipt by A&C of financing in an amount sufficient to consummate the Financing. Closings under the Agreement may be held in tranches. The first closing is expected to occur in September 2023.

On June 8, 2023, we entered into a Loan Agreement (the “Credit Agreement”) with A&C as the lender. The Credit Agreement provides for an unsecured, non-revolving credit facility in an aggregate principal amount of up to $10,000,000. All loans under the Credit Agreement (collectively, the “Advances”) are due within five business days after request by A&C and A&C is not obligated to make any further Advances under the Credit Agreement after December 8, 2023. Advances under the Credit Agreement bear interest at the rate of 9.5% per annum and may be repaid at any time without penalty or premium.

On June 9, 2023, we entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”) to sell shares of our common stock having an aggregate offering price of up to $10,000,000 (the “Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act. On June 9, 2023, we filed a prospectus supplement with the Commission relating to the offer and sale of up to $10,000,000 of common stock in the ATM Offering. The offer and sale of the Shares are being made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-260618) filed with the Commission on October 29, 2021 and declared effective by the SEC on November 12, 2021. On July 13, 2023 and September 8, 2023, we filed prospectus supplements increasing the size of the ATM Offering to $20,000,000 and $50,000,000, respectively.

On September 8, 2023, we entered into a term note in the principal amount of $2,200,000 with a maturity date of September 25, 2023. The note was issued with an original issuance discount of $200,000 and does not bear interest unless an event of default occurs under the note. The maturity date of the Note is September 25, 2023. The purchase price for the Note was $2 million. Repayment of the note was secured by a guaranty provided by A&C as well as by Milton C. Ault, the Executive Chairman of the Company and the Chief Executive Officer of A&C.

Corporate Information

We are a Delaware corporation, initially formed in California in 1969 and reincorporated in Delaware in 2017. We are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141. Our phone number is (949) 444-5464 and our website address is www.ault.com.

Our Corporate Structure

On January 19, 2021, we changed our name from DPW Holdings, Inc. to Ault Global Holdings, Inc., on December 13, 2021, we changed our corporate name from Ault Global Holdings, Inc. to BitNile Holdings, Inc. and on January 3, 2023, we changed our name from BitNile Holdings, Inc. to Ault Alliance, Inc (together, the “Name Changes”). The Name Changes were each effected through a parent/subsidiary short form merger pursuant to an Agreement and Plan of Merger dated January 7, 2021, December 1, 2021 and December 20, 2022, respectively. None of the mergers or the corresponding Name Change affected the rights of our security holders. Our common stock is traded on the NYSE American under the symbol “AULT.” Existing stock certificates that reflect our prior corporate names continue to be valid. Certificates reflecting the new corporate name are issued as old stock certificates are tendered for exchange or transfer to our transfer agent. Concurrent with the change in our name to Ault Global Holdings, Inc., Milton C. Ault III was appointed as our Executive Chairman, William B. Horne was appointed as our Chief Executive Officer and remains as Vice Chairman of our board of directors (the “Board”), and Henry Nisser was appointed as our President and remains as our General Counsel.

Commencing in October 2019 and continuing through March 6, 2023, we reorganized our corporate structure pursuant to a series of transactions by and among the Company and its directly and indirectly owned subsidiaries as well as third parties. The purpose of the reorganization was to align our various businesses by the products and services that constitute the majority of each subsidiaries’ revenues. As a result of the foregoing transactions, our streamlined corporate structure is currently as follows:

Our Business Strategy

As principally a holding company, our business strategy is designed to increase stockholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to stockholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize stockholder value, such as activist trading. We anticipate returning value to stockholders after satisfying our debt obligations and working capital needs.

On October 7, 2019, we created an Executive Committee which is comprised of our Executive Chairman, Chief Executive Officer and President. The Executive Committee meets on a daily basis to address the Company’s critical needs and provides a forum to approve transactions which are communicated to our Chief Financial Officer and Senior Vice President of Finance on a bi-weekly basis by our Chief Executive Officer.

Our Executive Committee approves and manages our investment and trading strategy. The Executive Committee has decades of experience in financial, investing and securities transactions. Led by our Founder and Executive Chairman, Milton C. (Todd) Ault, III, we seek to find undervalued companies and disruptive technologies with a global impact. We use a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on William B. Horne, our Vice Chairman and Chief Executive Officer, and Henry Nisser, our President and General Counsel, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our stockholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings, mergers or spin-offs and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

Our Executive Committee acts as the underwriting committee for Ault Lending and approves all lending transactions. Under its business model, Ault Lending generates revenue through origination fees charged to borrowers and interest generated from each loan. Ault Lending may also generate income from appreciation of investments in marketable securities as well as any shares of common stock underlying convertible notes or warrants issued to Ault Lending in any particular financing.

Over the recent past, we have provided capital and relevant expertise to fuel the growth of businesses in cryptocurrency mining, DeFi, defense/aerospace, industrial, telecommunications, medical and textiles. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support.

Our Principal Subsidiaries and their Businesses

The following is a brief summary of the businesses in which we own a controlling interest as of the date of this prospectus:

Sentinum, Inc.

Sentinum conducts data center operations and Bitcoin mining through ACS.

Overview

Sentinum is a blockchain technology company focused on mining of Bitcoin, among other activities. We mine using purpose-built computers (or “miners”) to solve complex cryptographic algorithms (or “verify” or “solve” blocks) in the blockchain in exchange for rewards and fees denominated in the native token of that blockchain network. Our miners provide computing power to a Bitcoin mining pool operator, in which all the participants’ machines mine Bitcoin as a collective group, and we get paid the expected value of both the block reward and transaction fees for doing so, rather than mine directly for our own account. The mine pool operators receive block rewards and transaction fees paid in Bitcoin by the blockchain when the mine pool finds new blocks. The reward and transaction fees are then shared by the pool participants based on their hash rate contributions to the pool, less a small amount of fees.

We will evaluate each digital asset in our portfolio, or that we propose to acquire in the future (including by mining), to determine whether it would likely be considered a security under U.S. federal securities laws, in consultation with outside counsel, as applicable. We will base our analysis on relevant case law, applying the frameworks established by the U.S. Supreme Court and taking into consideration relevant guidance by the SEC and its staff. See “Risk Factors —  Risks Related to Our Bitcoin Operations – Legal and Regulatory —  A particular digital asset’s status as a ‘security’ in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that Bitcoin that we own or mine is a ‘security’ may adversely affect the value of Bitcoin and our business.”

Since commencement of our mining operations in 2021, in aggregate we have received 1,491 Bitcoin for providing computing power to a Bitcoin mining pool operator through June 30, 2022. We generated 1,324 Bitcoin at the Facility and 167 Bitcoin from our hosting relationship with Core Scientific. While the Bitcoin received is available for sale in the ordinary course of business, we believe that cryptocurrency represents an attractive, appreciating investment opportunity, and as such we have historically held cryptocurrency assets that we do not otherwise sell to fund our operating expenses. For example, from Bitcoin generated at our Facility, we have in the recent past determined it to be in the Company’s best interest to sell, and have sold, 328.2 Bitcoin, or the equivalent of $8.8 million, in order to pay expenses associated with operating our business. We do not, however, acquire crypto currencies for investment purposes. As of December 31, 2022 and June 30, 2023, we held 29.85 Bitcoins valued at $0.6 million and 2.6 Bitcoins valued at $78 thousand, respectively, based on cost less impairment as of such date. Our mining operations generated a net loss of $91.6 million and revenue of $16.7 million during the year ended December 31, 2022. As of December 31, 2022, the $0.6 million carrying value of our 29.85 Bitcoins represented 0.1% of our total assets of $561.5 million as of such date

Our Vision

Traditional finance has historically had poor customer service and a less than desirable user experience in mobile and web-based platforms, which opens the door to massive disruption through digital technologies. Additionally, central bank intervention in the financial markets has increasingly turned to money printing through quantitative easing, which increasingly dilutes the buying power of the global fiat currency market and leads the world to seek more scarce alternatives. The first phase of the digital transformation has been through the creation of blockchain-based digital assets. We believe the second phase of this transition will be take form in bridges being built between DeFi and traditional finance to help improve customer service and user experience in traditional finance.

We foresee a time when traditional banking is done in the palm of our hands in community-based, peer-to-peer transactions as opposed through financial intermediaries. This community-based, peer-to-peer network is otherwise known as DeFi. Although we do not believe DeFi will replace traditional finance in the near- to medium-term, we believe this transition will happen rapidly over the next 20 years as Millennials and Gen-Xers become the power class and the Baby Boomers retire. DeFi is a concept whereby traditional financial intermediaries are not required to process transactions. The proliferation of blockchain-based protocols will enable participants to offer novel financial products to banking customers. For instance, in a world where traditional finance provides savings account rates less than 1%, DeFi protocols can provide savings accounts with significantly higher yields. Traditional financial platforms are not currently designed to distribute these products to its customers. We believe that in the near-term integrating a traditional broker dealer could help facilitate the distribution of these decentralized finance protocols to a broad base of customers. While we recognize DeFi is in its infancy stage, we believe blockchain will be integral to its advancement. We recognize the uncertainties in DeFi and its effect on our economy both in the U.S. and globally, and acknowledge that this is a new evolving area that may not evolve as we anticipate and in which we may never be a material participant.

We have no present intention of incorporating Earnity’s business or operations, or that of any other DeFi platform, with our own. On March 6, 2023, our beneficial ownership in Earnity was transferred to BitNile Metaverse, Inc, then known as Ecoark Holdings, Inc.

Cryptocurrency and Cryptocurrency Mining Overview

Blockchain and Cryptocurrencies Overview

Cryptocurrencies are a type of digital asset that function as a medium of exchange, a unit of account and/or a store of value (i.e. a new form of digital money). Cryptocurrencies operate by means of blockchain technology, which generally uses open-source, peer-to-peer software to create a decentralized digital ledger that enables the secure use and transfer of digital assets. We believe cryptocurrencies and associated blockchain technologies have potential advantages over traditional payment systems, including: the tamper-resistant nature of blockchain networks; rapid-to-immediate settlement of transactions; lower fees; elimination of counterparty risk; protection from identify theft; broad accessibility; and a decentralized nature that enhances network security by reducing the likelihood of a “single point of failure.” Recently, cryptocurrencies have gained widespread mainstream attention and have begun to experience greater adoption by both retail and institutional investors and the broader financial markets. For example, Bitcoin’s aggregate market value had appreciated to $1 trillion in February 2021 compared to $160 billion in February 2020, exceeded $800 billion in February 2022, recently saw a reduction to approximately $325 billion as of December 31, 2022 and was approximately $590 billion as of June, 2023. All figures are derived from Yahoo Finance and data furnished by Messari.io, an independent entity with which we have no relationship and that, in its own words, “brings transparency to the crypto economy.” As cryptocurrencies, and blockchain technologies more generally, have entered the mainstream, prices of digital assets have reached all-time highs and the broader ecosystem has continued to develop. While we expect the value of Bitcoin to remain volatile, we believe this increase in aggregate market value signals institutionalization and wider adoption of cryptocurrency.

Cryptocurrencies are decentralized currencies that enable near instantaneous transfers. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each cryptocurrency is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has its own copy of the blockchain, which contains records of every historical transaction — effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are only nominal transaction costs in direct peer-to-peer transactions. For example:

●	In terms of conventional peer-to-peer transactions, there either are no fees or they are de minimis (Source: https://www.kraken.com/en-us);

●	For purposes of traditional networks, there are nominal fees associated with any transaction (Source: https://bitinfocharts.com/bitcoin); and

●	As of June 30, 2023, the average Bitcoin network fee is $2.38 per transaction, which is still very low compared to conventional transaction fees charged by banks and other more traditional financial institutions (https://bitinfocharts.com/bitcoin).

The network fee is separate and distinct from the pool fee we pay Antpool for its services in acting as a pool operator, discussed below. The network fee is applicable to anyone who transacts on the blockchain.

Given that block space is limited, mining fees can and often do fluctuate significantly from transaction to transaction as a result of “congestion.” However, this congestion does not negate any of the statements made immediately above.

Units of cryptocurrency can be converted to fiat currencies, such as the U.S. dollar, at rates determined on various exchanges, such as Binance, Coinbase, FTX, Kraken, Gemini and others. Cryptocurrency prices are quoted on various exchanges and fluctuate with extreme volatility.

We believe cryptocurrencies, particularly Bitcoin, the only cryptocurrency we receive for providing computing power to a mining pool operator, offer many advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

●	Acting as a fraud deterrent, as cryptocurrencies are digital and cannot be counterfeited or reversed arbitrarily by a sender;
●	Immediate settlement;
●	Elimination of counterparty risk;
●	No trusted intermediary required;

●	Lower fees;
●	Identity theft prevention;
●	Accessible by everyone;
●	Transactions are verified and protected through a confirmation process, which prevents the problem of double spending;
●	Decentralized — no central authority (government or financial institution); and
●	Not recognized universally and not bound by government imposed or market exchange rates.

However, cryptocurrencies may not provide all of the benefits they purport to offer.

Limitations on Bitcoin Mining

In addition to competition, there are two factors that may affect all digital asset mining companies and Bitcoin in particular: (i) limitations on the supply of the cryptocurrency being mined; and (ii) the market price of the cryptocurrency.

The blockchain’s method for creating new Bitcoins is mathematically determined in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Specifically, the number of Bitcoins awarded for solving a new block is automatically halved for every 210,000 blocks that are solved. The current fixed reward for solving a new block is 6.25 Bitcoins per block, which was reduced from 12.5 Bitcoins in May 2020. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin network’s source code and the underlying protocol for Bitcoin issuance is altered. This also means, however, that our revenue prospects will decline unless the price of a Bitcoin increases commensurately or we acquire more miners.

We currently only participate in mining pools that mine Bitcoin. Our ability to generate revenue from these mining operations will be dependent on the price of Bitcoin. On September 24, 2021, the Bank of China announced that all cryptocurrency trading and mining are illegal in China. Bitcoin and Ethereum, the second largest digital currency, fell 5% and 7%, respectively. The prices of cryptocurrencies, specifically Bitcoin, have experienced substantial volatility, including fluctuation patterns which may reflect “bubble” type volatility, meaning that high or low prices at a given time may not be indicative of the current or future value of Bitcoin. The price of a Bitcoin may be subject to rapidly changing investor and market sentiment, and may be influenced by factors such as technology, regulatory developments and media coverage. Further, Bitcoin’s value, like that of other cryptocurrencies, may be based on various factors, including their acceptance as a means of exchange or purchasing power by consumers and vendors, volume, liquidity and transferability and market demand. Bitcoin’s current price reflects, in part, the belief by some that Bitcoin could become a widely accepted form of currency; however, if this prediction turns out to be incorrect its price could decrease dramatically, as would our prospects for future revenue and profits. See “Risk Factors – Risks Related to Our Bitcoin Operations” for more information on the risks we face due to our mining of Bitcoin and its speculative and volatile nature.

Cryptocurrency Mining and Mining Pools

As a participant in a cryptocurrency mining pool, we use specialized miners to solve cryptographic math problems necessary to record and “publish” cryptocurrency transactions to blockchain ledgers. Generally, each cryptocurrency has its own blockchain, which consists of software code (also known as a protocol), which is run by all the computers on the network for such blockchain. Within this code, transactions are collated into blocks, and these blocks must meet certain requirements to be verified by the blockchain software, added to the blockchain or ledger of all transactions and published to all participants on the network that are running the blockchain software. After a transaction is verified, it is combined with other transactions to create a new block of data for the blockchain. For proof-of-work blockchains, the process of verifying valid blocks requires computational effort to solve a cryptographic equation, and this computational effort protects the integrity of the blockchain ledger. This process is referred to as “mining.” As a reward for verifying a new block, miners receive payment in the form of the native cryptocurrency of the network (e.g., Bitcoin). This payment is comprised of a block reward (i.e., the automatic issue of new cryptocurrency tokens) and the aggregated transaction fees for the transactions included in the block (paid in existing cryptocurrency tokens by the participants to the transactions). The block reward payments and the aggregated transaction fees are what provide the incentive for miners to contribute hash rate to the network.

A “hash” is the actual cryptographic function run by the miners, and is a unique set of numbers and letters derived from the content of the block. The protocol governing the relevant blockchain sets certain requirements for the hash. Miners compete to be the first to generate a valid hash meeting these requirements and, thereby, secure payment for solving the block. Hash rate is the speed at which miners can complete the calculation, and therefore is a critical measure of performance and computational power. A high rate means a miner may complete more calculations over a given period and has a greater chance to solve a block. An individual miner has a hash rate total of its miners seeking to mine a specific cryptocurrency, and the blockchain-wide hash rate for a specific cryptocurrency can be understood as the aggregate of the hash rates of all of the miners actively trying to solve a block on that blockchain at a given time.

The protocols governing Bitcoin and other cryptocurrencies are coded to regulate the frequency at which new blocks are verified by automatically adjusting what is known as the “mining difficulty,” which is the level of computational activity required before a new block is solved and verified. For example, on the Bitcoin blockchain the protocol is coded such that a new block is solved and verified approximately every ten minutes, while on Ethereum blocks are designed to be solved approximately every twelve to fifteen seconds. As such, to the extent the hash power on the network is increased or decreased due to, for example, fluctuations in the number of active miners online, mining difficulty is correspondingly increased or decreased to maintain the preset interval for the verification of new blocks.

On certain cryptocurrency networks, including Bitcoin, the rewards for solving a block are also subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a proof-of-work consensus algorithm. After a predetermined number of blocks are added to the blockchain, the mining reward is cut in half, hence the term “halving.” The last halving for Bitcoin occurred on May 11, 2020. The next halving for Bitcoin is expected to occur in 2024, and as such, absent any changes to the Bitcoin protocols, the block reward will remain stable until then. By contrast, Ethereum does not have a maximum supply limit or pre-determined reduction in reward amounts. Rather, Ethereum currently has a fixed issuance schedule of 2.0 Ether per block mined. However, Ethereum has on two separate occasions reduced the quantity of ETH rewarded per block and may make additional changes in the future, as it did when it recently transitioned to a proof-of-stake consensus mechanism. Transaction fees are variable and depend on the level of activity on the network. Generally, transaction fees increase during times of network congestion, as miners will prefer transactions with higher fees, and therefore a higher fee can reduce the time to process a transaction, and decrease when there are fewer transactions on the network.

As the total amount of available hash rate has increased (particularly on the Bitcoin network), it has become increasingly difficult for any individual miner to independently solve a block and as a result “mining pools” have emerged as an efficient way for miners to pool resources. Mining pools aggregate the hash rate of various miners participating in the mining pool. In this way the mining pool operator, rather than an individual miner, validates the block and receives the block reward and related transaction fees. The mining pool is organized by a third party, in our case Antpool.com. In consideration for receiving a percentage of the earned block rewards and transaction fees, Antpool.com administers the pool and ensures that the participants in the pool receive their share of the block reward and related transaction fees, generally pro-rata to their contributed hash rate. Mining pools offer miners more predictable and consistent revenue compared to mining individually. We participate in mining pools by providing what the industry refers to as “hashrate” to the pool. Hashrate is defined as the computing power that our mining equipment produces when helping to validate a block that the mining pool is trying to solve. We use the FPPS, or Full Pay-Per-Share, method when mining with Antpool.com. Pursuant to the “Full Pay Per Share” model, both the block reward and the mining service charge are settled according to the theoretical profit. It includes the calculation of a standard transaction fee within a certain period and distributes it to mining pool participants according to their hash power contributions in the pool. It increases the mining pool participants’ earnings by sharing transaction fees. Standard transaction fees are calculated using a certain period which are then distributed to miners according to their hash power contributions in the pool. Antpool.com currently charges us a 0.3% mining fee.

We provide computing power to the mining pool, which is run by the mining pool operator with whom we contract, who in turn provides transaction verification services. Based on the terms of the agreement, in our judgment, the mining pool operator is considered the principal in providing mining pool services. We recognize revenue, net of certain transaction fees from the mining pool operator, which are not considered material. To date, we have only used one mining pool operator. Our current mining pool agreement is cancelable at any time by either party without penalty. Revenue received from for providing computing power would be directly impacted positively or negatively should we start and stop providing computing power to the mining pool operator within a given reporting period.

Our Strategy

Smart Growth

We aim to optimize our mining by identifying and purchasing the most profitable miners with industry-leading returns on investment and actively monitoring and adjusting the operation of those machines to enhance their performance. When planning our short- and long-term operating strategies and capital expenditures, we carefully monitor fluctuations and longer-term trends in the value of certain cryptocurrencies, which impacts the return on investment of machines. We also regularly evaluate potential innovations in geography, physical footprint, computing technology and similar areas to improve our operations and productivity. We believe this smart growth strategy, including our commitment to mining efficiency and return on investment in miners, will enable us to build value over the long term.

Own and Operate Our Mining Facilities

We are investing heavily in purchasing, building and operating our mining facilities. By owning and operating our miners at facilities that offer competitive advantages, including access to reliable, low-cost, renewable power and room for expansion, we expect to have greater control over the timing of the purchase and deployment of our miners. We also may enhance our ability to intelligently and quickly adapt our operating model and reap savings compared to paying for outsourced operations and infrastructure. We anticipate that we will continue to consider other opportunities to integrate our operations, including with respect to both the software utilized by our fleet and the associated hardware.

Reliable, Low-Cost, Renewable Power

Power represents our highest variable direct cost for our mining operations, with electrical power required to operate the miners. We believe the combination of increased mining difficulty, driven by greater hash rates, and the periodic adjustment of reward rates, such as the halving of Bitcoin rewards, will drive the increasing importance of power efficiency in cryptocurrency mining over the long term. As a result, we are focused on deploying our miners at locations with access to reliable, renewable power sources, as successfully doing so should enable us to reduce our power costs.

Miners require considerable amounts of electrical energy to perform their functions and mine Bitcoin; consequently, a critical aspect of operating in the cryptocurrency mining industry is obtaining a reliable supply of electricity at a relatively low and stable cost. To this end, in January 2021, ACS purchased the Facility, which currently has access to 28 megawatts of power in preparation for the planned purchase of Bitcoin mining equipment. Since the purchase of the Facility, we have invested in infrastructure improvements and began both ramping up the sites power capacity and installing S19j Pro miners and S19 XP miners. To date, we have increased power load from 1.5 megawatts to 28 megawatts. In addition, we have received a commitment by the utility company that currently provides our power to expand the site’s capacity up to 297 megawatts, which we are currently evaluating. Our relationship with the utility company has grown as we have demonstrated our ability to upgrade and use power at our site effectively.

We have also invested in BNI Montana, which acquired two land lease agreements and two corresponding power purchase agreements in Montana. We anticipate that upon initial completion, the Montana Facilities will provide up to a combined 20 megawatts of power, which we expect to be completed in December 2023. The substations providing power to the Montana Facilities may have the ability to handle capacity up to 250 megawatts of power and Sentinum has the right to conduct a load study to determine future capacity and if economically viable, acquire such additional power capacity. If we are able to expand the Montana Facilities power capacity to 250 megawatts, then we could deploy approximately 80,000 S19j Pro Antminers, which creates an opportunity to significantly expand our owned Bitcoin mining production capacity and provide hosting services to other cryptocurrency miners. We are in the midst of finalizing those expansion details with the utility company.

We continue to evaluate other sites, locations, and partnerships for additional and alternative support of future mining operations. While we have not at present entered into any other agreements, we will continue to explore and evaluate additional facilities that would enable us to expand our mining operations as needed.

We expect to enter into power agreements that will allow us to have one of the highest carbon-free energy footprints at a price equal to or less than the current cost of fossil fuel energy in other locations, based on current market power costs as of April 1, 2023.

Our Mining Operations

On January 29, 2021, ACS closed on the acquisition of the 617,000 square foot energy-efficient Facility for a purchase price of $4.0 million. The purchase price was paid using our own working capital. The Facility has been remodeled and converted over the past year into a site focused on three types of business (commercial real estate, enterprise data center and high-density computing).

The buildout of the initial 30,000 square feet will be used primarily for our bitcoin mining operations. While we believe the Facility and its anticipated future operations will be successful, there is a risk that our expectations will not materialize in a timely manner, if at all.

During the fiscal year ended December 31, 2021, we executed contracts to purchase 4,000 Antminer S-19 Pro Bitcoin miners. The aggregate purchase price was $23 million. In November 2021, we executed contracts to purchase 16,600 Bitcoin miners for $128 million. In aggregate, we have received discounts of approximately $31 million on these contracts. The purchase includes both the environmentally friendly S19 XP Antminers that feature a processing power of 140 terahashes per second (TH/s) with an energy consumption of 3.01 kilowatt-hours (kWh) and the S19j Pro Antminers that feature a processing power of approximately 100 TH/s with an energy consumption of 2.95 kWh. As of January 15, 2023, we have received all such miners from Bitmain Technologies Limited (“Bitmain”) and we have paid the total purchase price of approximately $120 million, inclusive of discounts. The supplier, Bitmain, does not disclose when the miners are manufactured. We had a futures purchase contract and Bitmain supplied equipment according to the scheduled delivery as outlined in these agreements. All dollar amounts provided in this paragraph exclude fees payable in connection with obtaining the ability to enter into the contracts, shipping of the Bitcoin miners and third-party commissions. As of June 30, 2023, these costs amounted to approximately $26 million.

Beyond the first five contracts with Bitmain, we have two more purchase agreements. In September 2022 and April 2023, we entered into contracts to purchase 1,325 S19j Pro Antminers and 658 S19 XP Antminers through the use of credits with Bitmain of $6 million. During the first half of 2023, we sold 2,949 S19j Pro Antminers and 664 S19 XP Antminers for gross proceeds of approximately $6.1 million. Currently, we have 14,599 S19j Pro Antminers and 4,628 S19 XP Antminers in operation and a mining production capacity of approximately 2.1 EH/s.

All of the miners we have purchased from Bitmain are newly manufactured and not pre-owned. We are not aware if Bitmain is experiencing any supply side constraints; however, Bitmain has timely delivered all of the miners required to fulfill the Bitmain Agreements.

Our strategy includes identifying less expensive, clean power for our Bitcoin mining operations. Management of the company has considered the issues surrounding the environmental impact of our Bitcoin mining operations. Based on this review, we have concluded that the environmental impact of our mining operations is not material given that approximately 85% of the energy we use is “green,” meaning it is sourced from nuclear, wind or solar power. In addition to our continued expansion investments at the Facility, we also seek out new locations to support our bitcoin mining business. We consider sites with a variety of offerings, including purchasing the site (as we have done in Michigan), but also leasing buildings and facilities, hosting relationships and strategic partnerships. At this time, we have not entered into any new mining agreements at locations other than the Facility. We currently mine Bitcoin only.

Coins that are mined are held in a custodial account as digital assets. We securely store our digital assets at Gemini Trust Company, LLC (“Gemini”), a regulated, audited and insured cryptocurrency custodian. The custody arrangements require that we mine to a custodial wallet address where the private key is held by the custodian and all keys for the wallet are held in cold storage. This provides a layer of protection in both the transaction and liquidation phases of the operations by using multi-factor and multi-person approval processes, to include Know Your Customer and Anti-Money Laundering procedures of the receiving party. We will either hold the digital assets or may choose to convert those assets into fiat currency depending on financial needs and plans. When we opt to convert the digital assets we sell or exchange our Bitcoin through Gemini, the custodian of our digital wallet. When we elect to make a sale or exchange our Senior Vice President - Finance submits a request to Gemini’s execution department to exchange Bitcoin for U.S. dollars. Gemini sends an approval email to our CEO to approve. Once approved by our CEO, Gemini executes the sale/exchange on its trading platform at current market prices, less commissions, and deposits the U.S. dollars into our bank account.

Beyond the foregoing, our custody agreement with Gemini provides that:

●	Gemini provides a unique custody account in which all our blockchain assets are held, which are segregated from all others’ assets and are verifiable through the blockchain; and

●	Gemini charges us fees in bitcoin, which is deducted from our digital assets on the last business day of every month.

Currently, we are converting bitcoin received from our mining activities into fiat currency on a bimonthly basis, on average, to pay for operating costs and purchase commitments for new mining equipment. We are not currently holding any digital assets for investment.

Our Contracts with Bitmain

Between July and November 2021, we entered into five separate Non-Fixed Price Sales and Purchase Agreements (collectively, the “Bitmain Agreements”) with Bitmain, as follows:

●	Pursuant to the Bitmain Agreement dated July 23, 2021, Bitmain agreed to sell 1,000 Antminer S19j Pro miners for the estimated total purchase price of $2,550,000, which miners have been delivered;

●	Pursuant to the Bitmain Agreement, dated September 12, 2021, Bitmain agreed to sell 3,000 Antminer S19j Pro miners for the estimated total purchase price of $20,509,500, which miners have been delivered;

●	Pursuant to the Bitmain Agreement dated November 10, 2021, Bitmain agreed to sell 4,000 S19 XP miners for the estimated total purchase price of $45,360,000, which miners have been delivered;

●	Pursuant to the Bitmain Agreement dated November 17, 2021, Bitmain agreed to sell 12,000 S19j Pro miners for the estimated total purchase price of $76,000,000, of which all 12,000 have been received;

●	Pursuant to the Bitmain Agreement dated November 17, 2021, Bitmain agreed to sell 600 S19XP miners for the estimated total purchase price of $6,510,000, of which all 600 have been received.

Between September 2022 and April 2023, we entered into two separate Non-Fixed Price Sales and Purchase Agreements with Bitmain, as follows:

●	Pursuant to the Bitmain Agreement dated September 3, 2022, Bitmain agreed to sell 1,325 S19j Pro miners for the estimated total purchase price of $3,776,250, which miners have been received.

●	Pursuant to the Bitmain Agreement dated April 3, 2023, Bitmain agreed to sell 658 S19XP miners for the estimated total purchase price of $2,118,760, which miners have been received.

The delays in the delivery of the miners by Bitmain had a measurable effect on our mining operations in May 2022. We had an approximate two week delay in deployment of 2,000 miners to our Michigan facility. In addition, we experienced another delay when 2,004 S19j Pro Antminers were held up by approximately two weeks by the U.S. Customs and Border Patrol. We estimate that we could have mined approximately 18 more Bitcoin over those approximately 14 days, or the equivalent of approximately $540,000 as of the date of this prospectus, had we not been impacted by these delays.

Within seven days after the signing of each Bitmain Agreement, we paid Bitmain a down payment within the range of 25% and 31.86% of the estimated total purchase price, and an additional prepayment within the range of 28.14% and 35% of the actual purchase price for each monthly batch scheduled for shipment, which is due six months prior to shipment. The actual purchase price for such batch to be shipped six months later is provided by Bitmain one month prior to the shipment of the current batch, provided that the actual purchase price will not be higher than the total purchase price set forth in the payment schedules in the Bitmain Agreements.

Bitmain reserves the right to adjust the number of miners delivered in order to fulfill the contract based on the availability of machines with various hash rates at the time of fulfillment. For example: if 1,000 S19J Pros at a 100TH rate was contracted for but Bitmain doesn’t have 1,000 100 TH such miners available, then Bitmain can ship miners that hash at various rates (92TH, 96TH, 100TH, or 110TH) to deliver the hashing power contracted. This will affect the actual number of machines delivered to fulfill the contract which can and will vary either up or down.

All of the miners we are purchasing are newly manufactured and not pre-owned. We are not aware if Bitmain is experiencing any supply side constraints in its ability to fulfill the Bitmain Agreements; to date, Bitmain has timely delivered all miners pursuant to the delivery schedule in such agreements.

Regulation

The laws and regulations applicable to cryptocurrency are evolving and subject to interpretation and change. Governments around the world have reacted differently to cryptocurrencies; certain governments, such as the People’s Republic of China, have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., cryptocurrencies are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. As cryptocurrencies have grown in both popularity and market value, the U.S. Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network (the “FinCEN”), the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Financial Industry Regulatory Authority (the “FINRA”), the Consumer Financial Protection Bureau (the “CFPB”), the Department of Justice (the “DOJ”), the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of cryptocurrency networks, cryptocurrency users and cryptocurrency exchange markets, with particular focus on the extent to which cryptocurrencies can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. For instance, the Cyber-Digital Task Force of the DOJ published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020. This report provides a comprehensive overview of the possible threats and enforcement challenges the DOJ views as associated with the use and prevalence of cryptocurrency, as well as the regulatory and investigatory means the DOJ has at its disposal to deal with these possible threats and challenges.

Many of these federal and state agencies have issued consumer advisories regarding the risks posed by cryptocurrencies to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of cryptocurrency transactions or requirements for businesses engaged in activities related to cryptocurrencies. Depending on the regulatory characterization of the cryptocurrencies we mine, the markets for those cryptocurrencies in general, and our activities in particular, may be subject to one or more regulators in the U.S. and globally. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of cryptocurrency markets and our cryptocurrency operations. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against cryptocurrency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from cryptocurrency activity. There is also increasing attention being paid by U.S. federal and state energy regulatory authorities as the total load of crypto mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of crypto mining in their respective states.

We are unable to predict the effect that any future regulatory change, or any overlapping or unclear regulations, may have on us, but such change, overlap or lack of clarity could be substantial and make it difficult for us to operate our business or materially impact the market for cryptocurrencies that we mine or may mine in the future. FinCEN has issued guidance stating its position that it does not differentiate between fiat currency (which FinCEN calls “real currency”) and cryptocurrencies that are convertible into fiat currency or other forms of convertible virtual currencies (which FinCEN calls “virtual currency”) for purposes of determining whether a person or entity is engaging in “money transmission services.” Persons and entities engaging in virtual currency activities that amount to “money transmission services,” or otherwise cause them to be deemed a “money services business” under FinCEN’s regulations, must register as a money services business, implement an “effective” anti-money laundering program and comply with FinCEN’s reporting and recordkeeping requirements.

In May 2019, FinCEN issued guidance relating to how the U.S. Bank Secrecy Act (“BSA”) and its implementing regulations relating to money services businesses apply to certain businesses that transact in convertible virtual currencies. Although the guidance generally indicates that certain mining and mining pool operations will not be treated as money transmission, the guidance also addresses when certain activities, including certain services offered in connection with operating mining pools such as hosting convertible virtual currency wallets on behalf of pool members or purchasers of computer mining power, may be subject to regulation. Although we believe that our mining activities do not presently trigger FinCEN registration requirements under the BSA, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation, under federal law, we may be required to register at the federal level and comply with laws that may include the implementation of anti-money laundering programs, reporting and recordkeeping regimes, and other operational requirements. In that event, to the extent we decide to proceed with some or all of our operations, the required registration and regulatory compliance steps may result in extraordinary, non-recurring expenses to us, as well as on-going recurring compliance costs, possibly affecting operating results or financial condition in a material and adverse manner. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows.

According to the CFTC, at least some cryptocurrencies, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot cryptocurrency markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving cryptocurrencies that do not utilize margin, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over Bitcoin futures contracts and certain other cryptocurrency derivatives. However, the NFA does not have regulatory oversight authority for the cash or spot market for cryptocurrency trading or transactions. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products, and certain retail leveraged commodity transactions involving cryptocurrencies, including the markets on which these products trade.

The SEC has taken the position that many cryptocurrencies may be securities under U.S. federal securities laws. Some senior members of the staff of the SEC have expressed the view that Bitcoin and Ethereum are not securities under U.S. federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other cryptocurrency. The SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given cryptocurrency is a security in April 2019. However, this framework is also not a rule, regulation or statement of the SEC and is similarly not binding on the SEC. Notwithstanding that the SEC has not asserted regulatory authority over Bitcoin or trading or ownership of Bitcoin and has not expressed the view that Bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws, the SEC has commented on Bitcoin and Bitcoin-related market developments and has taken action against investment schemes involving Bitcoin. For example, the SEC has charged at least three Bitcoin mining companies in connection with a Ponzi scheme to defraud investors in their mining operation. The SEC has also repeatedly denied proposed rule changes by exchanges to list and trade shares of certain Bitcoin-related investment vehicles on public markets, citing significant investor protection concerns regarding the markets for cryptocurrencies, including the potential for market manipulation and fraud. Although the SEC has not stated that mining Bitcoin is itself a regulated activity, to the extent any cryptocurrencies we mine are deemed to be securities, the offer, sale, and trading of those cryptocurrencies would be subject to the U.S. federal securities laws.

In addition to the SEC, state securities regulators and several foreign governments have also issued warnings that certain cryptocurrencies may be classified as securities in their jurisdictions, and that transactions in such cryptocurrencies may be subject to applicable securities regulations. Furthermore, certain state securities regulators have taken the position that certain cryptocurrency mining operations may involve the offer of securities. For example, the Texas State Securities Board has taken enforcement action against the operator of a cloud mining company, whereby customers could purchase hash rate managed by the cloud mining company in exchange for a share of the mining reward, for offering unregistered securities.

State financial regulators, such as the New York State Department of Financial Services (“NYDFS”), have also implemented licensure regimes, or repurposed pre-existing fiat money transmission licensure regimes, for the supervision, examination and regulation companies that engage in certain cryptocurrency activities. The NYDFS requires that businesses apply for and receive a license, known as the “BitLicense,” to participate in a “virtual currency business activity” in New York or with New York customers, and prohibits any person or entity involved in such activity from conducting activities without a license. Louisiana also has enacted a licensure regime for companies engaging in a “virtual currency business activity,” and other states are considering proposed laws to establish licensure regimes for certain cryptocurrency businesses as well. Some state legislatures have amended their money transmitter statutes to require businesses engaging in certain cryptocurrency activities to seek licensure as a money transmitter, and some state financial regulators have issued guidance applying existing money transmitter licensure requirements to certain cryptocurrency businesses. The Conference of State Bank Supervisors also has proposed a model statute for state level cryptocurrency regulation. Although we believe that our mining activities do not presently trigger these state licensing requirements in any state in which we operate or plan to operate, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation under the law of any state in which we operate or plan to operate, we may be required to seek a license or register at the state level and comply with laws that may include the implementation of anti-money laundering programs, reporting and recordkeeping regimes, consumer protective safeguards, and other operational requirements. In such an event, to the extent we decide to proceed with some or all of our operations, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us, as well as on-going recurring compliance costs, possibly affecting our net income in a material and adverse manner. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows.

Competition

Our business environment is constantly evolving, and cryptocurrency miners can range from individual enthusiasts to professional mining operations with dedicated data centers. We compete with other companies that focus all or a portion of their activities on cryptocurrency mining activities at scale. We face significant competition in every aspect of our business, including, but not limited to, the acquisition of new miners, the ability to raise capital, obtaining the lowest cost of electricity, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

At present, the information concerning the activities of these enterprises may not be readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured and the contents of these sites are not incorporated into this prospectus.

A number of public companies (traded in the U.S. and internationally) and private companies may be considered to compete with us, including the following companies which we have identified as our competitors:

●	Argo Blockchain PLC;
●	Bit Digital, Inc.;
●	Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd);
●	Cipher Mining Inc.;
●	Core Scientific, Inc.;
●	Digihost International, Inc.;
●	DMG Blockchain Solutions Inc.;
●	Galaxy Digital Holdings Ltd.;
●	Greenidge Generation Holdings Inc.;
●	HashChain Technology, Inc.;
●	Hive Blockchain Technologies Inc.;
●	Hut 8 Mining Corp.;
●	Iris Energy Limited;
●	Layer1 Technologies, Inc.;
●	Marathon Digital Holdings, Inc.;
●	MGT Capital Investments, Inc.;
●	Northern Data AG;
●	Riot Blockchain, Inc.;
●	Overstock.com Inc.; and
●	Stronghold Digital Mining, Inc.

Intellectual Property

We plan to use specific hardware and software for our cryptocurrency mining operations. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, we intend to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others.

Accounting for Digital Currencies

Digital currencies are included in current assets in the combined balance sheet. Digital currencies are recorded at cost less any impairment. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, we have the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If we conclude otherwise, we will be required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. We account for our mining-related gains or losses in accordance with the first-in, first-out method of accounting.

Blockchain Background

Blockchain technology first came to public attention in 2008 as the database technology that underpins Bitcoin, the world’s first cryptocurrency. Blockchains are generally open-source, peer-to-peer software programs that act as decentralized digital ledgers, each comprising a series of data “blocks” that are linked and secured using cryptography in a “chain.” The blockchain program consists of a software protocol with several functions. The software protocol is run by multiple computer systems or “nodes.” For many blockchain networks, each node has its own copy of the blockchain ledger, which contains a historical record of every transaction. The digital ledger continuously grows as new blocks are added to it to record the most recent transactions in a linear, chronological order. The same information is stored across a network of computers all over the world, and this record makes it possible to track the ownership and transfer of cryptocurrency from the creation of the blockchain to its current state, and effectively, records of all account balances (as you can identify what account holds what value through the decentralized ledger).

We do not operate a complete node; rather, as noted above under the heading “Cryptocurrency Mining and Mining Pools,” we provide computing power to a pool operator.

The blockchain protocol allows users to submit transactions to the network for confirmation. However, a transaction will not be accepted by the protocol if the inputs to the transaction have previously been used in another transaction. This prevention of “double spending” is a key security feature of blockchain networks.

Another key function of the blockchain that protects the integrity of the network is the hashing process, which acts as a tamper-evident seal that confirms the validity of the new block and all earlier blocks. Hashing is the process of a block being posted to the network. Hashing results from miners, who are responsible for receiving broadcast transactions, processing those transactions into new blocks and updating the blockchain with the new blocks through hashing. The hashing process ties every new block to the existing block on the blockchain to ensure each is a continuous record of verified transactions.

The hashing algorithm on a proof-of-work blockchain network is a mathematical transformation function with two key properties. The first important function of hashing is that the algorithm accepts any alphanumeric dataset as an input and produces a unique output code. The smallest change in the dataset results in a significant change in the unique code. Any tampering of the dataset can be detected by re-hashing the data and checking for a change in the unique code. Any user that runs the hash algorithm on the same data will derive the same unique code. Consequently, the data on the distributed ledger can be run through a series of hash algorithms to create a unique code, which would reveal if any changes to the ledger have been made.

Second, whenever a new set or “block” of transactions is added to the ledger, it is appended with the code from the prior state of the ledger before it is hashed. Thus, the hash created from the new block will incorporate the hash from the previous block. An alteration made to an earlier block would make the hashes of all subsequent blocks invalid, as the discrepancy would be easily detected by future miners through the protocols governing the blockchain. If a hacker were to attempt to make a change to an earlier block and broadcast it along with following blocks to the other nodes on the network, that broadcast would be discarded in favor of one from a different node which complied with the requirements of the protocol.

Thus, in addition to creating new block, miners “vote” with their computer power, expressing their acceptance of valid blocks by working on adding them to the blockchain, and rejecting invalid blocks by refusing to work on them. If a miner’s proposed block is added to the blockchain by a majority of the nodes on the network, it is considered part of the blockchain. The nodes on the network synchronize with each other to ensure that once a block is accepted by the majority, the new block will eventually be added to all the nodes. Thus the historical state of the ledger can be changed if control of more than 50% of the network is obtained; however, in the case of widely held cryptocurrencies with non-trivial valuations, it may be economically prohibitive for any actor or group of actors acting in concert to obtain computing power that consists of more than 50% of the network.

Unlike proof-of-work networks, in which miners expend computational resources to compete to validate transactions and are rewarded cryptocurrency in proportion to the amount of computational resources expended, in a proof-of-stake network, miners (sometimes called validators) risk or “stake” assets to compete to be randomly selected to validate transactions and are rewarded cryptocurrency in proportion to the amount of assets staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked assets. Proof-of-stake is viewed by some as more energy efficient and scalable than proof-of-work.

Blockchain technology enables the secure use and transfer of digital assets. “Digital asset” is a broad term that encompasses additional applications, including ownership, transaction tracking, identity management, and smart contracts. A digital asset can represent physical or virtual assets, a value, or a use right/service (e.g., computer storage space).

Whereas digital assets can take many forms and be used for a variety of functions, cryptocurrencies are a type of digital asset that primarily function as a medium of exchange, a unit of account, and/or a store of value. Cryptocurrencies allow anyone who holds a compatible wallet, anywhere in the world, to hold and transfer that cryptocurrency without the need for an intermediary or trusted third party. Units of a cryptocurrency may exist only as data on the internet, and often are not issued or controlled by any single institution, authority or government. Whereas most of the world’s money currently exists in the form of electronic records managed by central authorities such as banks, units of a non-government cryptocurrency exist as electronic records in a decentralized blockchain database. Because cryptocurrencies have no inherent intrinsic value, the value of cryptocurrencies is determined by the value that various market participants place on them through their transactions. Bitcoin, Ethereum and other cryptocurrencies have historically exhibited high price volatility relative to more traditional asset classes.

Private entities also issue digital assets called “stablecoins” whose prices are pegged to those of an underlying fiat currency, a commodity or other financial instrument or other physical asset and therefore less susceptible to volatility. Stablecoins can be backed by fiat money, physical assets, or other crypto assets. Government institutions are also reportedly testing and considering issuing Central Bank Digital Currencies (“CBDC’s”). While stablecoins or CBDC’s may exhibit less price volatility than other cryptocurrencies, both rely on a central authority to establish the value of the asset, and therefore represent an exception to the general discussion of the design of cryptocurrencies herein.

Each cryptocurrency has a source code that comprises the basis for the cryptographic and algorithmic protocols, which govern the blockchain. The source code is commonly open source and therefore can be inspected by anyone, and is maintained on an ongoing basis through contributors proposing amendments to the protocol, which are peer reviewed and adopted by consensus among participants on the blockchain network. These protocols govern the functioning of the network, including the ownership and transfer of the cryptocurrency, and are executed on the decentralized peer-to-peer blockchain infrastructure. The peer-to-peer infrastructure on which a blockchain operates is not owned or operated by a single entity. Instead, the infrastructure is collectively maintained by a decentralized user base. Each peer user is generally known as a “node” or “miner,” and each miner processes transactions on the network in accordance with the protocols of the relevant cryptocurrency.

As a result, these cryptocurrencies do not rely on either governmental authorities or financial institutions to create, transmit or determine the value of units of cryptocurrency. Rather:

●	the creation of units of cryptocurrency generally is governed by the source code, not a central entity;

●	the transmission of a cryptocurrency is governed by the source code and processed by the decentralized peer-to-peer network of nodes or miners; and

●	the value of a cryptocurrency is generally determined by the market supply of and demand for the cryptocurrency, with prices set in transfers by mutual agreement or barter, as well as through acceptance directly by merchants in exchange for goods and services.

Cryptocurrencies may be open source projects with no official developer or group of developers that control the network. However, certain networks’ development may be overseen informally by a core group of developers that may propose quasi-official releases of updates and other changes to the network’s source code. The release of updates to a blockchain network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the source code by downloading the proposed modification of the network’s source code. A modification of the network’s source code is effective only with respect to the users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, a modification to the source code becomes part of a blockchain network only if accepted by participants collectively having most of the processing power on the network.

Each “account” on a blockchain network is identified by its unique public key, and is secured with its associated private key (which the account holder must keep secret, like a password). Cryptocurrencies are treated as bearer assets, because possession of the private key generally determines who controls or owns a cryptocurrency. Protecting private keys from unwarranted access and theft is critically important, as once the private key is taken, in most circumstances, control over the related cryptocurrency is gone. The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature. As long as the private key is kept private (i.e., confidential to the owner of the account) it provides strong control of ownership.

Ault Lending

Ault Lending acquires controlling or non-controlling interests in and actively manages businesses that we generally believe (i) are undervalued and have disruptive technologies with a global impact, (ii) operate in industries with long-term macroeconomic growth opportunities, (iii) have positive and stable cash flows, (iv) face minimal threats of technological or competitive obsolescence, and (v) have strong management teams largely in place. We offer investors a unique opportunity to own a diverse group of leading middle-market businesses in the niche-industrial and branded-consumer sectors.

Ault Lending uses a traditional methodology for valuing securities that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business.

Ault Lending believes that private company operators and corporate parents looking to sell their business units may consider us an attractive purchaser because of our ability to:

●	provide ongoing strategic and financial support for their businesses, including professionalization of our subsidiaries at scale;
●	maintain a long-term outlook as to the ownership of those businesses;
●	sustainably invest in growth capital and/or add-on acquisitions where appropriate; and
●	consummate transactions efficiently without being dependent on third-party transaction financing.

In particular, we believe that our outlook on length of ownership and active management on our part may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses.

Finally, it has been our experience that our ability to acquire businesses without the cumbersome delays and conditions typical of third party transactional financing is appealing to sellers of businesses who are interested in confidentiality, speed and certainty to close.

We believe our management team’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

In terms of the businesses in which we have a controlling interest as of December 31, 2022, we believe that these businesses have strong management teams, operate in strong markets with defensible market niches, and maintain long-standing customer relationships.

Ault Lending provides funding to businesses through loans and investments. Ault Lending offers a variety of loan types including commercial loans, convertible notes and revolving lines of credit. Ault Lending is engaged in providing commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans are primarily short-term, ranging from six to 12 months, but may be of longer duration. These terms are subject to change as market needs dictate, and Ault Lending anticipates offering additional products in the future.

Ault Lending uses its considerable financial experience, data analytics, and a credit scoring model to assess the creditworthiness of each small business borrower applicant. If the business meets Ault Lending’s criteria, Ault Lending sets the initial interest rate according to its credit and financial models. The final interest rate offered to the borrower will be determined by Ault Lending’s interpretation of the marketplace. In order to borrow from Ault Lending, borrowers must display characteristics indicative of durable business and financial situations. These include factors such as revenue, time in business, number of employees, and financial and credit variables. In order to qualify, business borrower applicants must be approved through Ault Lending’s underwriting process, which analyzes credit and financial data of both the business and the business owner. Ault Lending takes into account several business factors (including revenue, age of business, cash flows, and other variables). The underwriting process determines the loan amount to approve, how loans will be priced, and whether to include a blanket lien is based on the above analysis, as well as additional factors (including length of loan, estimated default rates by type and grade, and general economic environment).

Our Executive Committee, which is comprised of our Executive Chairman, Chief Executive Officer and President, acts as the underwriting committee for Ault Lending and approves all lending transactions. The Executive Committee has decades of experience in financial, investing and securities transactions. Under its business model, Ault Lending generates revenue through origination fees charged to borrowers and interest generated from each loan. Ault Lending may also generate income from appreciation of investments in marketable securities as well as any shares of common stock underlying convertible notes or warrants issued to Ault Lending in any particular financing.

As noted above, we will from time to time, through Ault Lending, engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our stockholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings, mergers or spin-offs and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our stockholders.

During 2023, we anticipate providing significant new funding to expand Ault Lending’s loan and investment portfolio. Ault Lending loans are made or arranged pursuant to a California Financing Law license (Lic.no. 60 DBO77905).

Ault Alpha

Ault Lending is the principal owner of Ault Alpha, a term we use that comprises an investment fund, a general partner and an investment manager all formed on July 15, 2021. Ault Alpha generally seeks to invest in public companies or private companies with public debt that have strong relative value metrics but poor Wall Street recognition; such companies can often experience valuation inefficiencies. Ault Alpha seeks to identify and invest in these undervalued companies. In certain companies, Ault Alpha will actively intervene to assist management to maximize stockholder value. Ault Alpha believes that an activist role can result in the creation of significant value and larger than average returns on investment. Ault Alpha will own a concentrated portfolio, and typically invest with a long-term perspective. Further, Ault Alpha will employ a systematic process, developed over decades of collective experience in the capital and credit markets, to seek specific value-creating events and/or special situations, to provide compelling return potential and generate competitive capital appreciation and total return by making investments in three key categories: (i) undervalued or overvalued assets; (ii) activist trading; and (iii) volatility trading and arbitrage. Ault Alpha has purchased the Company’s common stock in open-market transactions.

BitNile Metaverse, Inc.

As discussed above, we recently transferred our entire ownership of BitNile.com, or BNC, to BitNile Metaverse, or BMI. As part of that transaction, we also transferred our ownership of Ault Iconic and all of our beneficial ownership of Earnity to BMI.

Overview

BNC, an entity in the embryonic stage of development, represents a groundbreaking development in the online metaverse landscape, offering immersive, interconnected digital experiences that are inclusive, engaging, and dynamic. By integrating various elements such as virtual markets, real world goods marketplaces, gaming, social activities, sweepstakes, gambling, and more, BNC aims to revolutionize the way people interact online. BNC’s rapidly growing virtual world, BitNile.com (the “Platform”) is accessible via any device using any web browser, without requiring permissions, downloads, or apps, and the Platform can be enjoyed without the need for bulky and costly virtual reality headsets.

BNC’s business strategy revolves around creating a seamless, all-encompassing Platform that caters to various user needs and interests. The Platform’s strategic pillars include:

•	Leveraging cutting-edge technology to offer a user-friendly, browser-based platform compatible with VR headsets and other modern devices;
•	Providing a diverse range of products and experiences that cater to users with different interests and preferences;
•	Fostering global connections and a sense of community among users, encouraging socialization and collaboration; and
•	Ensuring continuous innovation to stay ahead of industry trends and customer expectations.

Customers

BNC targets a broad audience, including:

•	Tech-savvy individuals seeking immersive digital experiences;
•	Gamers of all skill levels interested in a diverse array of gaming options;
•	Collectors and traders of digital assets, such as virtual real estate, digital art, and unique collectibles;
•	Shoppers seeking a convenient, intuitive platform for purchasing real world goods; and
•	Users seeking social interaction and global connectivity in a virtual environment.

Products

BNC offers an extensive range of products and experiences, including:

•	Virtual markets: Sales of digital assets from BNC as well as third party vendors like virtual real estate, digital art, user customizations, and unique collectibles;
•	Real world goods marketplaces: A platform for shopping a diverse range of real world products;
•	Gaming: a selection of gaming options, including participation in games, sweepstakes, and social gaming experiences;
•	Sweepstakes gaming: A dedicated gaming zone for sweepstakes gaming, offering opportunities to win virtual and real money;
•	Contests of skill: competitions where users can showcase their talents and win prizes;
•	Building private spaces: A feature allowing users to construct and customize their dream homes or private spaces;
•	Social hubs for users to interact with individuals from around the world; and
•	Unique virtual and real world experiences, such as live and virtual concerts, conferences, and other events.

Industry

The metaverse industry is experiencing rapid growth and expansion, driven by advancements in technology, increased interest in virtual experiences, and the rise of digital economies. Key trends include:

•	The integration of virtual and physical worlds;
•	The emergence of virtual economies and markets; and
•	The growing importance of socialization and community-building in digital spaces.

Competition

BNC faces competition from existing metaverse platforms and new entrants. Key competitors include:

•	Established metaverse platforms, such as Decentraland, The Sandbox, and Second Life, as well as companies that focus on development of metaverse tools and platforms such as META;
•	Gaming-focused platforms, like Fortnite and Roblox; and
•	Social media platforms that integrate metaverse elements, such as Facebook’s Horizon Workrooms.

Regulatory Environment

BNC operates within a complex and evolving regulatory landscape, with key considerations including:

•	Data privacy and protection regulations, such as GDPR and CCPA;
•	Compliance with gaming and gambling regulations in various jurisdictions; and
•	Intellectual property rights and digital asset ownership.

BNC intends to offer a transformative digital experience by combining elements of virtual markets, real world goods marketplaces, gaming, social activities, and sweepstakes gaming. This unique integration establishes BNC as a pioneering Platform in the metaverse industry, catering to diverse user interests and needs. We believe that as the industry evolves and expands, BNC’s commitment to providing immersive and interconnected digital experiences will place it at the forefront of the metaverse revolution, poised to redefine online interaction and engagement for users around the globe. By continuously innovating and adapting to the ever-changing digital landscape, BNC aims to offer limitless possibilities and opportunities for users, setting the stage for a truly inclusive and dynamic metaverse.

Business Strategy

BNC’s business strategy focuses on delivering a comprehensive, immersive, and interconnected metaverse experience that stands out from the competition. To achieve this, the platform has identified several core strategic initiatives that will guide its growth and development.

Technological Innovation and User Experience

BNC places a strong emphasis on leveraging cutting-edge technology to create a seamless, user-friendly experience. By offering a browser-based platform that is compatible with VR headsets and other modern devices, BNC ensures accessibility and convenience for users across various platforms. BNC intends to continuously invest in research and development to stay at the forefront of technological advancements in the metaverse space, ensuring that users enjoy an unparalleled experience.

Diversification and Personalization

BNC’s strategy focuses on providing a diverse range of products and experiences that caters to users with different interests and preferences. By offering a wide variety of activities, from virtual markets and real world goods marketplaces to gaming, social interaction, and live and virtual events, the platform aims to attract a broad user base and promote user engagement. Additionally, BNC intends to emphasize personalization, allowing users to customize their experiences and tailor the platform to suit their unique needs and tastes.

Community Building and Global Connections

The Platform recognizes the importance of fostering a strong sense of community and global connectivity among its users. BNC intends to implement various features and initiatives designed to encourage socialization, collaboration, and networking among users from around the world. This will include the creation of social hubs, support for user-generated content, and the promotion of events and activities that bring users together.

Monetization and Revenue Generation

BNC’s business strategy includes developing diverse revenue streams to ensure the Platform’s long-term sustainability and growth. Potential monetization strategies include charging fees for premium features, from sales and transactions on virtual markets and real world goods marketplaces, social sweepstakes gaming, real and virtual concerts and events, and offering advertising opportunities for brands within the metaverse. Additionally, the Platform will explore partnerships and collaborations with other businesses and organizations to create new revenue-generating opportunities.

Compliance and Regulatory Management

To navigate the complex and evolving regulatory landscape, BNC will prioritize compliance with relevant laws and regulations in all jurisdictions where it operates. This includes data privacy and protection regulations, gaming and sweepstakes regulations, and intellectual property rights. By maintaining a strong focus on regulatory compliance, BNC aims to minimize potential legal risks and build trust with users and partners.

Continuous Improvement and Adaptability

Finally, BNC’s business strategy emphasizes the importance of continuously evaluating and refining its offerings in response to changing market trends and user preferences. The platform will actively seek user feedback and monitor industry developments to inform its ongoing product development and feature enhancements. This adaptability will allow BNC to maintain its competitive edge and continue delivering a compelling metaverse experience for users.

Customers and Product Interaction

BNC aims to serve a diverse customer base by offering an extensive range of products and experiences designed to cater to various interests and preferences. The Platform seeks to create a highly engaging environment, encouraging users to interact with its offerings in multiple ways. This section provides insights into BNC’s target customers and how they interact with the various products and experiences available on the Platform.

Tech-savvy Individuals

Tech-savvy individuals are drawn to BNC due to its innovative, cutting-edge technology and immersive virtual experiences. These users are likely to engage with the Platform’s virtual markets, trading digital assets like virtual real estate, digital art and unique collectibles. They may also be early adopters of VR headsets, using them to explore the metaverse and interact with other users in social hubs.

Gamers of All Skill Levels

BNC appeals to gamers by offering an extensive selection of gaming options, from casual games to competitive contests of skill. Gamers can participate in various gaming experiences, such as:

•	Sweepstakes gaming: Gamers can enter sweepstakes games to compete for virtual and real money prizes, testing their skills against other players in a secure, fair environment;
•	Social gaming experiences: Users can engage with others in single player games with chat features as well as multiplayer games, fostering collaboration and communication while enjoying a shared gaming experience; and
•	Contests of skill: Competitive gamers can showcase their abilities by participating in contests of skill, earning recognition, and winning prizes.

Collectors and Traders of Digital Assets

BNC’s virtual markets cater to users interested in collecting, trading, and investing in digital assets. These users can interact with the Platform’s offerings by:

•	Buying, selling, and trading digital assets, such as virtual real estate, digital art, and unique collectibles;
•	Exploring and engaging with the digital art galleries and museums featured in the metaverse; and
•	Attending virtual events and auctions for exclusive digital asset releases and limited-edition collectibles.

Shoppers Seeking Real world Goods

Users looking for a convenient, intuitive platform to purchase real world goods can explore BNC’s real world goods marketplaces, which offer a diverse range of products. These users can:

•	Browse and purchase items from categories such as fashion, electronics, travel, and home goods;
•	Interact with virtual showrooms and product demonstrations to gain a better understanding of the products they’re interested in; and
•	Participate in virtual events, sales, and promotions to discover new products and take advantage of special offers.

Social Seekers and Global Connectors

We believe BNC will appeal to users who value social interaction and global connectivity in a virtual environment. These users can engage with the Platform’s offerings by:

•	Participating in various social hubs to meet and interact with individuals from around the world.
•	Collaborating on projects, sharing ideas, and forming new friendships within the metaverse.
•	Building and customizing private spaces to host gatherings, parties, or events for their friends and online communities.
•	Attending virtual events, concerts, and conferences to connect with others who share their interests and passions.

By understanding its target customers and the ways in which they interact with BNC’s various products and experiences, the Platform can effectively tailor its offerings to meet the needs and preferences of its diverse user base.

Products and Experiences

BNC intends to offer an extensive range of products and experiences designed to cater to a diverse audience with varied interests and preferences. By providing a comprehensive suite of offerings, the Platform aims to attract and engage users, creating a vibrant and dynamic metaverse environment. The following is an expanded list of BNC’s products and experiences, most of which remain in development:

•	Virtual markets: Facilitating the trading of digital assets like digital skins, a graphic download that changes the appearance of characters in video games, for avatar customization virtual real estate, digital art, and unique collectibles, enabling users to participate in a thriving digital economy;
•	Real world goods marketplaces: Offering a platform for users to shop for a diverse range of real world products, including fashion, electronics, and home goods, seamlessly connecting the virtual and physical worlds;
•	Gaming: Providing an extensive selection of gaming options for users of all skill levels, including participation in games, sweepstakes, and social gaming experiences;
•	Sweepstakes gaming: Featuring a dedicated gaming zone for users to engage in sweepstakes gaming, with opportunities to win both virtual and real money prizes;

•	Contests of skill: Organizing competitions for users to showcase their talents and compete against others for prizes and recognition in various disciplines;
•	Building private spaces: Allowing users to construct and customize their dream homes or private spaces, tailoring their environments with an array of design options and sharing their creations with others or keeping them as personal retreats;
•	Socialization and connectivity: Fostering global connections by enabling users to interact with individuals from around the world, forming new friendships, collaborating on projects, or engaging in conversations within various social hubs; and
•	Real and virtual concerts: Hosting live and virtual concerts within the metaverse, featuring performances from both real world and virtual artists, allowing users to attend and enjoy shows in an immersive environment.

By offering a diverse and comprehensive range of products and experiences, BNC aims to create a vibrant and engaging metaverse platform that appeals to users with a wide array of interests and preferences.

Industry Overview and Key Trends

The metaverse industry is witnessing rapid growth and expansion, driven by a combination of technological advancements, increased interest in virtual experiences, and the emergence of digital economies. As the industry continues to evolve, it is important to consider user adoption, growth, and other factors that contribute to the metaverse landscape.

User Adoption and Growth

The growing popularity of virtual experiences and digital platforms has led to a surge in user adoption and engagement in the metaverse industry. A number of factors contribute to this growth, including:

•	Increased accessibility of virtual reality (“VR”) and augmented reality (“AR”) technologies, making immersive experiences more affordable and widely available.
•	The ongoing digitization of various aspects of everyday life, from work and education to entertainment and socialization, driving users to seek out new digital experiences.
•	The COVID-19 pandemic, which has accelerated the adoption of digital platforms and virtual experiences as people adapt to remote work, learning, and social distancing measures.

Integration of Virtual and Physical Worlds

One of the key trends in the metaverse industry is the growing integration of virtual and physical worlds, enabling users to seamlessly transition between digital and real world experiences. This trend is evident in:

•	The emergence of virtual marketplaces where users can trade digital assets and purchase real world goods;
•	The incorporation of AR and VR technologies in retail, entertainment, and other industries, providing immersive, interactive experiences that blur the lines between the digital and physical realms; and
•	The development of virtual environments that replicate real world locations, allowing users to explore and interact with digital versions of familiar places.

Virtual Economies and Markets

The metaverse industry is witnessing the rise of virtual economies and markets, where users can trade digital assets, such as virtual real estate, digital art, and unique collectibles. Key factors driving this trend include:

•	The increasing acceptance and adoption of cryptocurrencies and blockchain technology, enabling secure, transparent transactions in digital markets;
•	Growing interest in non-fungible tokens (“NFT’s”) and digital collectibles, which has led to the creation of new marketplaces and trading platforms for these assets; and
•	The realization of the potential for virtual goods to hold and accrue value over time, leading to increased investment and speculation in digital markets.

Socialization and Community Building in Digital Spaces

The importance of socialization and community building in digital spaces is another significant trend in the metaverse industry. As users spend more time in virtual environments, platforms are placing a greater emphasis on fostering connections and interactions among users. This trend can be observed in:

•	The creation of social hubs, virtual events, and gatherings designed to bring users together and encourage networking, collaboration, and communication;
•	The integration of social media and messaging features within metaverse platforms, allowing users to stay connected with friends and communities while exploring virtual worlds; and
•	The development of user-generated content and customization tools, empowering users to create unique experiences and contribute to the growth and expansion of the metaverse.

The metaverse industry is experiencing rapid growth and transformation, driven by technological advancements, increased user adoption, and the emergence of virtual economies and markets. As the industry continues to evolve, it will be essential that BNC stay informed of key trends and driving forces shaping the future of the metaverse landscape, and adapt to those trends as they arise.

Competition in the Metaverse Industry

The metaverse industry is becoming increasingly competitive as more companies and platforms emerge to capitalize on the growing interest in virtual experiences and digital economies.

Key Players in the Metaverse Industry

The metaverse industry features an eclectic mix of established technology companies, gaming giants, and innovative startups, each bringing unique offerings and perspectives to the market. Some of the key players in the industry include:

•	Meta (formerly Facebook): With its ambitious plans for the metaverse and significant investments in VR technology, Meta is a major player in the industry. The company’s Oculus platform and Horizon Workrooms are prime examples of its commitment to shaping the future of the metaverse;
•	Epic Games: The creator of the popular game Fortnite, Epic Games has made significant strides in the metaverse space by developing the Unreal Engine, a powerful platform for creating virtual worlds and experiences;
•	Roblox Corporation: Roblox has successfully created a user-generated content platform that allows millions of players to create, share, and engage in virtual experiences, making it a significant player in the metaverse landscape; and
•	Linden Lab: As the creator of Second Life, one of the earliest and most successful virtual worlds, Linden Lab has a long history in the metaverse industry and continues to evolve and expand its offerings.

Market Segments and Niches

The metaverse industry can be broadly divided into several market segments and niches, each catering to different user needs and preferences:

•	Gaming-focused metaverse platforms: These platforms, such as Fortnite and Roblox, primarily cater to gamers and offer a wide range of gaming experiences and social interaction opportunities within virtual environments;
•	VR and AR platforms: Companies like Meta and Microsoft focus on developing hardware and software solutions to enable immersive VR and AR experiences, driving the adoption of these technologies in the metaverse;
•	Social and community-driven metaverse platforms: Platforms like Second Life and BNC emphasize socialization, community building, and user-generated content, fostering connections and collaboration among users; and
•	NFT and digital asset marketplaces: These platforms, such as OpenSea and Decentraland, facilitate the trading of digital assets like virtual real estate, digital art, and unique collectibles, contributing to the growth of virtual economies.

Differentiating Factors

With the increasing competition in the metaverse industry, it is crucial for platforms to differentiate themselves by offering unique features, experiences, or technologies. Some potential differentiating factors include:

•	Seamless integration of virtual and real world experiences: Platforms that successfully bridge the gap between the digital and physical realms, allowing users to easily transition between the two, are likely to stand out in the competitive landscape;

•	Innovative and user-friendly technology: Companies that prioritize cutting-edge technology and deliver a seamless, intuitive user experience will have a competitive edge in the metaverse market;
•	Personalization and customization: Platforms that empower users to create and customize their own experiences, environments, and avatars are likely to appeal to a broader audience and foster greater user engagement; and
•	Diverse offerings and experiences: Platforms that cater to a wide range of interests and preferences, such as gaming, shopping, socializing, and trading digital assets, can attract a more extensive and diverse user base.

The metaverse industry is characterized by a competitive landscape with numerous players, market segments, and niches. To succeed in this rapidly evolving market, companies must continuously innovate and differentiate themselves by offering unique features, experiences, and technologies that cater to the diverse needs and preferences of users.

Regulatory Environment: Present and Future Challenges

As the metaverse industry continues to grow and evolve, regulatory challenges and considerations are becoming increasingly important. The unique nature of the metaverse, which often combines elements of virtual reality, gaming, social networking, and digital economies, presents a complex landscape for regulators to navigate.

Present Regulatory Challenges

The metaverse industry is currently grappling with several regulatory challenges, including:

•	Data Privacy and Security: As users share personal information and engage in transactions within the metaverse, concerns about data privacy and security are paramount. Regulators must ensure that platforms adhere to existing data protection regulations, such as the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”);
•	Intellectual Property Rights: The metaverse’s reliance on user-generated content and digital assets raises questions about intellectual property rights and the enforcement of copyright, trademark, and patent laws in virtual environments;
•	Taxation and Financial Regulations: The growth of virtual economies and the increasing popularity of cryptocurrencies and NFT’s have raised questions about taxation and financial regulations. Regulators must determine how to classify and tax digital assets and transactions, as well as ensure compliance with anti-money laundering and know-your-customer regulations; and
•	Content Moderation and Liability: Metaverse platforms face challenges in moderating content and managing user behavior, raising questions about the platforms’ liability for user-generated content and potential violations of existing laws, such as those related to hate speech, harassment, and misinformation.

Future Regulatory Challenges

As the metaverse industry continues to develop and expand, several future regulatory challenges are likely to emerge, including:

•	Cross-border jurisdictional issues: With the metaverse being a global, borderless environment, determining jurisdiction and applying national laws to activities and transactions within the metaverse will become increasingly complex;
•	Virtual reality and augmented reality regulations: As VR and AR technologies become more integrated into the metaverse, new regulations may be needed to address issues related to safety, privacy, and ethical considerations in the use of these technologies
•	Decentralization and governance: The increasing trend towards decentralized metaverse platforms raises questions about governance and regulatory oversight, as traditional regulatory mechanisms may not be applicable or effective in these environments; and
•	Ethics and inclusivity: As the metaverse becomes more intertwined with daily life, ethical considerations related to inclusivity, accessibility, and the potential for digital divides will become increasingly important for regulators to address.

Ault Iconic

Ault Iconic, formerly known as Ault Media Group is comprised of a diverse team of media professionals with expertise in creating all forms of media, communications, and content including web development, corporate communications, social media, scripted, and unscripted television. Our online virtual training courses (via the LightSpeedVT platform) also offer in-depth business learning. Ault Iconic’s specialized team of producers brings years of university-proven training methods and a history of developing educational materials up to a master’s degree level. Ault Iconic’s first course, relating to initial public offerings, is currently in the final stages of production, with more courses soon to follow.

Along with training and communications strategies, Ault Iconic also offers comprehensive consulting for the development and execution of large and small scale conferences and event planning. From event space acquisition to digital ticketing, keynote speakers, lighting, stage crews, and advertising media buys, Ault Iconic will provide the necessary contacts and guidance to assure a successful and smooth-running event.

Circle 8

History

In 2007, Philip and Allen Bryson founded Circle 8 Fluid Services, Inc., which later became Circle 8 Crane Services, LLC in 2018 (“Former Circle 8”) as a niche chemical provider to oilfield production and completion companies. In 2008, Former Circle 8 began purchasing cranes to service the expanding natural gas drilling and completion market. From 2009 through 2011, Former Circle 8 expanded to East Texas and Western Louisiana. In 2012, Former Circle 8 opened operations in the Eagle Ford Shale in South Texas, establishing an office and terminal in Corpus Christi. Former Circle 8 continued expansion opening terminals in Houston, Texas and Clinton, Oklahoma. By 2013, Former Circle 8’s fleet grew to 47 cranes and entered into master service agreements with well-established oil producers. In 2014, it purchased another 26 new all-terrain mobile cranes, rendering its fleet size to 73, manned by over 300 non-union employees, and work orders from 397 new customers in 2014.

The COVID-19 pandemic and the downturn in domestic oil market during 2020 and 2021, led Former Circle 8 to reduce its fleet throughout 2021. In December 2022, it sold substantially all the operating assets to Circle 8, a newly formed joint venture between Circle 8 Holdco, with 64% ownership, and Paramount Lifting Solutions, LLC (“PLS”), with 36% ownership. In connection with the acquisition of Former Circle 8 assets, Circle 8 refinanced the existing debt owed by Former Circle 8 to CIT Northbridge Credit, LLC (“CITN”), in a $16 million senior secured asset backed revolving line of credit, and Circle 8 assumed $10.6 million of outstanding equipment notes owed to De Lage Landen Group, LLC (“DLL”).

Description of the Business

Headquartered in Houston, Circle 8 is a premier lifting services provider serving clients in Texas, Oklahoma, Louisiana and Oklahoma with three strategically located branches in Texas and Oklahoma. Its modern fleet consists of 54 mobile all-terrain and hydraulic cranes, with lifting capacities of up to 350 tons that provides services across the Eagle Ford, Permian, Anadarko and Haynesville basins. Circle 8 is poised for organic growth through a strengthened financial profile following its recapitalization in December 2022. Circle 8’s fleet consists of Grove, Xuzhou Construction Machinery Group (“XCMG”) and other leading original equipment manufacturers.

Circle 8 provides experienced professionally certified operators to deliver customized solutions to lifting clients in oil field services, construction, commercial, refining / marketing and wind energy markets. Circle 8 maintains an industry leading safety record. Safety personnel hold certifications and undergo in-house training.

New Management

By teaming up with PLS in the formation of Circle 8, three key management members from PLS, with significant industry experience, joined the team at Circle 8. In April 2023, Circle 8 hired Arnold Mabee as its new CEO. Mr. Mabee has a longstanding, successful track record, as he was previously the President of Sterling Crane USA, LLC (“Sterling Crane”), which has a portfolio of diverse cranes and locations serving multiple business segments. As such, Mr. Babee is responsible for one of the larger mobile crane companies in the US.

Prior to joining Sterling Crane, Mr. Mabee was the Partner in Charge / Administration at R.S. Phillips Steel LLC, a fourth-generation family-owned Steel Service Center that serves the Tri-State Area of New York, New Jersey and Pennsylvania. During his time there, Mr. Babee pioneered several new innovative ideas to enhance safety, compliance and productivity.

Mr. Mabee has thirty years of operations and senior level management experience in a variety of industries including all aspects mobile crane & heavy haul services, steel service centers and other industrial services businesses. Mr. Mabee has a long history of improving profitability, significantly growing businesses, and where appropriate, taking them through successful restructuring and segmentation events.

While Mr. Mabee was appointed as Circle 8’s chief executive officer, Mr. Bryson is saying with the company as its president.

Competitive Advantage

Circle 8’s operating experience and the mid-sized diverse fleet that it has developed serves the oil services and petrochemical industries, providing full-service lifting solutions with an industry leading safety record. Key strengths of Circle 8 include:

●	Leading lifting solutions platform

o	Leading provider of comprehensive lifting solutions to diversified end markets, including oil & gas and with expanding operations in infrastructure, plant turn-around and commercial/industrial construction; and
o	Leading market position with five branches strategically located throughout Texas and Oklahoma.

●	Industry leading safety record, commitment and policy

o	Safety is a core value and Circle 8 is a market leader in employee training and practices; and
o	Dedicated team focused on safety programs.

●	Proven strength of management, recently enhanced and augmented

o	Proven ability to navigate a secular downturn by maintaining strong customer relationships and scale operations to capture additional market share;
o	Seasoned industry leaders who have positioned Circle 8 for future growth; and
o	Additional advisory team to supplement full time management with strategic industry knowledge, contacts and corporate transaction capability.

●	High quality fleet with the opportunity to expand by 100% creates a barrier to entry. Circle 8’s fleet of 54 cranes, as of the date of this prospectus, comprises 46 all-terrain cranes and 6 hydraulic truck cranes with a combined average age of 6.2 years and capacity of up to 350 tons.

●	Diversified blue-chip customers

o	Entrenched provider to leading, well-capitalized oil and gas industry operators in Texas and Oklahoma;
o	Diverse customer base with minimal customer concentration risk; and
o	Longstanding relationships enable company to easily scale up operations with customers’ demands in the oilfield (upstream), commercial, construction, refining & marketing (downstream) and wind energy markets.

●	Compelling utilization and financial profile
o	Recently downsized underutilized cranes to return to pre-pandemic fleet utilization over 160%; and
o	Substantial upside remains as the Company efficiently relocates and repurposes its fleet across geographies and end markets.

Industry

There continues to be some consolidation within the industry recently, including the acquisitions of Rental Services Corporation, NES Rentals, Neff Corporation and Ahern Rentals by United Rentals, Inc. (“URI”) and the acquisitions of Contractors Building Supply Co. and Cloverdale Equipment Co. by Herc Holdings, Inc. (“HRI”). However, the U.S. lifting solution equipment distribution and rental industry remains highly fragmented and consists mainly of a small number of multi-location regional or national operators and a large number of relatively small, independent businesses serving discrete local markets. The industry is driven by a broad range of economic factors including total U.S. residential and non-residential construction trends, construction machinery demand, demand for rental equipment and additional, region-specific factors. Lifting solutions equipment is largely distributed to end users through two channels: equipment rental companies and equipment dealers. Examples of equipment rental companies include URI, Sunbelt Rentals, and HRI. Examples of equipment dealers include Finning and Toromont. Circle 8 operates substantially in a segment of the rental business whereby Circle 8 provides all labor and consumables to complete a project or an assignment. Like Circle 8, many other pure equipment rental companies may also provide parts and service support to customers.

Sales and Marketing

Lead by Phillip and Brett Rhuland, the sales force is highly specialized in lifting solutions sales to oil services customers, seeking long term purchase orders and master service agreements. Circle 8 plans to continue the extensive training program which involves OEM training sessions on operations and maintenance to ensure the entire sales force knows the fleet inside and out.

Circle 8 will be working with continuing management to implement a back-office content resource management system that will be heavily focused on data collection so that it can continue to improve margin and help streamline scheduling, operations and fleet management to optimize utilization.

Competitive Business Strategy

The oil services’ lifting solutions demand has historically been one of the leading sub-segments of the industry for profitability due to high utilization rates that coincide with the continuous workstreams of extraction. Circle 8 plans to expand this business line in both topline sales through optimizing service and quality operations with a strong safety record.

In addition to expanding the existing business, Circle 8 will seek to make additional forays into the infrastructure construction, the refinery and manufacturing plant turn-around and industrial facility construction with the availability of new cranes as they become available.

Customers

With a focus on the oil services sub-segment of the lifting solutions business in the Eagle Ford, Haynesville, Permian and Anadarko basins, Circle 8 has a diversified base of blue-chip customers in TX and OK. While about a third of its sales are expected to be made up from six of the largest players in the industry, the remaining two thirds of sales will be highly diversified, leading to minimal concentration risk. With its longstanding relationships with blue-chip customers and incoming fleet units, Circle 8 believes it has the ability to scale up sales with these customers locally and most likely into other adjacent areas.

Competition

Due to the highly skilled nature and competitive nature of the lifting solutions business, the sector typically consists of companies like Circle 8 that provide full service lifting solutions on rental or contract basis, including the manpower required to operate the equipment or companies that require extensive lifting solutions straight purchasing the equipment and hiring crane operators directly.

The full-service lifting solutions business is highly fragmented and local with only a few national service providers. In Circle 8’s existing subsegment of the lifting solutions business to the petrochemical industry, the competition is not as strong as it is in others as the contract terms are usually longer term and driven by maintaining strong customer relationships. The diversification strategy for Circle 8 into other subsegments will be faced with competition that is largely driven based on availability, quality (including safety record), reliability and price.

Environmental and Safety Regulations

Circle 8’s equipment, facilities and operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws, which may vary locally. These laws regulate (1) the handling, storage, use and disposal of hazardous materials and waste and, if any, the associated cleanup of properties affected by pollutants; (2) air quality (emissions); and (3) wastewater. While lifting solutions’ operations generally do not raise significant environmental risks, Circle 8 uses petroleum products, solvents and other hazardous substances for fueling and maintaining its fleet and vehicles. Circle 8 has made, and will continue to make, capital and other expenditures to comply with environmental requirements. Circle 8 does not currently anticipate any material adverse effect on its business, financial condition or competitive position as a result of its efforts to comply with such requirements.

In the future, federal, state or local governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters, reporting and disclosure obligations, or effect a change in their enforcement of existing laws or regulations, that could affect operations and increase operational and compliance expenditures. Also, in the future, contamination may be found to exist at Circle 8’s facilities or off-site locations where waste has been sent. There can be no assurance that Circle 8, or various environmental regulatory agencies, will not discover previously unknown environmental non-compliance or contamination. Circle 8 could be held liable for such newly discovered non-compliance or contamination. It is possible that changes in environmental and worker health and safety laws or liabilities from newly discovered non-compliance or contamination could have a material adverse effect on Circle 8’s business, financial condition and results of operations.

AGREE

AGREE seeks to invest in various classes of commercial and residential real estate including hospitality, multifamily, and industrial properties targeting the middle market segment in locations demonstrating relative value. AGREE’s objective is to generate risk adjusted returns through development, capital investment and operational improvement, leveraging the management team’s expertise and well-established relationships with real estate investment professionals, brokers, lenders and developers. The focus will be in U.S. tertiary markets with growing populations, income growth and access to highly populated metropolitan areas as primary demand drivers. AGREE is one of BitNile’s strategies to invest in inflation-resistant undervalued assets and realize capital appreciation through cap rate compression over time. AGREE owns and operates both Third Avenue Apartments and AGREE Madison.

Our Strategy

Our business strategy is designed to increase shareholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to shareholders. We have, are and will consider initiatives including, among others: public offerings, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value, such as activist trading. We anticipate returning value to shareholders after satisfying our debt obligations and working capital needs.

Our Executive Committee approves and manages our investment strategy. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling or sizable but non-controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our shareholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, transactions in their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings and directed share subscription programs. We will continue to consider these and functionally equivalent programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our shareholders.

Management Strategy

Our   management strategy involves the proactive financial and operational management of the businesses we own in order to increase cash flows and stockholder value. Ault Alliance actively oversees and supports the management teams of each of our businesses by, among other things:

●	recruiting and retaining talented managers to operate our businesses using structured incentive compensation programs, including non-controlling equity ownership, tailored to each business;
●	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;
●	identifying and aligning with external policy and performance tailwinds such as those influenced by growing climate, health, and social justice concerns (and similar environmental, social and governance (“ESG”) drivers);
●	assisting management in their analysis and pursuit of prudent organic growth strategies;
●	identifying and working with management to execute attractive external growth and acquisition opportunities;
●	assisting management in controlling and right-sizing overhead costs;
●	nurturing an internal culture of transparency, alignment, accountability and governance, including regular reporting;
●	professionalizing our subsidiaries at scale; and
●	forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

Specifically, while our businesses have different growth opportunities and potential rates of growth, we expect Ault Alliance to work with the management teams of each of our businesses to increase the value of, and cash generated by, each business through various initiatives, including:

●	making selective capital investments to expand geographic reach, increase capacity, or reduce manufacturing costs of our businesses;
●	investing in product research and development for new products, processes or services for customers;
●	improving and expanding existing sales and marketing programs;
●	pursuing reductions in operating costs through improved operational efficiency or outsourcing of certain processes and products; and
●	consolidating or improving management of certain overhead functions.

Our businesses typically acquire and integrate complementary businesses. We believe that complementary add-on acquisitions improve our overall financial and operational performance by allowing us to:

●	leverage manufacturing and distribution operations;
●	leverage branding and marketing programs, as well as customer relationships;
●	add experienced management or management expertise;
●	increase market share and penetrate new markets; and
●	realize cost synergies by allocating the corporate overhead expenses of our businesses across a larger number of businesses and by implementing and coordinating improved management practices.

Acquisition Strategy

Our acquisition strategy is to acquire businesses that we believe to be to undervalued and have disruptive technologies with a global impact that we expect to produce stable and growing earnings and cash flow. In this respect, we expect to make acquisitions in industries other than those in which our businesses currently operate if we believe an acquisition presents an attractive opportunity. We believe that attractive opportunities will continue to present themselves, as private sector owners seek to monetize their interests in long-standing and privately held businesses and large corporate parents seek to dispose of their “non-core” operations.

Our ideal acquisition candidate has the following characteristics:

●	is a leading branded consumer or niche industrial company headquartered in North America;
●	maintains highly defensible position in the markets it serves and with customers;
●	operates in an industry with favorable long-term macroeconomic trends;
●	has a strong management team, either currently in place or previously identified, and meaningful incentives;
●	has low technological and/or product obsolescence risk; and
●	maintains a diversified customer and supplier base.

We benefit from Ault Alliance’s ability to identify potential diverse acquisition opportunities in a variety of industries. In addition, we rely upon our Executive Committee and other members of our management team’s experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses. In particular, because there may be a lack of information available about these target businesses, which may make it more difficult to understand or appropriately value such target businesses, Ault Alliance:

●	engages in a substantial level of internal and third-party due diligence;
●	critically evaluates the target management team;

●	identifies and assesses any financial and operational strengths and weaknesses of the target business;
●	analyzes comparable businesses to assess financial and operational performances relative to industry competitors;
●	actively researches and evaluates information on the relevant industry; and
●	thoroughly negotiates appropriate terms and conditions of any acquisition.

The process of acquiring new businesses is both time-consuming and complex. Our management team historically has taken from two to six months to perform due diligence, negotiate and close acquisitions. Although our management team is at various stages of evaluating several transactions at any given time, there may be periods of time during which our management team does not recommend any new acquisitions. Even if an acquisition is recommended by our management team, our Board may not approve it.

A component of our acquisition financing strategy that we utilize in acquiring the businesses we own and manage is to provide both equity capital and debt capital. We believe, and it has been our experience, that having the ability to finance our acquisitions with capital resources raised by us, rather than negotiating separate third-party financing, provides us with an advantage in successfully acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In addition, our strategy of providing this intercompany debt financing within the capital structure of the businesses we acquire and manage allows us the ability to distribute cash to the parent company through monthly interest payments and amortization of principle on these intercompany loans.

Upon acquisition of a new business, we rely on our management team’s experience and expertise to work efficiently and effectively with the management of the new business to jointly develop and execute a successful business plan.

Strategic Advantages

Based on the experience of our management team and its ability to identify and negotiate acquisitions, we believe we are well-positioned to acquire additional businesses. Our management team has strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities. In addition, our management team has a successful track record of acquiring and managing businesses in various industries. In negotiating these acquisitions, we believe our management team has been able to successfully navigate complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buyouts and reorganizations.

Our management team has a large network of deal intermediaries whom we expect to expose us to potential acquisitions. Through this network, as well as our management team’s proprietary transaction sourcing efforts, we have a substantial pipeline of potential acquisition targets. Our management team also has a well-established network of contacts, including professional managers, attorneys, accountants and other third-party consultants and advisors, who may be available to assist us in the performance of due diligence and the negotiation of acquisitions, as well as the management and operation of our acquired businesses.

Valuation and Due Diligence

When evaluating businesses or assets for acquisition, our management team performs rigorous due diligence and a financial evaluations process including an evaluation of the operations of the target business and the outlook for its industry. While valuation of a business is a subjective process, we define valuations under a variety of analyses, including:

●	discounted cash flow analyses;
●	evaluation of trading values of comparable companies;
●	expected value matrices; and
●	examination of comparable recent transactions.

One outcome of this process is a projection of the expected cash flows from the target business. A further outcome is an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, we believe that with detailed due diligence, future cash flows will be better estimated and the prospects for operating the business in the future better evaluated. To assist us in identifying material risks and validating key assumptions in our financial and operational analysis, in addition to our own analysis, we engage, as necessary, third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. We also engage technical, operational or industry consultants, as necessary.

A further critical component of the evaluation of potential target businesses is the assessment of the capability of the existing management team, including recent performance, expertise, experience, culture and incentives to perform. Where necessary, and consistent with our management strategy, we actively seek to augment, supplement or replace existing members of management who we believe are not likely to execute our business plan for the target business. Similarly, we analyze and evaluate the financial and operational information systems of target businesses and, where necessary, we enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

We incur third party debt financing almost entirely at the parent company level, which we use, in combination with our equity capital, to provide debt financing to each of our businesses and to acquire additional businesses. We believe this financing structure is beneficial to the financial and operational activities of each of our businesses by aligning our interests as both equity holders of, and lenders to, our businesses, in a manner that we believe is more efficient than each of our businesses borrowing from third-party lenders.

Risk Factor Summary

Below is a summary of the principal factors that make an investment in our common stock speculative. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this prospectus and our other filings with the SEC before making investment decisions regarding our common stock.

●	We will need to raise additional capital to fund our operations in furtherance of our business plan.

●	We have an evolving business model, which increases the complexity of our business.

●	We received a subpoena from the Commission in the investigation now known as “In the Matter of DPW Holdings, Inc.,” the consequences of which are unknown.

●	Our Bitcoin mining operations present a number of risks, which are delineated in the Risk factors section.

●	We are highly dependent on the price of Bitcoin and the level of demand and financial performance of the crypto asset industry.

●	Our holding company model presents certain additional risks, which are delineated in the Risk factors section.

●	Our growth strategy is subject to a significant degree of risk.

●	We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

●	If we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected..

●	We may be significantly impacted by developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act.

●	If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

●	Our common stock price is volatile.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of our common stock, see “Description of Our Securities.”

Securities Offered by the selling stockholders:	21,297 shares of our common stock issuable upon exercise of warrants

Common Stock outstanding before this offering:	7,739,234 shares

Common Stock to be outstanding after this offering (assuming full exercise of the Warrants for cash):	7,760,531 shares

Use of Proceeds:	We will not receive any of the proceeds from the sale of common stock by the selling stockholders, though we will receive the proceeds from any exercise of the Warrants for cash. See “Use of Proceeds.”

Plan of Distribution:	The shares may be offered and sold from time to time by the selling stockholders named herein through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

NYSE American Symbol	AULT

Risk Factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock that will be outstanding after this offering set forth above is based on 7,739,234 shares of common stock outstanding as of September 7, 2023, and excludes the following:

•	550 shares of common stock issuable upon the conversion of an outstanding convertible debt instruments at a conversion price of $1,200 per share;

•	51,727 shares of common stock issuable upon the exercise of outstanding warrants at exercise prices of between $120 per share and $5,940 per share, or, alternatively, a weighted average exercise price of $427 per share, of which 21,297 shares of common stock issuable upon the exercise of warrants, assuming all of the warrants are exercised for cash, are being registered in this prospectus;

•	18,891 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $700 per share, of which 10,053 were issued under the Amended and Restated 2021 Stock Incentive Plan and 8,838 were issued to our officers and directors outside of a stock incentive plan;

•	11,382 shares of common stock reserved for issuance under our Amended and Restated 2021 Stock Incentive Plan; and

•	250,000 shares of common stock reserved for issuance under our 2022 Stock Incentive Plan.

Unless otherwise specifically stated, all information in this prospectus assumes no exercise or conversion of the outstanding convertible debt instruments, warrants or stock options described above.

 RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and those risks set forth in the reports that we file with the SEC and that we incorporate by reference into this prospectus, before deciding to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to Our Company

We will need to raise additional capital to fund our operations in furtherance of our business plan.

Until we are profitable, we will need to quickly raise additional capital in order to fund our operations in furtherance of our business plan. The proposed financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of each. Any additional equity financings may be financially dilutive to, and will be dilutive from an ownership perspective to, our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

We have an evolving business model, which increases the complexity of our business.

Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases, we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Milton C. Ault, III, our Executive Chairman, William B. Horne, our Chief Executive Officer, Henry Nisser, our President and General Counsel, or Ken Cragun, our Chief Financial Officer and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into employment agreements with Messrs. Ault, Horne and Nisser, and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Executive Chairman, Milton C. Ault, III. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

We may be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under Section 3(a)(1)(C) of the Investment Company Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. Further, per the Investment Company Act of 1940 companies who are not making, and do not propose to make, a public offering of its securities and whose outstanding securities (other than short-term paper) are beneficially owned by fewer than 100 persons are excluded from the definition of an investment company.

Our lending subsidiary, Ault Lending, operates under California Finance Lending License #60DBO-77905 and is regulated by the California Department of Financial Protection and Innovation as a finance lender. Substantially all of Ault Lending’s business consists of providing funding to smaller businesses through making small loans and, in some cases, investments. Ault Lending offers a variety of loan types including commercial loans, convertible notes and revolving lines of credit. Ault Lending is engaged in providing commercial loans to smaller companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans are primarily short-term, ranging from six to 12 months (but may be longer in duration), and are generally in an amount of not more than $4.0 million. We believe Ault Lending qualifies for the exemption from being an “investment company” pursuant to Section 3(c)(4) of the Investment Company Act. Under this exemption, “any person substantially all of whose business is confined to making small loans, industrial banking, or similar businesses” is not an investment company. We believe that Ault Lending is subject to this exemption from registration under the Investment Company Act because it is in the business of making small loans. Additionally, by being licensed and regulated under California’s financing laws, Ault Lending’s business will not be in need of safeguards of the sort that the Investment Company Act imposes on the operations and investment policies of investment companies.

We have commenced digital asset mining, the output of which is Bitcoin, which the SEC has not indicated it deems a security. In the event that securities we hold, including any digital assets that may in the future be deemed securities, exceed 40% of our total assets, exclusive of cash, we would inadvertently become an investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

We will not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act.

U.S. companies that (i) are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities (Section 3(a)(1)(A)), (ii) are engaged or propose to engage in the business of issuing face-amount certificates of the installment type (or have been engaged in such business and have any such certificate outstanding) (Section 3(a)(1)(B)) or (iii) are engaged or propose to engage in the business of investing, reinvesting, owning, holding or trading securities, and own or propose to acquire investment securities having a value exceeding 40 percent of the value of the company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis (Section 3(a)(1)(C)) are subject to regulation under the Investment Company Act, unless the company is able to satisfy an exemption from the definition of “investment company” in either Section 3(b) or 3(c) of the Investment Company Act (or the rules adopted thereunder) or is otherwise not required to register as an “investment company” under the Investment Company Act.

To qualify for a Section 3(b)(1) exemption from the Act, a company must demonstrate that it is primarily engaged in a business other than investing or trading in securities. To make such a determination, the SEC and the courts have analyzed five factors: (1) a company’s historical development; (2) its public representations of policy; (3) the activities of its officers and directors; (4) the nature of its present assets; and (5) the source of its present income.

Generally, if a company has historically been engaged in an operating business, if the vast majority of its officers, directors and employees are engaged in that operating business, if less than 45% of its assets are comprised of securities, and if less than 45% of the company’s income is generated by investments in securities, the company may qualify for an exemption from the Act, notwithstanding an investment in securities which exceeds 40% of the company’s assets. Section 3(a)(1) of the Act defines an investment company as a company which either is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. The SEC and the courts have applied the same five factor analysis under Section 3(a)(1), which they have used in determining the availability of a Section 3(b)(1) exemption.

In applying the tests under Section 3(a)(1) and (3) of the Act to our company, we believe it is clear that we are primarily engaged in businesses other than investing in securities and a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in wholly owned and majority-owned subsidiaries and companies that we primarily control. Further, because Bitcoin is not deemed to be a security, we do not fall under the 40% investment securities test in Section 3(a)(1)(C) for purposes of the Investment Company Act.

Regardless, if Bitcoin and other virtual currencies were to be deemed securities for purposes of the Investment Company Act, or if we were to own minority positions in or otherwise not operate one or more of our subsidiaries, we would have difficulty avoiding classification and regulation as an investment company.

As such, we would be forced to comply with substantive requirements under the Act, including limitations on our ability to borrow, limitations on our capital structure; restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.  If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy.  To avoid regulation under the Investment Company Act and related rules promulgated by the Commission, we would need to sell Bitcoin and other assets which we would otherwise want to retain and could be unable to sell assets which we would otherwise want to sell.  In addition, we could be forced to acquire additional, or retain existing, income-generating or loss-generating assets which we would not otherwise have acquired or retained and could need to forgo opportunities to acquire Bitcoin and other assets that would benefit our business.  If we were forced to sell, buy or retain assets in this manner, we could be prevented from successfully executing our business strategy.

Securitization of our assets subjects us to various risks.

We may securitize assets to generate cash for funding new investments. We refer to the term securitize to describe a form of leverage under which a company (sometimes referred to as an “originator” or “sponsor”) transfers income producing assets to a single-purpose, bankruptcy-remote subsidiary (also referred to as a “special purpose entity” or “SPE”), which is established solely for the purpose of holding such assets and entering into a structured finance transaction. The SPE would then issue notes secured by such assets. The special purpose entity may issue the notes in the capital markets either publicly or privately to a variety of investors, including banks, non-bank financial institutions and other investors. There may be a single class of notes or multiple classes of notes, the most senior of which carries less credit risk and the most junior of which may carry substantially the same credit risk as the equity of the SPE.

An important aspect of most debt securitization transactions is that the sale and/or contribution of assets into the SPE be considered a true sale and/or contribution for accounting purposes and that a reviewing court would not consolidate the SPE with the operations of the originator in the event of the originator's bankruptcy based on equitable principles. Viewed as a whole, a debt securitization seeks to lower risk to the note purchasers by isolating the assets collateralizing the securitization in an SPE that is not subject to the credit and bankruptcy risks of the originator. As a result of this perceived reduction of risk, debt securitization transactions frequently achieve lower overall leverage costs for originators as compared to traditional secured lending transactions.

In accordance with the above description, to securitize loans, we may create a wholly owned subsidiary and contribute a pool of our assets to such subsidiary. The SPE may be funded with, among other things, whole loans or interests from other pools and such loans may or may not be rated. The SPE would then sell its notes to purchasers whom we would expect to be willing to accept a lower interest rate and the absence of any recourse against us to invest in a pool of income producing assets to which none of our creditors would have access. We would retain all or a portion of the equity in the SPE. An inability to successfully securitize portions of our portfolio or otherwise leverage our portfolio through secured and unsecured borrowings could limit our ability to grow our business and fully execute our business strategy, and could decrease our earnings, if any. However, the successful securitization of portions of our portfolio exposes us to a risk of loss for the equity we retain in the SPE and might expose us to greater risk on our remaining portfolio because the assets we retain may tend to be those that are riskier and more likely to generate losses. A successful securitization may also impose financial and operating covenants that restrict our business activities and may include limitations that could hinder our ability to finance additional loans and investments. The Investment Company Act may also impose restrictions on the structure of any securitizations.

Interests we hold in the SPE, if any, will be subordinated to the other interests issued by the SPE. As such, we will only receive cash distributions on such interests if the SPE has made all cash interest and other required payments on all other interests it has issued. In addition, our subordinated interests will likely be unsecured and rank behind all of the secured creditors, known or unknown, of the SPE, including the holders of the senior interests it has issued. Consequently, to the extent that the value of the SPE's portfolio of assets has been reduced as a result of conditions in the credit markets, or as a result of defaults, the value of the subordinated interests we retain would be reduced. Securitization imposes on us the same risks as borrowing except that our risk in a securitization is limited to the amount of subordinated interests we retain, whereas in a borrowing or debt issuance by us directly we would be at risk for the entire amount of the borrowing or debt issuance.

We may also engage in transactions utilizing SPEs and securitization techniques where the assets sold or contributed to the SPE remain on our balance sheet for accounting purposes. If, for example, we sell the assets to the SPE with recourse or provide a guarantee or other credit support to the SPE, its assets will remain on our balance sheet. Consolidation would also generally result if we, in consultation with our auditors, determine that consolidation would result in a more accurate reflection of our assets, liabilities and results of operations. In these structures, the risks will be essentially the same as in other securitization transactions but the assets will remain our assets for purposes of the limitations described above on investing in assets that are not qualifying assets and the leverage incurred by the SPE will be treated as borrowings incurred by us for purposes of our limitation on the issuance of senior securities.

We may not be able to utilize our net operating loss carry forwards.

As of December 31, 2022, we had federal and state net operating loss carry forwards (“NOLs”) for income tax purposes of approximately $23.7 million and $104.2 million after application of the limitations set forth in Section 382 of the Internal Revenue Code. In accordance with Section 382, future utilization of our NOLs is subject to an annual limitation as a result of ownership changes that occurred previously. We also maintain NOLs in various foreign jurisdictions.

Our corporate structure and intercompany arrangements are subject to the tax laws of various jurisdictions, and we could face greater than anticipated tax liabilities, which would harm our results of operations.

We are subject to tax laws in the U.S. and certain foreign jurisdictions, including Israel and the U.K. Our income tax obligations are based in part on our corporate structure and intercompany arrangements. The tax laws applicable to our business are increasingly complex, are subject to interpretation and their application can be uncertain. The amount of taxes we pay in the jurisdictions in which we operate could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents.

We are subject to the examination of our income tax returns by the Internal Revenue Service and foreign tax authorities in the jurisdictions in which we operate, and we may be subject to assessments or audits in the future in any such jurisdictions. The tax authorities in these jurisdictions may aggressively interpret their laws in an effort to raise additional tax revenue and may claim that various withholding requirements apply to us or our subsidiaries, challenge the availability to us or our subsidiaries of certain benefits under tax treaties, and challenge our methodologies for valuing developed technology or intercompany arrangements or our revenue recognition policies, which could result in an increase of our worldwide effective tax rate and have a material adverse effect on our financial condition and operating results.

Risks Related to Our Bitcoin Operations

Risks Related to Our Bitcoin Operations – General

Acceptance and/or widespread use of Bitcoin is uncertain.

Currently, there is a limited use of any Bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for Bitcoin transactions or process wire transfers to or from Bitcoin exchanges, Bitcoin-related companies or service providers, which we have experienced, or maintain accounts for persons or entities transacting in Bitcoin. Conversely, a significant portion of Bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any Bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a Bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of Bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoins we mine or otherwise acquire or hold for our own account.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of special economic, geopolitical and regulatory factors, which could slow the growth of the industry in general and our company as a result.

The use of cryptocurrencies, including Bitcoin, to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of Bitcoin in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	the progress of worldwide growth in the adoption and use of Bitcoin and other cryptocurrencies as a medium of exchange;

●	the experience of businesses in using Bitcoin;

●	the impact from prominent business leaders in criticizing Bitcoin’s potential harm to the environment and the effect of announcements critical of Bitcoin, such as those that occurred with Elon Musk of Tesla;

●	governmental and organizational regulation of Bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems (such as the recent ban in China);

●	changes in consumer demographics and public tastes and preferences, including as may result from coverage of Bitcoin or other cryptocurrencies by journalists and other sources of information and media;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools and scaling of mining equipment by well-capitalized market participants;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting Bitcoin or other cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to Bitcoin and other cryptocurrencies;

●	the impact of regulators focusing on cryptocurrencies and the costs, financial and otherwise, associated with such regulatory oversight; and

●	a decline in the popularity or acceptance of Bitcoin could adversely affect an investment in us.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effects on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire, which would harm investors in our securities. If Bitcoin or other cryptocurrencies we mine do not gain widespread market acceptance or accrete in value over time, our prospects and your investment in us would diminish.

There has been a recent disruption in the crypto asset markets and a loss of confidence in the participants in the digital asset ecosystem, which may continue or could get worse.

Digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace and customer demand in particular may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022 and more recently in 2023, a number of companies in the crypto industry have declared bankruptcy, including Celsius Network, Voyager Digital, BlockFi, FTX and Genesis Global. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity and reputational harm surrounding digital assets more broadly, and other participants and entities in the digital asset industry, like our company, have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. These events have also contributed to the collapse of several banks and lenders that had conducted business in the crypto market including Silvergate Capital, Silicon Valley Bank and Signature Bank.

Shortly FTX’s bankruptcy, its CEO resigned and FTX and several affiliates of FTX filed for bankruptcy. The U.S. Department of Justice (“DOJ”) subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. FTX is also under investigation by the SEC, the DOJ, and the CFTC, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors.

We are dependent on the overall crypto assets industry, and such recent events have contributed, at least in part, to depreciation in and volatility to our and our peers stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in our company.

We cannot provide any assurance that we will not be materially impacted in the future by bankruptcies of participants in the crypto asset space, such as the recent bankruptcy filings by Celsius Network, Voyager Digital, BlockFi, FTX and Genesis Global, or by potential liquidity or insolvency issues of our service providers and other counterparties. We continue to monitor the digital assets industry as a whole, though these events are continuing to develop and it is not possible at this time to predict all of the risks stemming from these events that may result to us, our service providers, including custodians, our counterparties, and the broader industry as a whole. At this time, Gemini Trust Company, LLC is the only company we use to store our digital assets, and we do not utilize any other custodians. In the past we have used other custodians and may do so again in the future, subject to diligence on the security of any such custodian.

Any of these events may adversely affect our operations and results of operations and, consequently, an investment in our company.

We rely on a sole supplier for our Bitcoin mining machines, and may not be able to find replacements or immediately transition to alternative suppliers. If we were to lose Bitmain as a supplier, or if Bitmain were unable or unwilling to fulfill our orders, any delay or interruption in planned delivery could seriously interrupt our business.

We rely on Bitmain as the sole supplier for our Bitcoin miners. According to Bitmain, it supplies approximately 80% of the global market for ASIC miners, which are used to mine Bitcoin. Currently, we have contracts with Bitmain for the delivery of 20,600 miners, of which approximately 16,017 S19j Pro Antminers and 4,424 S19 XP Antminers have been delivered to date with another 204 S19 XP Antminers in the hands of our carrier and in route to our Facility, which brings us to a total of 20,645 S19j Pro and S19 XP Antminers in our possession. The remaining miners scheduled to be delivered monthly through December 2023. The market price and availability of new mining machines fluctuates with the price of Bitcoin and can be volatile. Higher Bitcoin prices increase the demand for mining equipment and increases the cost. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. Any future purchase orders with Bitmain for additional miners are subject to availability and price considerations. If we were to lose Bitmain as a supplier, or if Bitmain were unable or unwilling to fulfill our orders or make miners available to use in the future on terms acceptable to us, there can be no assurance that we will be able to identify or enter into agreements with alternative suppliers on a timely basis or on acceptable terms, if at all. Any delay or interruption in the planned delivery of our contracted miners, whether due to supply shortages, foreign country hostilities, extended national holidays or otherwise, could significantly affect our business, financial condition and results of operations.

Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in values of cryptocurrencies such as Bitcoin and adversely affect an investment in us.

Geopolitical crises, in particular major ones such as Russia’s invasion of Ukraine, may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our Bitcoin following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our common stock. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Negative media attention and public perception surrounding energy consumption by cryptocurrency mining may adversely affect our reputation and, consequently, our stock price; particularly in the eyes of some of our investors who may be more interested in our non-crypto operations as a holding company.

Cryptocurrency mining has experienced negative media attention surrounding its perceived high electricity use and environmental impact, which has adversely influenced public perception of the industry as a whole. We believe these factors are overstated for the cryptocurrency mining industry because of the informational disparity between cryptocurrency mining and other energy intensive industries. Cryptocurrency miners (particularly Bitcoin miners) have freely and publicly disclosed their energy consumption statistics because electricity usage, and the associated utility fees, is a cost of production. As increasing numbers of publicly traded cryptocurrency miners enter the market, more data, reliably disclosed in compliance with GAAP, has become available; however, such data has not been made as readily available for competitive payment systems and fiat currencies.

Nevertheless, this negative media attention and public perception may materially and adversely affect our reputation and, consequently, our stock price, particularly in the eyes of our investors who are more interested in our non-crypto operations as a holding company. As a single company within the broader cryptocurrency industry, we are likely incapable of effectively countering this negative media attention and affecting public perception. Therefore, we may not be able to adequately respond to these external pressures, which may cause a significant decline in the price of our common stock.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses like us that engage in cryptocurrency-related activities.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action. The difficulty that many businesses that provide Bitcoin and/or derivatives on other cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other cryptocurrency-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national securities exchanges and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company (“DTC”), which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to monetize our mining efforts, which could have a material adverse effect on our business, prospects or operations and harm investors.

The price of cryptocurrencies may be affected by the sale of such cryptocurrencies by other vehicles investing in cryptocurrencies or tracking cryptocurrency markets. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine.

The global market for cryptocurrency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain cryptocurrencies are mined permit the creation of a limited, predetermined amount of digital currency, while others have no limit established on total supply. Increased numbers of miners and deployed mining power globally will likely continue to increase the available supply of Bitcoin and other cryptocurrencies, which may depress their market price. Further, large “block sales” involving significant numbers of Bitcoin following appreciation in the market price of Bitcoin may also increase the supply of Bitcoin available on the market, which, without a corresponding increase in customer demand, may cause its price to fall. Currently, the loss of customer demand is also accentuated by disruptions in the crypto assets market. Additionally, to the extent that other vehicles investing in cryptocurrencies or tracking cryptocurrency markets form and come to represent a significant proportion of the customer demand for cryptocurrencies, large redemptions of the securities of those vehicles and the subsequent sale of cryptocurrencies by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we may in the future mine.

Tariffs have increased costs of digital asset mining equipment, and new or additional tariffs or other restrictions on the import of equipment necessary for digital asset mining could have a material adverse effect on our business, financial condition and results of operations.

Equipment necessary for digital asset mining is almost entirely manufactured outside of the U.S. There is currently significant uncertainty about the future relationship between the U.S. and various other countries, including Russia, China, the European Union, Canada, and Mexico, with respect to trade policies, treaties, tariffs and customs duties, and taxes. For example, since 2019, the U.S. Government has implemented significant changes to U.S. trade policy with respect to China. These tariffs have subjected certain digital asset mining equipment manufactured overseas to additional import duties of up to 25%. The amount of the additional tariffs and the number of products subject to them has changed numerous times based on action by the U.S. Government. These tariffs have increased costs of digital asset mining equipment, and new or additional tariffs or other restrictions on the import of equipment necessary for digital asset mining could have a material adverse effect on our business, financial condition and results of operations.

Because there has been limited precedent set for financial accounting for Bitcoin and other digital assets, the determinations that we have made for how to account for digital assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting for Bitcoin and other digital assets and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for digital asset transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change the accounting methods we currently intend to employ in respect of our anticipated revenues and assets and restate any financial statements produced based on those methods. Such a restatement could adversely affect our business, prospects, financial condition and results of operations.

Risks Related to Our Bitcoin Operations – Operational and Financial

Our results of operations are expected to be impacted by fluctuations in the price of Bitcoin because a significant portion of our revenue is expected to come from Bitcoin mining production.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately $29,002 per coin as of December 31, 2020 and $46,306 per coin as of December 31, 2021 to $16,548 per coin as of December 31, 2022, with a high of $68,790 per coin and a low of $28,804 per coin during 2021, according to Coin Market Cap. The fluctuation during 2022 ranged between a high of $48,087 to a low of $15,683, according to Coin Market Cap. As of September 6, 2023, the price of Bitcoin was $25,753.

We expect our results of operations to continue to be affected by the Bitcoin price as a significant portion of our revenue is expected to come from Bitcoin mining production. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin price will remain high enough to sustain our operations or that the price of Bitcoin will not decline significantly in the future. Further, fluctuations in the Bitcoin price can have an immediate impact on the trading price of our shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for Bitcoin mining will decline over time, with the most recent halving event having occurred in May 2020 and the next one expected to occur in 2024, which may further contribute to Bitcoin price volatility.

Because of our focus on Bitcoin mining, the trading price of shares of our common stock may increase or decrease with the trading price of Bitcoin, which subjects investors to pricing risks, including “bubble” type risks, and volatility.

The trading prices of our common stock may at times be tied to the trading prices of Bitcoin. Specifically, we may experience adverse effects on our stock price when the value of Bitcoin drops. Furthermore, if the market for Bitcoin mine operators’ shares or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity since the value and price, as determined by the investing public, may be influenced by uncertain contingencies such as future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, and other factors over which we have little or no influence or control.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be affected by additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for the trading price of Bitcoin.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately $29,002 per coin as of December 31, 2020 and $46,306 per coin as of December 31, 2021 to $16,548 per coin as of December 31, 2022, with a high of $68,790 per coin and a low of $28,804 per coin during 2021, according to Coin Market Cap. The fluctuation during 2022 ranged between a high of $48,087 to a low of $15,683, according to Coin Market Cap. There can be no assurance that similar fluctuations in the trading price of Bitcoin will not occur in 2023 and in the future. Accordingly, since our revenue will depend in part on the price of Bitcoin, and the trading price of our securities may therefore at times be connected to the trading price of Bitcoin, if the trading price of Bitcoin again experiences a significant decline, we could experience a similar decline in revenue and/or in the trading price for shares of our common stock. If this occurs, you may lose some or all of your investment.

Our future success will depend in large part upon the value of Bitcoin. The value of Bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results from this sector will depend in large part upon the value of Bitcoin because it is the sole digital asset we currently mine. Specifically, our revenues from our Bitcoin mining operations are principally based upon two factors: the number of Bitcoin rewards we successfully mine and the value of Bitcoin. We also receive transaction fees paid in Bitcoin by participants who initiated transactions associated with new blocks that we mine. In addition, our operating results are directly impacted by changes in the value of Bitcoin. Digital currencies are recorded at cost less any impairment. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. Our operating results are subject to volatility based upon changes in the value of Bitcoin that could lead to increased losses or impairments in our investments or other assets. Our strategy currently focuses primarily on Bitcoin (as opposed to other digital assets). Further, our miners are principally utilized for mining Bitcoin and cannot mine other digital assets, such as ETH, that are not mined utilizing the “SHA-256 algorithm.” If other digital assets were to achieve acceptance at the expense of Bitcoin, causing the value of Bitcoin to decline, or if Bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of Bitcoin were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subject to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital assets, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both Bitcoin and our shares of common stock.

 We lack a significant operating history in the cryptocurrency mining space, and our focus on this relatively new business is subject to a number of significant risks and uncertainties that could affect our future viability.

We recently transferred all our mining activity from former AAI to Sentinum. While the former AAI has been dissolved, Sentinum remains a wholly owned subsidiary of our company. As of the date of this prospectus, excluding the investment in our data center in Michigan, we have invested approximately $145 million towards the development of our new Bitcoin mining business. These investments include the price of the Bitcoin miners, fees payable in connection with obtaining the ability to enter into the Bitcoin miner purchase contracts, shipping of the Bitcoin miners and third-party commissions. Sentinum was formed to conduct our Bitcoin operations, and has assumed the agreements for the acquisition of miners from Bitmain and other agreements for the acquisition of equipment and services originally entered into by the Former AAI, but has only recently commenced Bitcoin mining operations. In order to proceed, we have installed miners and mining infrastructure at our mining facility in Michigan, as well as entered into a long-term contract to purchase electric power from the power grid in our data center in Michigan and use the power to mine cryptocurrencies. Among the risks and uncertainties are:

●	We are currently in discussions with a number of key players in this industry, but have not yet executed any agreements to purchase the power needed over the 28 megawatts (“MW”) we currently possess. While we are in negotiations with one entity in particular that we believe would increase our available power to approximately 300 MW’s at our Michigan facility, we cannot assure you that we will reach an agreement satisfactory to us with this provider on a timely basis, if at all. Even if we do obtain that level of energy at our Michigan facility, we will need to obtain more capacity at a different location to be able to install and power the total of 23,065 miners purchased from Bitmain. If we are able to enter into agreements for additional power, the terms may not be as attractive as we currently expect, which may inhibit the profitability of this venture;

●	There is a limited number of available miners and the demand from competitors is fierce;

●	Because of supply chain disruptions including those relating to computer chips, we could in the future encounter delivery delays or other difficulties with the purchase, installing and operating of our mining equipment at our facility, which would adversely affect our ability to generate material revenue from our operations;

●	There are a growing number of well capitalized cryptocurrency mining companies including some that have agreed to merge with special purpose acquisition companies, which competitors have significant capital resources, a large supply of miners and operators with experience in cryptocurrency mining. For example, in 2021, Cipher Mining Inc. and Core Scientific, Inc., large cryptocurrency mining companies, entered into business combinations with Nasdaq-listed special purpose acquisition vehicles;

●	Bans from governments such as China, together with pending legislation in Congress and other regulatory initiatives threaten the ability to use cryptocurrencies as a medium of exchange; and

●	We may not be able to liquidate our holdings of cryptocurrencies at our desired prices if a precipitous decline in market prices occurs and this could negatively impact our future operations.

For all of these reasons, our cryptocurrency mining business may not be successful.

We may be unable to raise additional capital needed to grow our Bitcoin business.

We have operated and expect to continue to operate at a loss as we continue to establish our business model and as Bitcoin prices continue to be low or decline further. In addition, we expect to need to raise additional capital to fund our working capital requirements, expand our operations, pursue our growth strategy and to respond to competitive pressures or working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. The global economy, including credit and financial markets, has recently experienced extreme volatility and disruptions, including diminished credit availability, rising interest and inflation rates, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Such macroeconomic conditions could also make it more difficult for us to incur additional debt or obtain equity financing. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Further, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including accepting terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. Further, the crypto assets industry has been negatively impacted by recent events such as the bankruptcies of Celsius Network, Voyager Digital, BlockFi, FTX and Genesis Global. In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. Increased credit pressures on the cryptocurrency industry, such as banks, investors and other companies reducing or eliminating their exposure to the cryptocurrency industry through lending, have had and may continue to have a material impact on our business. In light of conditions impacting our industry, it may be more difficult for us to obtain equity or debt financing in the future.

The emergence of competing blockchain platforms or technologies may harm our business as presently conducted by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt.

If blockchain platforms or technologies which compete with Bitcoin and its blockchain, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed or that may be developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, consumers may use such alternative platforms or technologies. If that were to occur, we would face difficulty adapting to such emergent digital ledgers, blockchains, or alternative platforms, cryptocurrencies or other digital assets. This may adversely affect us by preventing us from realizing the anticipated profits from our investments and forcing us to expend additional capital in an effort to adapt. Further, to the extent we cannot adapt, be it due to our specialized miners or otherwise, we could be forced to cease our mining or other cryptocurrency-related operations. Such circumstances would have a material adverse effect on our business, and in turn your investment in our securities.

There is a risk that some or all of the Bitcoin we hold could be lost or stolen.

There is a risk that some or all of the Bitcoin we hold could be lost or stolen. In general, cryptocurrencies are stored in cryptocurrency sites commonly referred to as “wallets” by holders of cryptocurrencies which may be accessed to exchange a holder’s cryptocurrency assets. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). While we plan to take steps to attempt to secure the Bitcoin we hold, there can be no assurance our efforts to protect our cryptocurrencies will be successful.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the cryptocurrency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Any of these events may adversely affect our operations and, consequently, our ability to generate revenue and become profitable. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our business.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will be required to publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our mined Bitcoin could have a material adverse effect on our results of operations and ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine. For example, the New York Times reported in January 2021 that about 20% of existing Bitcoin appears to be “lost” due to password issues.

We rely on one or more third parties for depositing, storing and withdrawing the Bitcoin we receive, which could result in a loss of assets, disputes and other liabilities or risks which could adversely impact our business.

We currently use a custodial wallet to store the Bitcoin we receive. In order to own, transfer and use Bitcoin on the blockchain network, we must have a private and public key pair associated with a network address, commonly referred to as a “wallet.” Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. To deposit Bitcoin into our digital wallet, we must direct the transaction to the public key of a wallet that our Gemini custodial account controls and provides to us, and broadcast the deposit transaction onto the underlying blockchain network. To withdraw Bitcoin from our custodial account, an assigned account representative must initiate the transaction from our custodial account, then an approver must approve the transaction. Once the custodian has verified that the request is valid and who the recipient is through Know Your Customer/Anti-Money Laundering protocols, the custodian then “signs” a transaction authorizing the transfer. In addition, some cryptocurrency networks require additional information to be provided in connection with any transfer of cryptocurrency such as Bitcoin.

A number of errors or other adverse events can occur in the process of depositing, storing or withdrawing Bitcoin into or from our custodial account, such as typos, mistakes or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter our wallet’s public key or the desired recipient’s public key when depositing and withdrawing Bitcoin. Additionally, our reliance on third parties such as Gemini and the maintenance of keys to access and utilize our digital wallet will expose us to enhanced cybersecurity risks from unauthorized third parties employing illicit operations such as hacking, phishing and social engineering, notwithstanding the security systems and safeguards employed by us and others. Cyberattacks upon systems across a variety of industries, including the cryptocurrency industry, are increasing in frequency, persistence and sophistication and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. For example, attacks may be designed to deceive employees and service providers into releasing control of the systems on which we depend to a hacker, while others may aim to introduce computer viruses or malware into such systems with a view to stealing confidential or proprietary data. These attacks may occur on our digital wallet or the systems of our third-party service providers or partners, which could result in asset losses and other adverse consequences. Alternatively, we may inadvertently transfer Bitcoin to a wallet address that we do not own, control or hold the private keys to. In addition, a Bitcoin wallet address can only be used to send and receive Bitcoin, and if the Bitcoin is inadvertently sent to an Ethereum or other cryptocurrency wallet address, or if any of the foregoing errors occur, all of the Bitcoin will be permanently and irretrievably lost with no means of recovery. Such incidents could result in asset loss or disputes, any of which could materially and adversely affect our business.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in our company and our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter blockchains on which transactions of cryptocurrency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or cryptocurrencies may be compromised but is only an example.

Although we are unaware of any reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in Bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin community, and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a botnet or malicious actor obtaining control of the blockchain’s processing power will increase, because such botnet or malicious actor could more readily infiltrate and seize control over the blockchain by compromising a single mining pool, if the mining pool compromises more than 50% of the mining power on the blockchain, than it could if the mining pool had a smaller share of the blockchain’s total hashing power. Conversely, if the blockchain remains decentralized it is inherently more difficult for the botnet or malicious actor to aggregate enough processing power to gain control of the blockchain. If this were to occur, the public may lose confidence in the Bitcoin blockchain, and blockchain technology more generally. This would likely have a material and adverse effect on the price of Bitcoin, which could have a material adverse effect on our business, financial results and operations, and harm investors.

Risks Related to Our Bitcoin Operations – Legal and Regulatory

We are subject to a highly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, prospects or operations.

Our business is subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, crypto asset custody, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, crypto assets and related technologies. As a result, they do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or operations. As Bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC, the Financial Crimes Enforcement Network (“FinCEN”) and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and the Bitcoin exchange market. Regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

On November 23, 2022, the governor of New York signed into law a two year moratorium on new or renewed permits for certain electricity-generating facilities that use fossil fuel and provide energy for proof-of-work digital asset mining operations. While this action does not directly impact our current operations, as our power generation plans are currently primarily located in Michigan and Montana and we have no plans to establish any facilities in New York, it may be the beginning of a new wave of climate change regulations aimed at preventing or reducing the growth of Bitcoin mining in jurisdictions in the United States, including potentially jurisdictions in which we now operate or may in the future operate. The above-described developments could also demonstrate the beginning of a regional or global regulatory trend in response to environmental and energy preservation or other concerns surrounding crypto assets, and similar action in a jurisdiction in which we operate or in general could have a devastating effect on our operations. If further regulation follows, it is possible that the Bitcoin mining industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment. We are not currently aware of any legislation in Michigan being a near-term possibility. If further regulatory action is taken by various governmental entities, our business may suffer and investors in our securities may lose part or all of their investment.

We cannot quantify the effects of this regulatory action on our industry as a whole. If further regulation follows, it is possible that our industry may not be able to cope with the sudden and extreme loss of mining power. Because we are unable to influence or predict future regulatory actions taken by governments in China, the United States, or elsewhere, we may have little opportunity or ability to respond to rapidly evolving regulatory positions which may have a materially adverse effect on our industry and, therefore, our business and results of operations.

Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations.

The crypto economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of crypto assets or crypto asset platforms adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about crypto assets. In recent months, members of Congress have made inquiries into the regulation of crypto assets, and Gary Gensler, Chair of the Commission, has made public statements regarding increased regulatory oversight of crypto assets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading, and on March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for currencies.

The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the crypto economy or crypto asset platforms, which could adversely impact our business.

Pending regulation related to electricity consumption by mining companies may impact our result of operation.

On September 16, 2022, the U.S. Department of the Treasury (“Treasury”), the Department of Justice (the “DOJ”), and other U.S. government agencies released eight reports (the “Reports”), including Action Plan to Address Illicit Financial Risks of Digital Assets issued by Treasury, Crypto-Assets: Implications for Consumers, Investors and Businesses issued by Treasury, The Future of Money and Payments issued by Treasury, Climate and Energy Implications of Crypto-Assets in the United States issued by the White House, Policy Objectives for a U.S. Central Bank Digital Currency System issued by the White House, Technical Evaluation for a U.S. Central Bank Digital Currency System issued by the White House, The Role of Law Enforcement in Directing, Investigating, and Prosecuting Criminal Activity Related to Digital Assets issued by the DOJ, and Responsible Advancement of US Competitiveness in Digital Assets issued by the U.S. Department of Commerce. The Reports were issued in response to White House Executive Order 14067 on Ensuring Responsible Development of Digital Assets, which calls for a whole-of-government alignment of the federal government’s approach to digital assets.

In December 2022, Senator Edward J. Markey, Chair of the Senate Environment and Public Works Subcommittee on Clean Air, Climate, and Nuclear Safety, and Representative Jared Huffman Senate introduced the Crypto-Asset Environmental Transparency Act. The legislation would require the Environmental Protection Agency to conduct a comprehensive impact study of U.S. crypto mining activity and require the reporting of greenhouse gas emissions from crypto mining operations that consume more than 5 megawatts of power. If the bill is passed by both the Senate and the House and signed into law, mining facilities may be required to report greenhouse gas emissions and to obtain permits and the price to rent mining facilities may increase. If the price increase significantly and if we are not able to find alternative facilities with reasonable price acceptable to us, our operation will be disrupted and our results of operation will be negatively impact.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we did not or are unable to properly characterize our digital assets, we may become subject to regulatory scrutiny, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition. A determination that Bitcoin is a “security” may adversely affect the value of Bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. It is possible that a change in the governing administration or the appointment of new SEC commissioners could impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold; in this context, it should be noted that we have no intention of conducting any initial coin offerings). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of September 7, 2023, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum’s ether are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. As a Bitcoin mining company, we do not believe we are an issuer of any “securities” as defined under U.S. federal securities laws. Our internal process for determining whether the digital assets we hold or plan to hold is based upon the public statements of the SEC and existing case law. Although the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is not a rule, regulation or statement of the SEC and is not binding on the SEC.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading and clearing of such assets. For example, a digital asset that is a security may generally only be offered or sold pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system (“ATS”), in compliance with rules for ATS’s. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency.

We analyze whether the digital assets that we mine, hold and sell for our own account could be deemed to be a “security” under applicable laws. Our procedures do not constitute a legal standard, but rather represent our management’s assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset currently held by us is a “security” under applicable laws. If the digital assets mined and held by us are deemed securities, it could limit distributions, transfers or other actions involving such digital assets, including mining.

There can be no assurances that we have properly characterized any given digital asset as a security or non-security for purposes of determining which digital assets to mine, hold and trade, or that the SEC, or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.” If Bitcoin or any other supported crypto asset is deemed to be a security under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such supported crypto asset. For instance, all transactions in such supported crypto asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such supported crypto assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes.

Current interpretations require the regulation of Bitcoin under the Commodity Exchange Act by the Commodity Futures Trading Commission, and we may be required to register and comply with such regulations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to our investors.

Current and future legislation, regulation by the Commodity Futures Trading Commission (the “CFTC”) and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin and other cryptocurrencies are treated for classification and clearing purposes. In particular, derivatives on these assets are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin and other cryptocurrencies under the law.

Bitcoin has been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the Commodity Exchange Act, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Additionally, governments may develop and deploy their own blockchain-based digital assets, which may have a material adverse impact on Bitcoin’s price and utility.

Governmental action against digital assets and Bitcoin mining may have a materially adverse effect on the industry, and could affect us if widely adopted.

We and the cryptocurrencies on which our operations will depend are and could become subject to bans and other regulations aimed at preventing what are perceived as some of the negative attributes of Bitcoin and Bitcoin mining. For example, on September 24, 2021, China declared all transactions in and mining of cryptocurrencies, including Bitcoin, illegal. While the ultimate long-term effect of this ban remains uncertain, it could significantly hinder our prospects by limiting a large market for cryptocurrencies within a growing economy. In the hours following China’s announcement of the ban, the price of Bitcoin, which is tied to some extent to public perception of its future value as a form of currency, dropped by nearly $4,000. The ban followed piecemeal regulatory action within China against cryptocurrencies, which was due in part to concerns about the potential for manipulative practices and excessive energy consumption. This could demonstrate the beginning of a regional or global regulatory trend in response to these or other concerns surrounding cryptocurrencies, and similar action in a jurisdiction in which we operate or in general could have devastating effects to our operations. If further regulation follows, it is possible that our industry may not be able to adjust to a sudden and dramatic overhaul to our ability to deploy energy towards the operation of mining equipment.

Because we are unable to influence or predict future regulatory actions taken by governments, we may face difficulty monitoring and responding to rapid regulatory developments affecting Bitcoin mining, which may have a materially adverse effect on our industry and, therefore, our business and results of operations. If further regulatory action is taken by governments in the U.S., our business may be materially harmed, and you could lose some or all of your investment.

The markets for Bitcoin and other cryptocurrencies and the existing markets may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. We believe that Bitcoin is not a security under federal and state law.

Bitcoin and other cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our common stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other Bitcoin mine can require massive amounts of electrical power. We presently have access to 28 megawatt capacity at our Facility, but require an additional 37 megawatt capacity to operate the miners that we expect to receive from Bitmain during 2022. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction.

Our interactions with a blockchain may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling digital assets. In addition, in the future OFAC or another regulator may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.

Risks Related to Our Bitcoin Operations – Technological

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective, which could adversely affect an investment in our securities.

Cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies is essential to the widespread acceptance of cryptocurrencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many Bitcoin networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. Participants in the Bitcoin ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Bitcoin transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

There is a possibility of Bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our shares.

The protocol pursuant to which transactions are confirmed automatically on the Bitcoin blockchain through mining is known as proof of work. Proof of stake is an alternative method in validating digital asset transactions. Should the Bitcoin algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our Bitcoin mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain from this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This may additionally have an impact on other various investments of ours. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

Bitcoin is subject to halving, meaning that the Bitcoin rewarded for solving a block will be reduced in the future and its value may not commensurately adjust to compensate us for such reductions, and the overall supply of Bitcoin is finite.

Bitcoin is subject to “halving,” which is the process by which the Bitcoin reward for solving a block is reduced by 50% for every 210,000 blocks that are solved. This means that the amount of Bitcoin we (or any other mining company) are rewarded for solving a block in the blockchain is permanently cut in half. For example, the latest halving having occurred in May 2020, with a revised payout of 6.25 Bitcoin per block solved, down from the previous reward rate of 12.5 Bitcoin per block solved. There can be no assurance that the price of Bitcoin will sufficiently increase to justify the increasingly high costs of mining for Bitcoin given the halving feature. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations. To illustrate, even if the price of Bitcoin remains at its current price, all other factors being equal (including the same number of miners and a stable hash rate), our revenue would decrease substantially upon the next halving.

Further, due to the halving process, unless the underlying code of the Bitcoin blockchain is altered (which may be unlikely given its decentralized nature), the supply of Bitcoin is finite. Once 21 million Bitcoin have been generated by virtue of solving blocks in the blockchain, the network will stop producing more which is anticipated to occur in approximately 2140. Currently, there are approximately 19 million Bitcoin in circulation representing about 90% of the total supply of Bitcoin under the current source code. For the foregoing reasons, the halving feature exposes us to inherent uncertainty and reliance upon the historically volatile price of Bitcoin, rendering an investment in us particularly speculative, especially in the long-term. If the price of Bitcoin does not significantly increase in value, your investment in our common stock could decline significantly.

Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin that we hold or mine.

To the extent that a significant majority of users and mining companies on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original cryptocurrency and which is the new cryptocurrency. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the cryptocurrency such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrencies. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

The characteristics of crypto assets have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams; if any of our customers do so or are alleged to have done so, it could adversely affect us.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, that make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Two prominent examples of marketplaces that accepted digital currency payments for illegal activities include Silk Road, an online marketplace on the dark web that, among other things, facilitated the sale of illegal drugs and forged legal documents using digital currencies and AlphaBay, another darknet market that utilized digital currencies to hide the locations of its servers and identities of its users. Both of these marketplaces were investigated and closed by U.S. law enforcement authorities. U.S. regulators, including the SEC, CFTC and Federal Trade Commission, as well as non-U.S. regulators, have taken legal action against persons alleged to be engaged in Ponzi schemes and other fraudulent schemes involving digital currencies. In addition, the FBI has noted the increasing use of digital currency in various ransomware scams.

While our board and management believe that our risk management processes and policies in light of current crypto asset market conditions, which include thorough reviews we conduct as part of our due diligence process, is reasonably designed to detect any such illicit activities conducted by our potential or existing counterparties, we cannot ensure that we will be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur. We or our potential banking counterparties may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. If one of our customers (or in the case of digital currency exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital currency, we could be subject to various fines and sanctions, including limitations on our activities, which could also cause reputational damage and adversely affect our business, financial condition and results of operations.

Incorrect or fraudulent cryptocurrency transactions may be irreversible and it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions, such as a result of a cybersecurity breach against our Bitcoin holdings, could adversely affect our investments and assets. This is because cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. Further, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. If an errant or fraudulent transaction in our Bitcoin were to occur, we would have very limited means of seeking to reverse the transaction or seek recourse. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business.

Because many of our digital assets may in the future be held by digital asset exchanges, we could face heightened risks from cybersecurity attacks and financial stability of digital asset exchanges.

We may transfer our digital assets from our wallet to digital asset exchanges prior to selling them. Digital assets not held in our wallet are subject to the risks encountered by digital asset exchanges including a DDoS Attack or other malicious hacking, a sale of the digital asset exchange, loss of the digital assets by the digital asset exchange and other risks similar to those described herein. We do not expect to maintain a custodian agreement with any of the digital asset exchanges that may in the future hold our digital assets. These digital asset exchanges do not provide insurance and may lack the resources to protect against hacking and theft. If this were to occur, we may be materially and adversely affected.

Our use of third-party mining pools exposes us to additional risks.

We receive Bitcoin rewards from our mining activity through third-party mining pool operators. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to solve a block on the Bitcoin blockchain. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other issue, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both the hash rate we provide and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward, which may not match our own. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

Risks Related to Our Status as a Holding Company

Our inability to successfully integrate new acquisitions could adversely affect our combined business; our operations are widely dispersed.

Our growth strategy through acquisitions is fraught with risk. On June 2, 2017, we acquired a majority interest in Microphase, on May 23, 2018 we acquired Enertec, on November 30, 2020 we acquired Relec, on January 29, 2021 we acquired the Facility in Michigan, on December 16, 2021, we acquired a majority interest in IMHC, on December 22, 2021 we acquired the four Properties in and around Madison, on December 30, 2021, we acquired certain real property located in St. Petersburg, Florida and in June 2022, we acquired a majority interest in SMC. On December 19, 2022, we acquired substantially all the assets and certain specified liabilities of Circle 8 Crane Service. Our strategy and business plan are dependent on our ability to successfully integrate Microphase’s, Enertec’s and our other acquisitions’ operations, particularly those of Relec and Gresham Power. In addition, while we are based in Las Vegas, NV, our finance department is in Newport Beach, CA, Microphase’s operations are located in Shelton, Connecticut, Enertec’s operations are located in Karmiel, Israel, Gresham Power’s operations are located in Salisbury, England, Madison is located in or near Wisconsin and the St. Petersburg property is located in Florida. These distant locations and others that we may become involved with in the future will stretch our resources and management time. Further, failure to quickly and adequately integrate all of these operations and personnel could adversely affect our combined business and our ability to achieve our objectives and strategy. No assurance can be given that we will realize synergies in the areas we currently operate.

If we make any additional acquisitions, they may disrupt or have a negative impact on our business.

We have plans to eventually make additional acquisitions beyond Microphase, Enertec, Relec, the Facility, IMHC, the Madison Properties, the St. Petersburg property, SMC and Circle 8 Crane Services. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	If senior management and/or management of future acquired companies terminate their employment prior to our completion of integration;
●	difficulty of integrating acquired products, services or operations;
●	integration of new employees and management into our culture while maintaining focus on operating efficiently and providing consistent, high-quality goods and services;
●	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
●	unanticipated issues with transferring customer relationships;
●	complexity associated with managing our combined company;
●	difficulty of incorporating acquired rights or products into our existing business;
●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
●	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	effect of any government regulations which relate to the business acquired; and

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may not be able to successfully identify suitable acquisition targets and complete acquisitions to meet our growth strategy, and even if we are able to do so, we may not realize the full anticipated benefits of such acquisitions, and our business, financial conditions and results of operations may suffer.

Increasing revenues through acquisitions is one of the key components of our growth strategy. Identifying suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to identify suitable candidates or complete acquisitions in a timely manner, on a cost-effective basis or at all.

We will have to pay cash, incur debt, or issue equity as consideration in any future acquisitions, each of which could adversely affect our financial condition or the market price of our common stock. The sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could limit our flexibility in managing our business due to covenants or other restrictions contained in debt instruments.

Further, we may not be able to realize the anticipated benefits of completed acquisitions. Some acquisition targets may not have a developed business or are experiencing inefficiencies and incur losses. Additionally, small defense contractors which we consider suitable acquisition targets may be uniquely dependent on their prior owners and the loss of such owners’ services following the completion of acquisitions may adversely affect their business. Therefore, we may lose our investment in the event that the acquired businesses do not develop as planned, we cannot retain key employees or that we are unable to achieve the anticipated cost efficiencies or reduction of losses.

Additionally, our acquisitions have previously required, and any similar future transactions may also require, significant management efforts and expenditures. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, divert the attention of our management and key employees and increase our expenses.

We face risks with respect to the evaluation and management of future platform or add-on acquisitions.

A component of our strategy is to continue to acquire additional add-on businesses for our existing businesses. Generally, because such acquisition targets are held privately, we may experience difficulty in evaluating potential target businesses as the information concerning these businesses is not publicly available. In addition, we and our subsidiary companies may have difficulty effectively managing or integrating acquisitions. We may experience greater than expected costs or difficulties relating to such acquisition, in which case we might not achieve the anticipated returns from any particular acquisition, which may have a material adverse effect on our financial condition, business and results of operations.

We may not be able to successfully fund future acquisitions of new businesses due to the lack of availability of debt or equity financing at the parent company level on acceptable terms, which could impede the implementation of our acquisition strategy and materially adversely impact our financial condition, business and results of operations.

In order to make future acquisitions, we intend to raise capital primarily through debt financing, additional equity offerings, the sale of stock or assets of our businesses, or by undertaking a combination of any of the above. Since the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms, if at all. In addition, the level of our indebtedness that we may incur may impact our ability to borrow. Another source of capital for us may be the sale of additional shares, subject to market conditions and investor demand for the shares at prices that we consider to be in the interests of our stockholders. These risks may materially adversely affect our ability to pursue our acquisition strategy successfully and materially adversely affect our financial condition, business and results of operations.

To service any future indebtedness and other obligations, we will require a significant amount of cash.

Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations, of which we currently have very few but may in the future incur, including our obligations under our indebtedness or future outstanding shares of preferred stock, could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance any indebtedness and outstanding preferred stock and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control.

If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us and our subsidiaries to pay our indebtedness or make dividend payments with respect to our any shares of preferred stock that we may issue, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness or redeem the preferred stock, on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on us.

In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness or redeem the preferred stock will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt or financings related to the redemption of any shares of preferred stock that we may issue could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of future debt instruments or preferred stock may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on any future outstanding indebtedness or dividend payments on any shares of preferred stock that we may issue could harm our ability to incur additional indebtedness or otherwise raise capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy any future debt service and other obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations.

Because we face significant competition for acquisition and business opportunities, including from numerous companies with a business plan similar to ours, it may be difficult for us to fully execute our business strategy. Additionally, our subsidiaries also operate in highly competitive industries, limiting their ability to gain or maintain their positions in their respective industries.

We expect to encounter intense competition for acquisition and business opportunities from both strategic investors and other entities having a business objective similar to ours, such as private investors (which may be individuals or investment partnerships), blank check companies including special purpose acquisition companies, and other entities, domestic and international, competing for the type of businesses that we may acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do, and our financial resources may be relatively limited when contrasted with those of many of these competitors. These factors may place us at a competitive disadvantage in successfully completing future acquisitions and investments.

In addition, while we believe that there are numerous target businesses that we could potentially acquire or invest in, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. We may need to obtain additional financing in order to consummate future acquisitions and investment opportunities and cannot assure you that any additional financing will be available to us on acceptable terms, or at all, or that the terms of our existing financing arrangements will not limit our ability to do so. This inherent competitive limitation gives others an advantage in pursuing acquisition and investment opportunities.

Furthermore, our subsidiaries also face competition from both traditional and new market entrants that may adversely affect them as well, as discussed elsewhere in these risk factors.

We may be required to expend substantial sums in order to bring the companies we have acquired or may acquire in the future, into compliance with the various reporting requirements applicable to public companies and/or to prepare required financial statements, and such efforts may harm our operating results or be unsuccessful altogether.

The Sarbanes-Oxley Act requires our management to assess the effectiveness of the internal control over financial reporting for the companies we acquire and our external auditor to audit these companies. In order to comply with the Sarbanes-Oxley Act, we will need to implement or enhance internal control over financial reporting at acquired companies and evaluate the internal controls. We do not conduct a formal evaluation of companies’ internal control over financial reporting prior to an acquisition. We may be required to hire additional staff and incur substantial costs to implement the necessary new internal controls at the companies we acquire. Any failure to implement required internal controls, or difficulties encountered in their implementation, could harm our operating results or increase the risk of material weaknesses in internal controls, which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We are a diversified holding company that owns interests in a number of different businesses across several industries. We have in the past, and intend in the future, to acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. There can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us or the entities that we may acquire. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry, which can lead to significant losses on material investments. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt may be adversely impacted depending on the specific risks applicable to any business we invest in or acquire and our ability to address those risks.

We face certain risks associated with the acquisition or disposition of businesses and lack of control over certain of our investments.

In pursuing our corporate strategy, we may acquire, dispose of or exit businesses or reorganize existing investments. The success of this strategy is dependent upon our ability to identify appropriate opportunities, negotiate transactions on favorable terms and ultimately complete such transactions.

In the course of our acquisitions, we may not acquire 100% ownership of certain of our operating subsidiaries or we may face delays in completing certain acquisitions, including in acquiring full ownership of certain of our operating companies. Once we complete acquisitions or reorganizations there can be no assurance that we will realize the anticipated benefits of any transaction, including revenue growth, operational efficiencies or expected synergies. If we fail to recognize some or all of the strategic benefits and synergies expected from a transaction, goodwill and intangible assets may be impaired in future periods. The negotiations associated with the acquisition and disposition of businesses could also disrupt our ongoing business, distract management and employees or increase our expenses.

In addition, we may not be able to integrate acquisitions successfully and we could incur or assume unknown or unanticipated liabilities or contingencies, which may impact our results of operations. If we dispose of or otherwise exit certain businesses, there can be no assurance that we will not incur certain disposition related charges, or that we will be able to reduce overhead related to the divested assets.

In the ordinary course of our business, we evaluate the potential disposition of assets and businesses that may no longer help us meet our objectives or that no longer fit with our broader strategy, such as the planned merger between TOGI and IMHC. When we decide to sell assets or a business, we may encounter difficulty in finding buyers or alternative exit strategies on acceptable terms in a timely manner, which could delay the accomplishment of our strategic objectives, or we may dispose of a business at a price or on terms which are less than we had anticipated. In addition, there is a risk that we sell a business whose subsequent performance exceeds our expectations, in which case our decision would have potentially sacrificed enterprise value.

Our development stage companies may never produce revenues or income.

We have made investments in and own stakes, either majority or minority, in a certain development stage companies. Each of these companies is at an early stage of development and is subject to all business risks associated with a new enterprise, including constraints on their financial and personnel resources, lack of established credit, the need to establish meaningful and beneficial vendor and customer relationships and uncertainties regarding product development and future revenues. We anticipate that many of these companies will continue to incur substantial additional operating losses for at least the next several years and expect their losses to increase as research and development efforts expand. There can be no assurance as to when or whether any of these companies will be able to develop significant sources of revenue or that any of their respective operations will become profitable, even if any of them is able to commercialize any products. As a result, we may not realize any returns on our investments in these companies for a significant period of time, if at all, which could adversely affect our business, results of operations, financial condition or liquidity.

Divestitures and contingent liabilities from divested businesses could adversely affect our business and financial results.

We continually evaluate the performance and strategic fit of all of our businesses and may sell businesses or product lines. Divestitures involve risks, including difficulties in the separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, the disruption of our business, the potential loss of key employees and the retention of uncertain contingent liabilities, including environmental liabilities, related to the divested business. When we decide to sell assets or a business, we may encounter difficulty in finding buyers or alternative exit strategies on acceptable terms in a timely manner, which could delay the achievement of our strategic objectives. We may also dispose of a business at a price or on terms that are less desirable than we had anticipated, which could result in significant asset impairment charges, including those related to goodwill and other intangible assets, that could have a material adverse effect on our financial condition and results of operations. In addition, we may experience greater dis-synergies than expected, the impact of the divestiture on our revenue growth may be larger than projected, and some divestitures may be dilutive to earnings. There can be no assurance whether the strategic benefits and expected financial impact of the divestiture will be achieved. We cannot assure you that we will be successful in managing these or any other significant risks that we encounter in divesting a business or product line, and any divestiture we undertake could materially and adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Related Party Transactions

There may be conflicts of interest between our company and certain of our related parties and their respective directors and officers which might not be resolved in our favor. More importantly, there may be conflicts between certain of our related parties and their respective directors and officers which might not be resolved in our favor. These risks are set forth below appurtenant to the relevant related party.

Ault & Company

Our relationship with Ault & Company may enhance the difficulty inherent in obtaining financing for us as well as expose us to certain conflicts of interest.

As of September 7, 2023, Ault & Company, of which Milton C. (Todd) Ault III is the chief executive officer, beneficially owned 339,072 shares of our common stock, consisting of (i) 5,729 shares of common stock owned, (ii) 333,325 shares owned by Ault Alpha, of which Ault & Company is the sole member of Ault Alpha GP LLC, the general partner of Ault Alpha, and (iii) 18 shares owned by Philou Ventures, LLC (“Philou”), of which Ault & Company is the Manager, consisting of: (A) 125,000 shares of Series B Preferred Stock that are convertible into 7 shares of common stock and (B) 11 shares of common stock. As of September 7, 2023, Ault & Company beneficially owned 4.4% of our common stock.

Given the close relationship between Ault & Company, on the one hand, and our company, on the other, it is not inconceivable that we could enter into additional securities purchase agreements with Ault & Company.

Although we have relied on Philou, which no longer beneficially owns a meaningful number of our shares of common stock, to finance us in the past, we cannot assure you that either Philou or Ault & Company will assist us in the future. We would far prefer to rely on these entities’ assistance compared to other sources of financing as the terms they provide us are in general more favorable to us than we could obtain elsewhere. However, Messrs. Ault, Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of Ault & Company and our company. If they determine that an investment in our company is not in Ault & Company’s best interest, we could be forced to seek financing from other sources that would not necessarily be likely to provide us with equally favorable terms.

Other conflicts of interest between us, on the one hand, and Ault & Company, on the other hand, may arise relating to commercial or strategic opportunities or initiatives. Mr. Ault, as the controlling stockholder of Ault & Company, may not resolve such conflicts in our favor. For example, we cannot assure you that Ault & Company would not pursue opportunities to provide financing to other entities whether or not it currently has a relationship with such other entities. Furthermore, our ability to explore alternative sources of financing other than Ault & Company may be constrained due to Mr. Ault’s vision for us and he may not wish for us to receive any financing at all other than from entities that he controls.

Alzamend

Our relationship with Alzamend may expose us to certain conflicts of interest.

In August 2020, Alzamend entered into a securities purchase agreement with our company to sell a convertible promissory note of Alzamend, in the aggregate principal amount of $50,000 and issue a 5-year warrant to purchase 16,667 of shares of its common stock. The convertible promissory note bears interest at 8% per annum, which principal and all accrued and unpaid interest was due six months after the date of issuance. The principal and interest earned on the convertible promissory note was convertible into shares of Alzamend’s common stock at $1.50 per share. The exercise price of the warrant is $3.00 per share.

In December 2020, we provided Alzamend $750,000 in short-term advances and in March of 2021 we entered into an agreement with Alzamend under which we agreed to purchase $10 million worth of shares of Alzamend’s common stock. We paid for the last tranche of $4 million on April 26, 2022. Consequently, as of the date of this prospectus, we have funded an aggregate of $10 million pursuant to the securities purchase agreement and have thus acquired all of the shares and warrants issuable by Alzamend to us under the agreement.

Messrs. Horne and Nisser could face a conflict of interest in that they serve on the board of directors of each of Alzamend and our company.

Avalanche

We have lent a substantial amount of funds to Avalanche, a related party, whose ability to repay us is subject to significant doubt; in addition, we currently beneficially own a significant percentage of Avalanche’s issued and outstanding shares of common stock, for which there is presently no market.

On September 6, 2017, we entered into a Loan and Security Agreement with Avalanche (as amended, the “AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which we provided Avalanche a non-revolving credit facility. The AVLP Loan Agreement was increased to up to $20.0 million in June of 2021 and extended to December 31, 2023. Until recently, we held a convertible note issued to us by AVLP in the amount of $20.0 million (the “Prior AVLP Note”).

While Avalanche received funds from a third party in the amount of $2.75 million in early April of 2019 in consideration for its issuance of a convertible promissory note to such third party (the “Third Party Note”), $2.7 million was used to pay an outstanding receivable due us and no amount was used to repay the debt Avalanche owes us pursuant to the AVLP Loan Agreement. On October 12, 2021, Ault Alpha, an affiliate of ours, repaid the Third Party Note in full and also acquired a warrant to purchase 1.6 million shares of AVLP common stock. In consideration therefor, AVLP issued Ault Alpha a term note in the principal amount of $3.6 million, which term note had a maturity date of June 30, 2022.

On June 27, 2022, AVLP exchanged the term note it had issued to Ault Alpha for a 10% senior secured convertible note in the principal face amount of $3,797,260 due June 15, 2024 (the “Ault Alpha Note”). The Ault Alpha Note is convertible, subject to adjustment, at $0.50 per share. AVLP also issued Ault Alpha a warrant to purchase an aggregate of 1,617,647 shares of Avalanche common stock at an exercise price of $0.50. Pursuant to a security agreement entered into by Avalanche and Ault Alpha, as amended by an intercreditor agreement entered into by and among the foregoing parties, our company and certain other persons, Ault Alpha has a second priority interest in AVLP’s assets securing the repayment of the Ault Alpha Note.

On July 11, 2022, AVLP issued us a 10% senior secured convertible note in the principal face amount of $3,000,000 due July 10, 2024 (the “AVLP Note”). The AVLP Note is convertible, subject to adjustment, at $0.50 per share. AVLP also issued us warrants to purchase an aggregate of 40,998,272 shares of Avalanche common stock at an exercise price of $0.50. Pursuant to a security agreement entered into by Avalanche and Ault Alpha, as amended by an intercreditor agreement entered into by and among the foregoing parties, our company and certain other persons, we have a first priority interest in AVLP’s assets securing the repayment of the AVLP Note.

On June 1, 2022, we converted the entire principal and accrued interest on the Prior AVLP Note into an aggregate of 51,889,168 shares of common stock of Avalanche, representing approximately 90.2% of Avalanche’s issued and outstanding shares of common stock. There is currently no liquid market for the Avalanche common stock. Consequently, even if we were inclined to sell such shares of common stock on the open market, our ability to do so would be severely limited. Avalanche is not current in its filings with the Commission and is not required to register the shares of its common stock underlying the Prior AVLP Note or any other loan arrangement we have made with Avalanche described above.

There is some doubt as to whether Avalanche will ever have the ability to repay its debt to us, as well as our ability to sell the shares we beneficially own since at present there is no market for these shares. If we are unable to recoup our investment in Avalanche in the foreseeable future or at all, such failure would have a materially adverse effect on our financial condition and future prospects.

Milton C. Ault, III and William B. Horne, our Executive Chairman and Chief Executive Officer, respectively, and two of our directors are directors of Avalanche.

Milton C. Ault, III and William B. Horne, our Executive Chairman and Chief Executive Officer, respectively, and two of our directors, are also directors of Avalanche. Certain conflicts of interest between us, on the one hand, and Avalanche, on the other hand, may arise relating to commercial or strategic opportunities or initiatives, in addition to the conflicts related to the debt that Avalanche owes us. For example, Messrs. Ault and Horne may find it difficult to determine how to meet their fiduciary duties to us as well as Avalanche, which could result in a less favorable result for us than would be the case if they were solely directors of our company. Further, even if Messrs. Ault and Horne were able to successfully meet their fiduciary obligations to us and Avalanche, the fact that they are members of the board of directors of both companies could attenuate their ability to focus on our business and best interests, possibly to the detriment of both companies.

Risks Related to BNC

Risks Related to the transaction with BitNile Metaverse

BitNile Metaverse may not obtain approval of its shareholders to issue us the shares we are entitled to.

As stated above, on February 8, 2023, we entered into a Share Exchange Agreement (the “Agreement”) with BitNile Metaverse (formerly known as Ecoark Holdings, Inc.), or BMI, and the other signatories thereto. The Agreement provides that, subject to the terms and conditions set forth therein, BMI will acquire all of the outstanding shares of capital stock of our then subsidiary, BNC, of which we owned approximately 86%, and the remaining 14% was owned by minority shareholders (the “Minority Shareholders”), as well as Ault Iconic (formerly Ault Media Group) and the securities of Earnity beneficially owned by BNC (which represented approximately 19.9% of the outstanding equity securities of Earnity as of the date of the Agreement), in exchange for the following: (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of BMI to be issued to our company (the “Series B Preferred”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of BMI to be issued to the to the Minority Shareholders (the “Series C Preferred,” and together with the Series B Preferred, the “Preferred Stock”). The Series B Preferred and the Series C Preferred each have a stated value of $10,000 per share (the “Stated Value”), for a combined stated value of the Preferred Stock to be issued by BMI, of $100,000,000, and subject to adjustment, are convertible into an aggregate of 400,000,000 shares of common stock of BMI (the “BMI Common Stock”), which would represent approximately 92.4% of the outstanding BMI Common Stock on a fully diluted basis as of the date of the Agreement. However, pending approval of the transaction by BMI’s shareholders, the Preferred Stock is subject to a 19.9% beneficial ownership limitation, including the Series A Convertible Preferred Stock that we acquired from BMI in June of 2022. The Agreement provides that BMI will seek shareholder approval (the “Shareholder Approval”) following the closing.

However, there can be no assurance that BMI will obtain Shareholder Approval on a timely basis, if at all, particularly since we will not be permitted to vote on that proposal under Nasdaq’s rules. Should we not be able to be issued the shares of Preferred Stock that we are entitled to under the Agreement, we will effectively have sold an asset we determined to be worth $100 million in consideration for shares of BMI worth far less than that figure.

If BNC does not successfully develop its business, the shares that we own as well as those we are entitled to may have very little value, if any.

We sold BNC to BMI under the assumption that BNC is worth $100 million, of which we would receive shares of Series B Preferred valued at $86 million, assuming BMI obtains Shareholder Approval, as discussed above. However, if BNC does not successfully develop its business within the foreseeable future, it could be required to seek additional capital, which could result in a decrease in the value of our shares of Series B Preferred, whether due to dilution or the terms of such financing. There can be no assurance that BMI would be able to raise the requisite financing to maintain or develop its business on reasonably favorable terms, whether to it or to us, if at all. Further, whether or not BNC seeks or receives additional financing, if its business never develops, then our shares of Series B Preferred will in all likelihood have no value at all.

Risks Related to BNC’s Product Offerings

If BNC fails to retain existing users or add new users, or if BNC’s users decrease their level of engagement with BNC’s products, BNC’s revenue, financial results, and business may be significantly harmed.

The size of BNC’s user base and BNC’s users’ level of engagement across BNC’s products are critical to BNC’s success. BNC’s financial performance will be significantly determined by BNC’s success in adding, retaining, and engaging active users of BNC’s products that deliver ad impressions. User growth and engagement are also impacted by a number of other factors, including competitive products and services, such as TikTok, that could reduce some users’ engagement with BNC’s products and services, as well as global and regional business, macroeconomic, and geopolitical conditions. Any future declines in the size of BNC’s active user base, which to date is minimal, may adversely impact BNC’s ability to deliver ad impressions and, in turn, BNC’s financial performance.

If people do not perceive BNC’s products to be useful, reliable, and trustworthy, BNC may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of other social networking companies that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that BNC will not experience a similar inability to generate a significant used baser or, if achieved, subsequent erosion of BNC’s active user base or engagement levels. User engagement can be difficult to measure, particularly as BNC introduces new and different products and services. Any number of factors can negatively affect user retention, growth, and engagement, including if:

•	users increasingly engage with other competitive products or services;
•	BNC fails to introduce new features, products, or services that users find engaging or if BNC introduces new products or services, or makes changes to existing products and services, that are not favorably received;
•	users feel that their experience is diminished as a result of the decisions BNC makes with respect to the frequency, prominence, format, size, and quality of ads that BNC displays;
•	users have difficulty installing, updating, or otherwise accessing BNC’s products on mobile devices as a result of actions by BNC or third parties that BNC relies on to distribute BNC’s products and deliver BNC’s services;
•	BNC is unable to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;
•	there are decreases in user sentiment due to questions about the quality or usefulness of BNC’s products or BNC’s user data practices, concerns about the nature of content made available on BNC’s products, or concerns related to privacy, safety, security, well-being, or other factors;
•	BNC is unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them;
•	BNC is unable to obtain or attract engaging third-party content;
•	BNC is unable to successfully maintain or grow usage of and engagement with applications that integrate with BNC’s products;
•	users adopt new technologies where BNC’s products may be displaced in favor of other products or services, or may not be featured or otherwise available;
•	there are changes mandated by legislation, government and regulatory authorities, or litigation that adversely affect BNC’s products or users;
•	BNC is unable to offer a number of BNC’s products and services in Europe, or are otherwise limited in BNC’s business operations, as a result of European regulators, courts, or legislative bodies determining that BNC’s reliance on Standard Contractual Clauses or other legal bases BNC may rely upon to transfer user data from the European Union to the United States is invalid;
•	there is decreased engagement with BNC’s products, or failure to accept BNC’s terms of service, as part of privacy-focused changes that BNC has implemented or may implement in the future, whether voluntarily, in connection with the General Data Protection Regulation (“GDPR”), the European Union’s ePrivacy Directive, the California Privacy Rights Act (“CPRA”), or other laws, regulations, or regulatory actions, or otherwise;
•	technical or other problems prevent BNC from delivering its products in a rapid and reliable manner or otherwise affect the user experience, such as security breaches or failure to prevent or limit spam or similar content, or users feel their experience is diminished as a result of BNC’s efforts to protect the security and integrity of the Platform;
•	BNC adopts terms, policies, or procedures related to areas such as sharing, content, user data, or advertising, or BNC takes, or fails to take, actions to enforce BNC’s policies, which are perceived negatively by BNC’s users or the general public;
•	BNC elects to focus its product decisions on longer-term initiatives that do not prioritize near-term user growth and engagement;
•	BNC makes changes in its user account login or registration processes or changes in how BNC promotes various products and services across its family of products;
•	initiatives designed to attract and retain users and engagement, including the use of new technologies such as artificial intelligence, are unsuccessful, whether as a result of actions by BNC, its competitors, or other third parties, or otherwise;
•	there is decreased engagement with BNC’s products as a result of taxes imposed on the use of social media or other mobile applications in certain countries, internet shutdowns, or other actions by governments that affect the accessibility of BNC’s products in their countries;
•	BNC fails to provide adequate customer service to users, marketers, developers, or other partners; or
•	BNC, developers whose products are integrated with BNC’s products, or other partners and companies in BNC’s industry are the subject of adverse media reports or other negative publicity, including as a result of BNC’s or its user data practices.

From time to time, certain of these factors have negatively affected user retention, growth, and engagement to varying degrees. If BNC are unable to maintain or increase BNC’s user base and user engagement, particularly for BNC’s significant revenue-generating products like Facebook and Instagram, BNC’s revenue and financial results may be adversely affected. Any significant decrease in user retention, growth, or engagement could render BNC’s products less attractive to users, marketers, and developers, which is likely to have a material and adverse impact on BNC’s ability to deliver ad impressions and, accordingly, BNC’s revenue, business, financial condition, and results of operations. As the size of BNC’s active user base fluctuates in one or more markets from time to time, BNC will become increasingly dependent on BNC’s ability to maintain or increase levels of user engagement and monetization in order to grow revenue.

BNC’s user growth, engagement, and monetization on mobile devices depend upon effective operation with mobile operating systems, networks, technologies, products, and standards that BNC does not control.

The substantial majority of BNC’s revenue is expected to be generated from advertising on mobile devices. There is no guarantee that popular mobile devices will feature BNC’s products, or that mobile device users will ever use BNC’s products rather than competing products. BNC is dependent on the interoperability of BNC’s products with popular mobile operating systems, networks, technologies, products, and standards that BNC does not control, such as the Android and iOS operating systems and mobile browsers. Changes, bugs, or technical issues in such systems, or changes in BNC’s relationships with mobile operating system partners, handset manufacturers, browser developers, or mobile carriers, or in the content or application of their terms of service or policies that degrade BNC’s products’ functionality, reduce or eliminate BNC’s ability to update or distribute BNC’s products, give preferential treatment to competitive products, limit BNC’s ability to deliver, target, or measure the effectiveness of ads, or charge fees related to the distribution of BNC’s products or BNC’s delivery of ads have in the past adversely affected, and could in the future adversely affect, the usage of BNC’s products and monetization on mobile devices.

BNC’s products and changes to such products could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect BNC’s business.

BNC’s ability to retain, increase, and engage its user base and to increase BNC’s revenue depends heavily on BNC’s ability to continue to evolve BNC’s existing products and to create successful new products, both independently and in conjunction with developers or other third parties. BNC may introduce significant changes to BNC’s products or acquire or introduce new and unproven products, including using technologies with which BNC has little or no prior development or operating experience. For example, BNC does not have significant experience with consumer hardware products or virtual or augmented reality technology, which may adversely affect BNC’s ability to successfully develop and market these products and technologies. BNC will incur substantial costs, and BNC may not be successful in generating profits, in connection with these efforts. These efforts, including the introduction of new products or changes to existing products, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect BNC’s business, reputation, or financial results. If BNC’s new products or changes to existing products fail to engage users, marketers, or developers, or if BNC’s business plans are unsuccessful, BNC may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify BNC’s investments, and BNC’s business may be adversely affected.

BNC may not be successful in its metaverse strategy and investments, which could adversely affect BNC’s business, reputation, or financial results.

BNC believes that the metaverse, an embodied internet where people have immersive experiences beyond two-dimensional screens, is the next evolution in social technology. BNC intends to focus on helping to bring the metaverse to life. BNC expects this will be a complex, evolving, and long-term initiative that will involve the development of new and emerging technologies, require significant investment in infrastructure as well as privacy, safety, and security efforts, and collaboration with other companies, developers, partners, and other participants. However, the metaverse may not develop in accordance with BNC’s expectations, and market acceptance of features, products, or services BNC may build for the metaverse is uncertain. BNC intends to regularly evaluate BNC’s product roadmaps and make significant changes as BNC’s understanding of the technological challenges and market landscape and BNC’s product ideas and designs evolve. In addition, BNC has virtually no experience with consumer hardware products and virtual and augmented reality technology, which may enable other companies to compete more effectively than it can. BNC may be unsuccessful in BNC’s future research and product development efforts, including if BNC is unable to develop relationships with key participants in the metaverse or develop products that operate effectively with metaverse technologies, products, systems, networks, or standards. BNC hopes to make investments in virtual and augmented reality and other technologies to support these efforts, and BNC’s ability to support these efforts is dependent on generating sufficient profits from BNC’s business. In addition, as BNC’s metaverse efforts evolve, BNC may be subject to a variety of existing or new laws and regulations in the United States and international jurisdictions, including in the areas of privacy, safety, competition, content regulation, consumer protection, and e-commerce, which may delay or impede the development of BNC’s products and services, increase BNC’s operating costs, require significant management time and attention, or otherwise harm BNC’s business. As a result of these or other factors, BNC’s metaverse strategy and investments may not be successful in the foreseeable future, or at all, which could adversely affect BNC’s business, reputation, or financial results.

BNC may not be able to successfully grow usage of and engagement with applications that integrate with BNC’s products.

BNC hopes to make investments to enable developers to build, grow, and monetize applications that integrate with BNC’s products. Such existing and prospective developers may not be successful in building, growing, or monetizing applications that create and maintain user engagement. Additionally, developers may choose to build on other platforms, including platforms controlled by third parties, rather than building products that integrate with BNC’s products. BNC is continuously seeking to balance the distribution objectives of BNC’s developers with BNC’s desire to provide an optimal user experience, and BNC may not be successful in achieving a balance that attracts or retains such developers. In addition, as part of BNC’s efforts related to privacy, safety, and security, BNC intends to conduct investigations and audits of platform applications from time to time. In some instances, these actions will adversely affect BNC’s relationships with developers. If BNC is not successful in BNC’s efforts to grow the number of developers that choose to build products that integrate with BNC’s products or if BNC is unable to continue to build and maintain good relations with such developers, BNC’s user growth and user engagement as well as its financial results may be adversely affected.

Risks Related to BNC’s Business Operations and Financial Results

Our business is highly competitive. Competition presents an ongoing threat to the success of BNC’s business.

BNC expects to compete with companies providing connection, sharing, discovery, and communication products and services to users online, as well as companies that sell advertising to businesses looking to reach consumers and/or develop tools and systems for managing and optimizing advertising campaigns. BNC faces significant competition in every aspect of BNC’s business, including, but not limited to, companies that facilitate the ability of users to create, share, communicate, and discover content and information online or enable marketers to reach their existing or prospective audiences. BNC expects to compete to attract, engage, and retain people who use BNC’s products, to attract and retain businesses that use BNC’s free or paid business and advertising services, and to attract and retain developers who build compelling applications that integrate with BNC’s products. BNC also expects to compete with companies that develop and deliver virtual and augmented reality products and services. As BNC introduces or acquires new products, or as other companies introduce new products and services, including as part of efforts to develop the metaverse or innovate through the application of new technologies such as artificial intelligence, BNC may become subject to additional competition.

Virtually all BNC’s current and potential competitors have greater resources, experience, or stronger competitive positions in the product segments, geographic regions, or user demographics in which BNC intends to operate than BNC does. For example, some of BNC’s competitors may be domiciled in different countries and subject to political, legal, and regulatory regimes that enable them to compete more effectively than BNC could. These factors may allow BNC’s competitors to respond more effectively than BNC to new or emerging technologies and changes in market conditions. In the event that users engage with other products and services, BNC may never see any growth in use and engagement in key user demographics or more broadly, in which case BNC’s business would be harmed.

BNC’s competitors may develop products, features, or services that are similar to its own or that achieve greater acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Some competitors may gain a competitive advantage against BNC, including: by making acquisitions; by limiting BNC’s ability to deliver, target, or measure the effectiveness of ads; by imposing fees or other charges related to BNC’s delivery of ads; by making access to BNC’s products more difficult or impossible; by making it more difficult to communicate with BNC’s users; or by integrating competing platforms, applications, or features into products they control such as mobile device operating systems, search engines, browsers, or e-commerce platforms. BNC’s competitors may, and in some cases will, acquire and engage users or generate advertising or other revenue at the expense of BNC’s own efforts, which would negatively affect BNC’s business and financial results. In addition, from time to time, BNC may take actions in response to competitive threats, but BNC cannot assure you that these actions will be successful or that they will not negatively affect BNC’s business and financial results.

Real or perceived inaccuracies in BNC’s community and other metrics may harm BNC’s reputation and negatively affect BNC’s business.

The numbers for BNC’s key metrics are calculated using internal company data based on the activity of user accounts, at times augmented by other sources. While these numbers are based on what BNC believes to be reasonable estimates of BNC’s user base for the applicable period of measurement, there are inherent challenges in measuring usage of BNC’s products across online and mobile populations around the world. The methodologies used to measure these metrics require significant judgment and are also susceptible to algorithm or other technical errors. In addition, BNC is seeking to establish mechanisms to improve its estimates of its user base, and such estimates may change due to improvements or changes in BNC’s methodology. BNC intends to regularly review BNC’s processes for calculating these metrics, and from time to time BNC expects to discover inaccuracies in these metrics or make adjustments to improve their accuracy.

The lack of comprehensive encryption for communications on the Platform may increase the impact of a data security incident.

Communications on the Platform are not comprehensively encrypted at this time. As such, any data security incident that involves unauthorized access, acquisition, disclosure, or use may be highly impactful to BNC’s business. BNC may experience considerable incident response forensics, data recovery, legal fees, and costs of notification related to any such potential incident, and BNC may face an increased risk of reputational harm, regulatory enforcement, and consumer litigation, which could further harm BNC’s business, financial condition, results of operations, and future business opportunities.

Risks Related to Government Regulation and Enforcement

Actions by governments that restrict access to BNC’s products in their countries, censor or moderate content on BNC’s products in their countries, or otherwise impair BNC’s ability to sell advertising in their countries, could substantially harm BNC’s business and financial results.

BNC expects that governments will from time to time seek to censor or moderate content available on BNC’s products, should such products ever be developed, distributed and used by customers, in their country, restrict access to BNC’s products from their country partially or entirely, or impose other restrictions that may affect the accessibility of BNC’s products in their country for an extended period of time or indefinitely. In addition, government authorities may seek to restrict user access to BNC’s products if they consider us to be in violation of their laws or a threat to public safety or for other reasons. It is also possible that government authorities could take action that impairs BNC’s ability to sell advertising, including in countries where access to BNC’s consumer-facing products may be blocked or restricted. In the event that content shown on BNC’s products is subject to censorship, access to BNC’s products is restricted, in whole or in part, in one or more countries, BNC would be required to or could elect to make changes to BNC’s future operations, or other restrictions are imposed on BNC’s products, or BNC’s competitors are able to successfully penetrate new geographic markets or capture a greater share of existing geographic markets that BNC cannot access or where BNC face other restrictions, BNC’s ability to increase BNC’s user base, user engagement, or the level of advertising by marketers may be adversely affected, and BNC may not be able to grow BNC’s revenue as anticipated, and BNC’s financial results could be adversely affected.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data use and data protection, content, competition, safety and consumer protection, e-commerce, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to BNC’s products and business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm BNC’s business.

BNC is subject to a variety of laws and regulations in the United States and abroad that will involve matters central to BNC’s business, including privacy, data use, data protection and personal information, biometrics, encryption, rights of publicity, content, integrity, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, artificial intelligence and machine learning, electronic contracts and other communications, competition, protection of minors, consumer protection, civil rights, accessibility, telecommunications, product liability, e-commerce, taxation, economic or other trade controls including sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. The introduction of new products, expansion of BNC’s activities in certain jurisdictions, or other actions that BNC may take may subject it to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, consumer protection, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

These U.S. federal, state, and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which BNC operates, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with BNC’s current policies and practices. For example, regulatory or legislative actions or litigation affecting the manner in which BNC displays content to BNC’s users, moderate content, or obtain consent to various practices could adversely affect user growth and engagement. Such actions could affect the manner in which BNC provides its services or adversely affect BNC’s financial results.

As its business develops, BNC expects to become subject to significant legislative and regulatory developments, and proposed or new legislation and regulations could significantly affect BNC’s business in the future. For example, BNC intends to implement certain product changes and controls as a result of requirements under the European General Data Protection Regulation (“GDPR”), and may implement additional changes in the future. The interpretation of the GDPR is still evolving and draft decisions in investigations are subject to review by several European privacy regulators as part of the GDPR’s consistency mechanism, which may lead to significant changes in the final outcome of such investigations. As a result, the interpretation and enforcement of the GDPR, as well as the imposition and amount of penalties for non-compliance, are subject to significant uncertainty. The California Consumer Privacy Act (“CCPA”), as amended by the California Privacy Rights Act (“CPRA”), also establishes certain transparency rules and creates new data privacy rights for users, including limitations on BNC’s use of certain sensitive personal information and more ability for users to control the purposes for which their data is shared with third parties. Other states have proposed or enacted similar comprehensive privacy laws that afford users with similar data privacy rights and controls. These laws and regulations are evolving and subject to interpretation, and resulting limitations on BNC’s advertising services, or reductions of advertising by marketers, could adversely affect BNC’s advertising business.

These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, loss of revenue, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm BNC’s business, including fines or demands or orders that BNC modify or cease existing business practices.

Changes in laws affecting gaming and gambling or the public perception of gaming and gambling may adversely impact our or BNC’s business.

BNC offers a number of products and services, which may include a selection of gaming options, including games, sweepstakes, gambling, and social gaming experiences. Social gaming experiences have recently been the subject of civil lawsuits, and some jurisdictions have taken an adverse position to interactive social gaming, including “social casinos” and sweepstakes-based gaming. This could lead to states adopting legislation or imposing a regulatory framework to govern interactive social gaming or social casino or sweepstakes-based gaming specifically. These could also result in a prohibition on interactive social gaming or social casino or sweepstakes-based gaming altogether, restrict BNC’s ability to advertise its games, or substantially increase BNC or our costs to comply with these regulations, all of which could have an adverse effect on our or BNC’s results of operations, cash flows and financial condition. It is not possible to predict the likelihood, timing, scope, or terms of any such legislation or regulation or the extent to which they may affect our or BNC’s business.

Regulators in the future may pass additional rules and regulations that could adversely affect our or BNC’s business. In May 2019, the World Health Organization adopted a new edition of its International Classification of Diseases, which lists gaming addiction as a disorder. The American Psychiatric Association (“APA”) and U.S. regulators have yet to decide whether gaming addiction should be considered a behavioral disorder, but the APA has noted that research and the debate on its classification are ongoing. Certain countries, including China and South Korea, have enacted regulations, such as imposing both gaming curfews and spending limits for minors, and established treatment programs aimed at addressing gaming addiction. It is not possible to predict the likelihood, timing, scope, or terms of any similar regulations in any of the markets in which BNC operates, or the extent to which implementation of such regulations may adversely affect our or BNC’s reputation and business.

Consumer protection and health concerns regarding games and gambling such as BNC’s have been raised in the past and may again be raised in the future. Such concerns could lead to increased scrutiny over the manner in which BNC’s games are designed, developed, distributed, and presented. We and BNC cannot predict the likelihood, timing or scope of any concern reaching a level that will impact its business, or whether it would suffer any adverse impacts to our or BNC’s results of operations, cash flows and financial condition.

Our reputation may be harmed due to unfamiliarity or negative press associated with activities BNC is undertaking, including the online metaverse landscape, virtual markets, real world goods marketplaces, gaming, social activities, sweepstakes, gambling, and digital assets.

BNC is focused on the development of the online metaverse landscape and is focused on immersive digital experiences, including virtual markets, real world goods marketplaces, gaming, social activities, sweepstakes, gambling, and more. The activities BNC is undertaking are based on technology that is relatively new. Many companies operating in similar industries are unlicensed, unregulated and/or operate without supervision by any governmental authorities. As a result, users and the general public may lose confidence in BNC’s products and services. Companies like BNC that deal in digital assets are appealing targets for hackers and malware and may also be more likely to be targets of regulatory enforcement actions. Negative perception, a lack of stability and standardized regulation in the industries in which BNC operates and the failure of similar companies due to fraud, business failure, hackers or malware, or government mandated regulation, may reduce confidence in our or BNC’s business. Any of these events could have a material and adverse impact on our or BNC’s reputation and business.

We may be subject to regulatory and other government investigations, enforcement actions, settlements, and other inquiries in the future, which could cause us to incur substantial costs or require us or BNC to change its business practices in a manner materially adverse to its business.

Should BNC’s business ever expand to a significant degree, we and BNC’s management expects to receive formal and informal inquiries from government authorities and regulators regarding BNC’s compliance with laws and regulations, many of which are evolving and subject to interpretation. In such a scenario, we and BNC expect to be the subject of investigations, inquiries, data requests, requests for information, actions, and audits in the United States, particularly in the areas of privacy and data protection, including with respect to minors, law enforcement, consumer protection, civil rights, content moderation, blockchain technologies, sweepstakes, promotions, gaming, gambling, and competition. In addition, we or BNC may in the future be subject to regulatory orders or consent decrees.

We or BNC may also become subject to various litigation and formal and informal inquiries and investigations by competition authorities in the United States, which may relate to many aspects of BNC’s future business, including with respect to users and advertisers, as well as BNC’s industry. Such inquiries, investigations, and lawsuits concern, among other things, BNC’s business practices in the areas of social networking or social media services, digital advertising, gambling, and sweepstakes activities and/or mobile or online applications.

Orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities could cause us or BNC to incur substantial costs, expose us to civil and criminal liability (including liability for personnel) or penalties (including substantial monetary remedies), interrupt or require us or BNC to change its business practices in a manner materially adverse to our or BNC’s business (including changes products or user data practices), result in negative publicity and reputational harm, divert resources and the time and attention of management from our or BNC’s business, or subject us or BNC to other structural or behavioral remedies that adversely affect our or BNC’s business.

BNC expects, should its business ever develop, to be subject to regulatory and other government investigations, enforcement actions, settlements and other inquiries in the future, which could cause us BNC incur substantial costs or require BNC to change its business practices in a manner materially adverse to its business.

Should BNC’s business ever expand and to a significant degree, its management expects it to receive formal and informal inquiries from government authorities and regulators regarding BNC’s compliance with laws and regulations, many of which are evolving and subject to interpretation. In such a scenario, BNC expects to be the subject of investigations, inquiries, data requests, requests for information, actions, and audits in the United States, Europe, and around the world, particularly in the areas of privacy and data protection, including with respect to minors, law enforcement, consumer protection, civil rights, content moderation, and competition. In addition, BNC may in the future be subject to regulatory orders or consent decrees.

BNC may also become subject to various litigation and formal and informal inquiries and investigations by competition authorities in the United States, Europe, and other jurisdictions, which may relate to many aspects of BNC’s future business, including with respect to users and advertisers, as well as BNC’s industry. Such inquiries, investigations, and lawsuits concern, among other things, BNC’s business practices in the areas of social networking or social media services, digital advertising, and/or mobile or online applications.

Orders issued by, or inquiries or enforcement actions initiated by, government or regulatory authorities could cause BNC to incur substantial costs, expose us to civil and criminal liability (including liability for BNC’s personnel) or penalties (including substantial monetary remedies), interrupt or require BNC to change its business practices in a manner materially adverse to BNC’s business (including changes to BNC’s products or user data practices), result in negative publicity and reputational harm, divert resources and the time and attention of management from BNC’s business, or subject it to other structural or behavioral remedies that adversely affect BNC’s business.

Payment transactions may subject us to additional regulatory requirements and other risks that could be costly and difficult to comply with or that could harm BNC’s business.

Several of BNC’s future products may offer payments functionality, including enabling BNC’s users to purchase tangible, virtual, and digital goods from merchants and developers that offer applications using BNC’s payment infrastructure, send money to other users, and make donations to certain charitable organizations, among other activities. BNC is or may become subject to a variety of laws and regulations in the United States, Europe and elsewhere, including those governing anti-money laundering and counter-terrorist financing, money transmission, stored value, gift cards and other prepaid access instruments, electronic funds transfer, virtual currency, consumer protection, charitable fundraising, trade sanctions, and import and export restrictions. Depending on how BNC’s payment products evolve, BNC may also be subject to other laws and regulations including those governing gambling, banking, and lending. In some jurisdictions, the application or interpretation of these laws and regulations is not clear. BNC’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that BNC is found to be in violation of any such legal or regulatory requirements, BNC may be subject to monetary fines or other penalties such as a cease and desist order, or BNC may be required to make product changes, any of which could have an adverse effect on BNC’s business and financial results.

Risks Related to Data, Security, and Intellectual Property

Security breaches, improper access to or disclosure of BNC’s data or user data, other hacking and phishing attacks on BNC’s systems, or other cyber incidents could harm BNC’s reputation and adversely affect BNC’s business.

BNC’s industry is prone to cyber-attacks by third parties seeking unauthorized access to BNC’s data or users’ data or to disrupt BNC’s ability to provide service. BNC’s products and services involve the collection, storage, processing, and transmission of a large amount of data. Any failure to prevent or mitigate security breaches and improper access to or disclosure of BNC’s data or user data, including personal information, content, or payment information from users, or information from marketers, could result in the loss, modification, disclosure, destruction, or other misuse of such data, which could harm BNC’s business and reputation and diminish BNC’s competitive position. In addition, computer malware, viruses, social engineering (such as spear phishing attacks), scraping, and general hacking continue to be prevalent in BNC’s industry and are expected to occur on BNC’s systems in the future. BNC expects to regularly encounter attempts to create false or undesirable user accounts, purchase ads, or take other actions on BNC’s platform for purposes such as spamming, spreading misinformation, or other objectionable ends. Such attacks may cause interruptions to the services BNC intends to provide, degrade the user experience, cause users or marketers to lose confidence and trust in BNC’s products, impair BNC’s internal systems, or result in financial harm to BNC. BNC’s efforts to protect its data or the information BNC receives, and to disable undesirable activities on BNC’s platform, may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance, including defects or vulnerabilities in BNC’s vendors’ information technology systems or offerings; government surveillance; breaches of physical security of BNC’s facilities or technical infrastructure; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to BNC’s data or BNC’s users’ data. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although BNC intends to try to develop systems and processes that are designed to protect BNC’s data and user data, to prevent data loss, to disable undesirable accounts and activities on BNC’s platform, and to prevent or detect security breaches, BNC cannot assure you that such measures, if implemented, will provide adequate security, that BNC will be able to react in a timely manner, or that BNC’s remediation efforts will be successful. The changes in BNC’s work environment as a result of certain personnel working remotely could also impact the security of BNC’s systems, as well as BNC’s ability to protect against attacks and detect and respond to them quickly.

In addition, some of BNC’s developers or other partners, such as those that help us measure the effectiveness of ads, may receive or store information provided by us or by BNC’s users through mobile or web applications integrated with BNC’s products. BNC provide limited information to such third parties based on the scope of services provided to us. However, if these third parties or developers fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, BNC’s data or BNC’s users’ data may be improperly accessed, used, or disclosed.

BNC expects to experience such cyber-attacks and other security incidents of varying degrees from time to time, and BNC expects to incur significant costs in protecting against or remediating such incidents. In addition, BNC is subject to a variety of laws and regulations in the United States and abroad relating to cybersecurity and data protection. As a result, affected users or government authorities could initiate legal or regulatory actions against BNC in connection with any actual or perceived security breaches or improper access to or disclosure of data, which has occurred in the past and which could cause BNC to incur significant expense and liability or result in orders or consent decrees forcing BNC to modify its business practices. Such incidents or BNC’s efforts to remediate such incidents may also result in a decline in BNC’s active user base or engagement levels. Any of these events could have a material and adverse effect on BNC’s business, reputation, or financial results.

We anticipate that BNC’s efforts related to privacy, safety, security, and content review will identify additional instances of misuse of user data or other undesirable activity by third parties on BNC’s platform.

In addition to BNC’s efforts to mitigate cybersecurity risks, BNC intends to make investments in privacy, safety, security, and content review efforts to combat misuse of BNC’s services and user data by third parties, including investigations and audits of platform applications, as well as other enforcement efforts. As a result of these efforts BNC anticipates that BNC will discover and announce additional incidents of misuse of user data or other undesirable activity by third parties. BNC may not discover all such incidents or activity, whether as a result of BNC’s data or technical limitations, including BNC’s lack of visibility over BNC’s encrypted services, the allocation of resources to other projects, or other factors, and BNC may be notified of such incidents or activity by the FTC, the media or other third parties. Such incidents and activities may in the future include the use of user data or BNC’s systems in a manner inconsistent with BNC’s terms, contracts or policies, the existence of false or undesirable user accounts, improper advertising practices, activities that threaten people’s safety on or offline, or instances of spamming, scraping, data harvesting, unsecured datasets, or spreading misinformation. BNC may also be unsuccessful in its efforts to enforce BNC’s policies or otherwise remediate any such incidents. Consequences of any of the foregoing developments include negative effects on user trust and engagement, harm to BNC’s reputation, changes to BNC’s business practices in a manner adverse to BNC’s business, and adverse effects on BNC’s business and financial results. Any such developments may also subject BNC to additional litigation and regulatory inquiries, which could subject BNC to monetary penalties and damages, divert management’s time and attention, and lead to enhanced regulatory oversight.

BNC’s products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in BNC’s systems, could adversely affect BNC’s business.

BNC’s products and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, BNC’s products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage considerable amounts of data. The software and hardware on which BNC relies is expected to contain, errors, bugs, or vulnerabilities, and BNC’s systems are subject to certain technical limitations that may compromise BNC’s ability to meet BNC’s objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which BNC relies, or human error in using such systems, may in the future lead to outcomes including a negative experience for users and marketers who use BNC’s products, compromised ability of BNC’s products to perform in a manner consistent with BNC’s terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of BNC’s users and/or BNC’s intellectual property or other data, or reductions in BNC’s ability to provide some or all of BNC’s services. In addition, any errors, bugs, vulnerabilities, or defects in BNC’s systems or the software and hardware on which BNC relies, failures to properly address or mitigate the technical limitations in BNC’s systems, or associated degradations or interruptions of service or failures to fulfill BNC’s commitments to BNC’s users, are expected to lead to outcomes including damage to BNC’s reputation, loss of users, loss of marketers, prevention of its ability to generate revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect BNC’s business and financial results.

If BNC is unable to protect BNC’s intellectual property, the value of its brands and other intangible assets may be diminished, and its business may be adversely affected.

BNC relies, and expects to continue to rely on a combination of confidentiality, assignment, and license agreements with BNC’s employees, consultants, and third parties with whom BNC has relationships, as well as intellectual property laws, to protect BNC’s proprietary rights. In the United States and internationally, BNC expects to file various applications for protection of certain aspects of BNC’s intellectual property. Third parties may knowingly or unknowingly infringe BNC’s proprietary rights, third parties may challenge proprietary rights held by BNC in the future, and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which BNC operates or intends to operate. In any or all of these cases, BNC may be required to expend significant time and expense in order to prevent infringement or to enforce BNC’s rights. Although BNC expects to take measures to protect BNC’s proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to BNC’s and compete with BNC’s business. If the protection of BNC’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of BNC’s brands and other intangible assets may be diminished and competitors may be able to more effectively mimic BNC’s products, services and methods of operations. Any of these events could have an adverse effect on BNC’s business and financial results.

BNC expects to be party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming and, if resolved adversely, could have a significant impact on BNC’s business, financial condition, or results of operations.

Companies, in particular established ones, in the internet, technology, and media industries typically own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In the event that BNC ever develops a significant intellectual property portfolio, it would face similar challenges that established companies do. In addition, various "non-practicing entities" that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time to time BNC may introduce or acquire new products, which could increase BNC’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.

From time to time, BNC may receive notices from patent holders and other parties alleging that certain of BNC’s products and services, or user content, infringe their intellectual property rights. BNC expects, should its business ever develop, to be involved in a number of intellectual property lawsuits. Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all or even most cases. In addition, plaintiffs may seek, and BNC may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of BNC’s anticipated operations. BNC may seek, if possible, to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which BNC is a party is resolved adversely, BNC may be subject to an unfavorable judgment that may not be reversed upon appeal, if appealed. The terms of such a settlement or judgment may require us to cease some or all of BNC’s operations or require us pay substantial amounts to the other party, which we may not be able to afford. In addition, BNC may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase BNC’s operating costs and expenses. As a result, BNC may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense, could result in less effective technology or practices or otherwise negatively affect the user experience, or may not be feasible. BNC’s business, financial condition, and results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

Risks Related to Circle 8

Circle 8 uses substantial leverage in its capital structure which could adversely affect its financial condition. Although Circle 8’s debt-to-EBITDA ratio is below the industry median, operational disruptions or economic shocks could hinder Circle 8’s ability to service its debt and impact its solvency. Additionally, the industry tends to heavily rely on debt to finance expansionary initiatives, whether through organic growth or acquisitions.

Circle 8 currently has a substantial amount of outstanding debt. As of December 31, 2022, it had total outstanding indebtedness of approximately $25.6 million, of which $15.1 million was borrowed from CIT Northbridge Credit, LLC (“CITN”) in a senior secured asset-based revolving line of credit and $10.6 million consists of outstanding equipment notes transferred from De Lage Landen Group, LLC (“DLL”). Circle 8 has the ability to increase the CITN loan by $10 million. Circle 8 may further increase its debt balance where permitted by incumbent lenders for growth and expansionary purposes. Circle 8’s substantial indebtedness could have important consequences. For example, it may:

•	increase Circle 8’s vulnerability to general adverse economic, industry and competitive conditions;
•	require management to dedicate a substantial portion of Circle 8’s cash flow from operations to interest payments and principal repayment, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions, dividend payments to its owners and other general corporate purposes;
•	limit Circle 8’s flexibility in planning for, or reacting to, changes in Circle 8’s specific business and the industry in which it operates;
•	place Circle 8 at a competitive disadvantage compared to its competitors that have less debt; and
•	limit Circle 8’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

Circle 8 expects to use cash flow from operations and borrowings under the CITN commitment to meet current and future financial obligations, including funding operations, debt service and capital expenditures. Circle 8’s ability to make these payments depends on future operational performance, which will be affected by financial, business, economic and other factors, many of which Circle 8 cannot control. Circle 8’s business may not generate sufficient cash flow from operations in the future or be able to appropriately adjust operations to suit organic industry developments, which could result in Circle 8’s inability to service its debt obligations, or to fund other liquidity needs. If Circle 8 has insufficient capital to cover its debt obligations, it may be forced to reduce or delay ongoing or growth activities and capital expenditures, sell assets, obtain additional debt or dilutive equity capital or restructure or refinance all or a portion of its debt, including the incumbent CITN and DLL loans, and any other incremental loans, on or before maturity. There can be no assurance that Circle 8 will be able to accomplish any of these alternatives on terms acceptable to it or to us, if at all. In addition, the terms of existing or future indebtedness, including the agreements governing the incumbent loans, may limit Circle 8’s ability to pursue any of other alternatives.

While Circle 8 has had an industry-leading safety record throughout its history, it operates in a potentially hazardous industry, and any safety incident could significantly impact its operations. A blemish on Circle 8’s safety record could lead to direct consequences such as fines, levies, and increased insurance premiums, as well as indirect consequences such as customers preferring competitors with better safety records.

The lifting solutions business is inherently risky, and accidents can occur due to a variety of factors, including negligence and unforeseeable events. Despite this, Circle 8 has maintained an industry-leading safety record and has not experienced any incidents that have significantly impacted its operations. While Circle 8 has a safety program in place, it cannot guarantee protection against unforeseeable events or “acts of God.” Any safety transgressions can have a material impact on sales and operating results, leading to fines and levies, and potentially causing customers to prefer competitors with better safety records. Therefore, Circle 8 places a great emphasis on maintaining its safety program and continually improving its practices to minimize the risk of incidents occurring.

The lifting solutions business is dependent on the domestic oil markets’ activity, oil pricing, construction and industrial activities, and the overall economic conditions. Any downturn in these areas could adversely affect the demand for lifting solutions, leading to decreased sales and lower lifting solutions prices, which may result in a decline in Circle 8’s revenues, gross margins and operating results.

Circle 8 primarily provides lifting solutions for the U.S. domestic oil market. As such, any downturn in the U.S. domestic oil market or the economy as a whole could result in reduced demand for its services or lower sales prices. Additionally, its business may face temporary or long-term negative impacts due to:

•	a reduction in extraction levels by customers due to increased costs and break-even oil price and lower levels of reserves due to depletion of existing reserves and resources;
•	exploration and drilling are capital intensive and results are uncertain, which may limit Circle 8’s current clients’ demand for Circle 8’s services and adversely affect its ability to generate new clients;
•	until it executes on its expansion program, dependence on a limited number of clients in a niche oil services market could make Circle 8 vulnerable compared to larger industry incumbents with greater client diversity;

•	unfavorable credit and equity markets affecting end-user access to capital or cost of capital, also potentially increasing the all-in cash costs and break-even oil prices may make operations of its current and future clients no longer economically viable;

•	adverse changes in federal, state, tribal and local government infrastructure spending;

•	an increase in the cost of consumables and construction materials related to oil extraction and infrastructure construction;

•	adverse weather conditions or natural disasters which may affect a particular region;

•	a decrease in the level of exploration, development, production activity and capital spending by oil and natural gas companies;

•	an increase in inflationary pressure on materials and labor;

•	labor issues such as strikes or worker shortages;

•	a prolonged shutdown of the U.S. government;

•	an increase in interest rates;

•	supply chain disruptions;

•	changes in federal and state regulations related to climate change and greenhouse gas emissions may materially adversely impact Circle 8’s and/or its clients’ revenues, operating results and profitability;

•	public health crises and epidemics, such as COVID-19; or

•	terrorism or hostilities involving the United States and/or its allies.

Weakness or deterioration in the oil services industry, renewables infrastructure construction, plant turn-around and public and industrial infrastructure construction sectors caused by the above or other factors could have a material adverse effect on Circle 8’s financial position, results of operations and cash flows in the future and may also have a material adverse effect on residual values realized on the disposition of the existing and future rental fleet.

Circle 8’s business is highly reliant on the availability of specialized skilled labor, and this dependency is particularly pronounced given the current scarcity of domestic U.S. skilled labor. This scarcity is at an all-time high, which is further compounded as labor requirements to operate in Circle 8 ‘s business becomes even more specialized.

The lifting solutions business requires licensed operators to operate safely and within U.S. domestic regulatory requirements. It takes several months and material funding to be trained to become a licensed crane operator, making the availability of qualified labor scarce for the lifting solutions industry in general and specifically in remote locations in which Circle 8’s client set operates its oil services. Availability of labor may have a significant impact on Circle 8’s ability to service its current client set and to be able to execute on its expansion program.

Additionally, the training and licensing requirements for crane operators can vary by state and even by municipality, which can create further challenges for Circle 8 in sourcing and deploying qualified labor in different geographic locations. Moreover, the competitive labor market for skilled workers in the oil services industry could potentially drive up labor costs for Circle 8, which would impact its profitability and competitiveness.

Circle 8’s business is, directly and indirectly, dependent on a functioning global supply chain system. The oil and steel markets are global, and many suppliers, vendors, OEM’s and parts manufacturers for Circle 8 and its clients’ industries are offshore.

The lifting solutions business success is heavily dependent on the availability and efficient conversion to elevated utilization rates of the lifting assets. This metrics can be fundamentally impacted by the functionality of the global supply chain, which plays several roles in the lifting solutions business. For example, supply chain disruptions could delay the delivery of critical parts and components needed for maintenance and repair of lifting assets, leading to longer downtime periods and reduced utilization rates.

In addition, fluctuations in commodity prices could impact the cost of raw materials needed to manufacture lifting assets, potentially affecting the company’s profitability. These fluctuations, among others, could impact the efficiency and profitability of Circle 8’s lifting solutions business and can be impacted by a variety of factors, including the following:

•	possible geopolitical unrest and conflict may impact ability to receive new parts or new cranes in a timely manner, if at all, to optimize utilization and ultimately, profitability;

•	reliance on foreign suppliers for cranes and exposure to trade embargoes could impede its ability to procure necessary parts and equipment to execute its growth strategies and maintain its fleet;

•	inflationary pressures resulting from supply chain disruptions and labor shortages could make it difficult for Circle 8 to repair and replace its crane equipment at regular costs;

•	fuel price escalation could have a material impact on gross profit since it is typically approximately 7% of the operating cost structure in recent history;

•	oil market sanctions and political pressure on domestic production reduction may adversely impact Circle 8’s core clients and its revenues and profitability; or

•	steel market sanctions, trade embargoes and other supply chain shocks may adversely impact public and private infrastructure and renewables new construction and maintenance projects, ultimately slowing Circle 8’s strategic transition to diversify its end markets and client base.

Furthermore, as Circle 8 expands its operations, it may need to rely on suppliers and logistics partners in new geographic regions, which could expose the company to additional supply chain risks.

Circle 8’s reliance on a limited number of equipment manufacturers exposes the company to significant risks, as the termination or disruption of relationships with any of these manufacturers could adversely impact Circle 8’s ability to obtain equipment in a timely or adequate manner, potentially leading to operational disruptions and financial losses.

Circle 8 purchases most of its equipment from a leading, nationally recognized original equipment manufacturer (“OEM”). For the year ended December 31, 2022, the company did not purchase any new equipment as it was in a period of restructuring and right sizing its fleet. Prior to that, it purchased 100% of its equipment from Manitowoc. Circle 8 plans to diversify its supplier base going forward to alleviate this risk to some extent. The termination of its existing relationship with any major supplier could have a material adverse effect on the business, financial condition or results of operations if it were unable to obtain equipment in an adequate or timely manner.

Circle 8 faces risks related to heightened inflation, recession, financial and credit market disruptions and other economic conditions.

Circle 8 financial results, operations and forecasts depend significantly on worldwide economic and geopolitical conditions, the demand for Circle 8’s products, and the financial condition of its customers and suppliers. Economic weakness and geopolitical uncertainty have in the past resulted, and may result in the future, in reduced demand for lifting solutions resulting in decreased sales, margins and earnings. In 2022, the U.S. experienced significantly heightened inflationary pressures which have continued into 2023. It is difficult to fully mitigate the impact of inflation through price increases passed through to customers that are operating in commodity sector with global end market pricing mechanisms, productivity initiatives and cost savings, which could have an adverse effect on Circle 8’s financial results and position. In addition, if the U.S. economy enters a recession, Circle 8’s sales may decline, which could have an adverse effect on its overall business, operating results and financial condition. Similarly, disruptions in financial and/or credit markets may impact Circle 8’s ability to manage normal commercial relationships with its customers, suppliers and creditors. Further, in the event of a recession or threat of a recession, Circle 8’s customers and suppliers may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm Circle 8’s ability to meet its customer demands or collect revenue or otherwise could harm the business and its ability to service incumbent loans, ultimately leading to possible insolvency. An economic or credit crisis could occur and impair credit availability and Circle 8’s ability to raise capital as required for ongoing working capital, maintenance capital and expansion capex. A disruption in the financial markets could impair Circle 8’s banking or other business partners, on whom it relies for access to capital. In addition, changes in tax or interest rates in the U.S. or other nations, whether due to recession, economic disruptions or other reasons, could have an adverse effect on Circle 8’s operating results. Economic weakness and geopolitical uncertainty may also lead to asset impairment, restructuring actions or adjust Circle 8’s operating strategy and reduce expenses in response to decreased sales or margins. Circle 8 may not be able to adequately adjust its cost structure in a timely fashion, which could have an adverse effect on its operating results and financial condition. Uncertainty about economic conditions may increase foreign currency volatility in markets in which it transacts business, which could have an adverse effect on Circle 8 operating results.

The inability to forecast trends accurately may have an adverse impact on Circle 8’s business and financial condition.

An economic downturn or economic uncertainty makes it difficult to forecast trends. For example, the economic uncertainty caused by COVID-19, and its impact on Circle 8’s future operational and financial performance was highly dependent on the depth and duration of the pandemic, as well as the government-mandated restrictions on economic activity and government economic stimulus packages passed in response to the economic downturn. More recently, rising interest rates, higher than expected inflation, and several bank failures also underscore the potential impact of ongoing economic risks to Circle 8’s operations and financial performance. These factors can lead to increased borrowing costs, reduced consumer spending, and reduced access to credit, among other potential challenges.

This uncertainty makes it difficult to forecast Circle 8’s future operating performance, cash flows and financial position, which could have an adverse impact on its business and financial condition. Additionally, uncertainty regarding future oil and natural gas prices have negatively impacted the exploration, production and construction activity of Circle 8’s customers in those markets. Uncertainty regarding future lifting solutions demand could cause Circle 8 to maintain excess equipment inventory and increase its equipment inventory carrying costs, decrease utilization and cause a technical default in certain covenants. Alternatively, difficulty forecasting, in addition to labor shortages and supply chain disruptions could cause a shortage incremental rental equipment that could result in an inability to satisfy demand for Circle 8 service and a loss of market share.

Circle 8’s revenue and operating results may fluctuate, which could result in a decline in profitability and make it more difficult to grow the business.

Circle 8’s revenue and operating results have historically varied from month to month and quarter to quarter. Periods of decline could result in an overall decline in profitability and make it more difficult to adequately service indebtedness and grow the business using incremental leverage. It can be expected that Circle 8’s quarterly results will continue to fluctuate in the future due to a number of factors, including the following:

•	general economic conditions in the markets in which the company operates;

•	the cyclical nature of Circle 8’s customers’ business, particularly Circle 8’s oil services customer and prospective customers in the construction industry;

•	sales patterns in general in the construction industry, with sales activity tending to be lower in the winter months, which causes significant volatility in utilization;

•	changes in the size of Circle 8’s fleet due to rapid growth followed by a slow-down and Circle 8’s ability to service and maintain its fleet in a timely manner;

•	an overcapacity of fleet in the crane services industry;

•	severe weather and seismic conditions temporarily affecting the regions in which Circle 8 operates;

•	supply chain or other disruptions that impact its ability to obtain equipment and other supplies from key suppliers on acceptable terms or at all;

•	changes in corporate spending for plants and facilities or changes in government spending for infrastructure projects;

•	changes in interest rates and related changes in Circle 8’s interest expense and debt service obligations; or

•	the possible need, from time to time, to record impairment charges or other write-offs or charges due to a variety of occurrences, such as the impairment of assets, existing location divestitures, dislocation in the equity and/or credit markets, consolidations or closings, restructurings, or the refinancing of existing indebtedness.

Circle 8 is subject to competition, which may have a material adverse effect on its business by reducing its ability to increase or maintain revenues or profitability.

The full-service crane services and lifting solutions industry is highly competitive and fragmented. Many of the markets in which Circle 8 operates are served by numerous competitors, ranging from global, national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. Circle 8 has historically competed on the bases of availability, quality, reliability, delivery and price. Some of Circle 8’s competitors have significantly greater financial, marketing and other resources than it does, and may be able to reduce rates. Circle 8 may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on its business, financial condition and results of operations.

The cost of new Circle 8 rental fleet units may increase and therefore may require a larger equity investment equipment. In some cases, it may not be possible to procure equipment on a timely basis due to supplier constraints, among other reasons.

The cost of new equipment from manufacturers of Circle 8 fleet may increase because of increased raw material costs, including increases in the cost of steel, which is a primary material used in almost all of the equipment Circle 8 uses, labor shortages, supply chain disruptions or due to increased regulatory requirements, such as those related to emissions. In addition, in an effort to combat climate change, Circle 8’s customers may require Circle 8’s fleet to meet certain standards which may not be able to be met without capital intensive and time-consuming fleet unit retrofits or ultimately cost prohibitive replacements. If such retrofits or replacements cannot be achieved in a timely manner, or at all, Circle 8’s sales, financial results and financial position would be materially adversely impacted. These increases could materially impact Circle 8 financial condition or results of operations in future periods if Circle 8 is not able to pass such cost increases through to its customers.

Circle 8’s fleet is subject to residual value risk upon disposition.

The market value of any given piece of equipment could be less than its depreciated value at the time it is sold. The market value of used rental equipment depends on several factors, including:

•	the market price for new equipment of a like kind;

•	wear and tear on the equipment relative to its age;

•	the time of year that it is sold (prices are generally higher during the busy season);

•	worldwide and domestic demands for used equipment;

•	the supply of used equipment on the market; and

•	general economic conditions.

Circle 8 typically includes in operating income the difference between the sales price and the depreciated value of an item of equipment sold. Although for the year ended December 31, 2022, Circle 8 sold used equipment from Circle 8 rental fleet reducing its fleet from 65 to 54 cranes at an average selling price above of net orderly liquidation value, it cannot be assured that used equipment selling prices will not decline. Any significant decline in the selling prices for used equipment could have a material adverse effect on Circle 8’s business, financial condition, results of operations or cash flows.

As Circle 8’s rental fleet ages, its operating costs may increase, it may be unable to pass along such costs to customers, and earnings may decrease. The costs of new fleet units may increase, requiring Circle 8 to spend more for replacement equipment or preventing it from procuring equipment on a timely basis.

If Circle 8’s rental equipment ages, the costs of maintaining such equipment, if not replaced within a certain period of time, will likely increase. The costs of maintenance may materially increase in the future and could lead to material adverse effects on Circle 8’s results of operations. The cost of new equipment for use in Circle 8’s rental fleet could also increase due to increased material costs for its suppliers (including tariffs on raw materials) or other factors beyond Circle 8’s control. Such increases could materially adversely impact Circle 8’s financial condition and results of operations in future periods. Furthermore, changes in customer demand could cause certain of Circle 8’s existing equipment to become obsolete and require Circle 8 to purchase new equipment at increased costs.

Labor disputes could disrupt Circle 8’s ability to serve its customers and/or lead to higher labor costs.

As of December 31, 2022, Circle 8 had approximately 110 employees in Texas, Louisiana and Oklahoma, none of whom is unionized. While Circle 8 has no current plans to unionize any of its locations, it recognizes the possibility of a branch or group of branches in a state becoming unionized against Circle 8’s wishes in the future. However, Circle 8 is committed to maintaining positive and productive relationships with its employees without union influence, prioritizing open communication and collaboration to address any concerns and ensure a positive work environment.

Circle 8 employee’s union organizing efforts or collective bargaining negotiations could potentially lead to work stoppages and/or slowdowns or strikes by certain of Circle 8 employees, which could adversely affect its ability to serve its customers.

Climate change, climate change regulations and greenhouse effects may materially adversely impact Circle 8 operations and markets.

Climate change and its association with greenhouse gas emissions is receiving increased attention from the scientific and political communities. The U.S. federal government, certain U.S. states and certain other countries and regions have adopted or are considering legislation or regulation imposing overall caps or taxes on greenhouse gas emissions from certain sectors or facility categories. Such new laws or regulations, or stricter enforcement of existing laws and regulations, could increase the costs of operating Circle 8’s businesses, reduce the demand for its products and services and impact the prices charged to customers, any or all of which could adversely affect Circle 8’s results of operations. Failure to comply with any legislation or regulations could potentially result in substantial fines, criminal sanctions or operational changes. Moreover, even without such legislation or regulation, the perspectives of Circle 8’s customers, employees and other stakeholders regarding climate change are continuing to evolve, and increased awareness of, or any adverse publicity regarding, the effects of greenhouse gases could harm Circle 8’s reputation or reduce customer demand for Circle 8’s products and services. Additionally, as severe weather events become increasingly common, Circle 8’s and its customers’ operations may be disrupted, which could result in increased operational costs or reduced demand for its products and services, which could have an adverse effect on Circle 8’s results of operations. In addition, climate change may also reduce the availability or increase the cost of insurance for weather-related events as well as may impact the global economy, including as a result of disruptions to supply chains. Circle 8 anticipates that climate change-related risks will increase over time.

Risks Related to Our Business and Industry – Hotel Properties

We operate in a highly competitive industry.

The lodging industry is highly competitive. Our principal competitors are other owners and investors in full-service hotels as well as major hospitality chains with well-established and recognized brands. Our hotels face competition for individual guests, group reservations and conference business. We also compete against smaller hotel chains and independent and local hotel owners and operators. Additionally, we face competition from peer-to-peer inventory sources that allow travelers to stay at homes and apartments booked from owners. New hotels may be constructed, and these additions create new competitors, in some cases without corresponding increases in demand for hotel rooms. Our competitors may have greater commercial, financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively and adversely affect our revenues and profitability as well as limit or slow our future growth.

The growth of internet reservation channels is another source of competition that could adversely affect our business. A significant percentage of hotel rooms for individual customers are booked through internet travel intermediaries. As intermediary bookings increase, they may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our hotels. While internet travel intermediaries traditionally have competed to attract transient business rather than group and convention business, in recent years they have expanded their business to include marketing to large group and convention business. If that expansion continues, it could both divert group and convention business away from our hotels and increase our cost of sales for group and convention business and materially adversely affect our revenues and profitability.

Our franchisors and brand managers require us to make capital expenditures pursuant to property improvement plans (“PIPs”), and any failure on our part to make the expenditures required under the PIPs or to comply with brand standards could cause the franchisors or hotel brands to terminate the franchise, management or operating lease agreements.

In connection with our acquisition of the Properties in December 2021, our franchisors and brand managers required us to agree to undertake PIPs in the amount of $13.7 million. If we do not satisfy the PIP renovation requirements, the franchisor or hotel brand may have the right to terminate the applicable agreement. In addition, in the event that we are in default under any franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages, generally equal to a percentage of gross room revenue for the preceding two-, three- or five-year period for the hotel or a percentage of gross revenue for the preceding twelve-month period for all hotels operated under the franchised brand if the hotel has not been operating for at least two years. In addition, our franchisors and brand managers may require that we make renovations to certain of our hotels in connection with revisions to our franchise, management or operating lease agreements. In addition, upon regular inspection of our hotels, our franchisors and hotel brands may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

All of our hotels operate under a brand owned by Marriott or Hilton. Should either of these brands experience a negative event, or receive negative publicity, our operating results may be harmed.

All of our hotels are operated under nationally recognized brands, either Marriott or Hilton, which are among the most respected and widely recognized brands in the lodging industry. As a result, a significant concentration of our success is dependent in part on the success of Marriott and Hilton. Consequently, if market recognition or the positive perception of Marriott and/or Hilton is reduced or compromised, the goodwill associated with our Marriott and/or Hilton branded hotels may be adversely affected, which may have an adverse effect on our results of operations. Additionally, any negative perceptions or negative impact to operating results from any proposed or future consolidations between nationally recognized brands could have an adverse effect on our results of operations.

Our franchisors and brand managers may change certain policies or cost allocations that could negatively impact our hotels.

Our franchisors and brand managers incur certain costs that are allocated to our hotels subject to our franchise, management, or operating lease agreements. Those costs may increase over time or our franchisors and brand managers may elect to introduce new programs that could increase costs allocated to our hotels. In addition, certain policies, such as our third-party managers’ frequent guest programs, may be altered resulting in reduced revenue or increased costs to our hotels.

Because our hotels are operated under franchise agreements or are brand managed, termination of these franchise, management or operating lease agreements could cause us to lose business at our hotels or lead to a default or acceleration of our obligations under certain of our debt instruments.

All of our hotels are operated under franchise, management or operating lease agreements with franchisors or hotel management companies, such as Marriott and Hilton. In general, under these arrangements, the franchisor or brand manager provides marketing services and room reservations and certain other operating assistance, but requires us to pay significant fees to it and to maintain the hotel in a required condition. If we fail to maintain these required standards, then the franchisor or hotel brand may terminate its agreement with us and obtain damages for any liability we may have caused. Moreover, from time to time, we may receive notices from franchisors or the hotel brands regarding our alleged non-compliance with the franchise agreements or brand standards, and we may disagree with these claims that we are not in compliance. Any disputes arising under these agreements could also lead to a termination of a franchise, management or operating lease agreement and a payment of liquidated damages. Such a termination may trigger a default or acceleration of our obligations under some of our debt instruments. In addition, as our franchise, management or operating lease agreements expire, we may not be able to renew them on favorable terms or at all. If we were to lose a franchise or hotel brand for a particular hotel, it could harm the operation, financing or value of that hotel due to the loss of the franchise or hotel brand name, marketing support and centralized reservation system. Furthermore, the loss of a franchise license at a particular hotel could harm our relationship with the franchisor or brand manager and cause us to incur significant costs to obtain a new franchise license or brand management agreement for the particular hotel. Accordingly, if we lose one or more franchise licenses or brand management agreements, it could materially and adversely affect our results of operations and profitability as well as limit or slow our future growth.

Our hotels are geographically concentrated and, accordingly, we could be disproportionately harmed by adverse changes to these markets, natural disasters, regulations, or terrorist attacks.

Our hotels are located in a single geographic market, which exposes us to greater risk to local economic or business conditions, changes in hotel supply in this market, and other conditions than more geographically diversified hotel owners. An economic downturn, an increase in hotel supply, a force majeure event, a natural disaster, changing weather patterns, a terrorist attack or similar event in this market likely would cause a decline in the hotel market and adversely affect occupancy rates, the financial performance of our hotels and our overall results of operations, which could be material, and could significantly increase our costs.

The need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected by the increased use of business-related technology.

During 2020 and into 2022, the COVID-19 pandemic caused a significant decrease in business-related travel as companies turned to virtual meetings in order to protect the health and safety of their employees. While business transient demand improved in 2022 as compared to 2020, it remains below pre-pandemic levels. The increased use of teleconferencing and video-conference technology by businesses may continue in the future, which could result in further decreases in business travel as companies become accustomed to the use of technologies that allow multiple parties from different locations to participate in meetings without traveling to a centralized meeting location, such as our hotels. To the extent that such technologies, or new technologies, play an increased role in day-to-day business interactions and the necessity for business-related travel decreases, demand for hotel rooms may decrease and our hotels could be adversely affected.

Rising operating expenses or low occupancy rates could reduce cash flow.

Our hotels, and any hotels we may buy in the future, are and will be subject to operating risks common to the lodging industry in general. If any hotel is not occupied at a level sufficient to cover our operating expenses, then we could be required to spend additional funds for that hotel’s operating expenses. For example, during 2020 and into 2022, operations at many hotels were either temporarily suspended or reduced due to the COVID-19 pandemic, and hotel owners were required to fund hotel payroll expenses, maintenance expenses, fixed hotel costs such as ground rent, insurance expenses, property taxes and scheduled debt payments. Hotels may be subject to increases in real estate and other tax rates, utility costs, operating expenses including labor and employee-related benefits, insurance costs, repairs and maintenance and administrative expenses, which could reduce cash flow.

Laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages.

Our hotel properties are subject to various federal, state and local laws relating to the environment, fire and safety and access and use by disabled persons. Under these laws, courts and government agencies have the authority to require us, if we are the owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under such environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in or working at a hotel may seek to recover damages for injuries suffered. Additionally, some of these environmental laws restrict the use of a property or place conditions on various activities. For example, some laws require a business using chemicals (such as swimming pool chemicals at our hotels) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for the types of costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could reduce the funds available for distribution to our stockholders. Future laws or regulations may impose material environmental liabilities on us, or the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Our hotel properties are also subject to the Americans with Disabilities Act (“ADA”). Under the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers and non-compliance could result in the U.S. government imposing fines or in private litigants’ winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition and results of operations could be harmed. In addition, we are required to operate our hotel properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and become applicable to our properties.

Risks Related to Our Business and Industry - Overview

If we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected.

The markets in which we operate are characterized by technological changes. Such changes, including evolving industry standards, changes in customer requirements and new product introductions and enhancements, could render our products obsolete. Accordingly, we are required to constantly monitor and anticipate technological changes in our industry and develop new product offerings and technologies or adapt or modify our existing offerings and technologies to keep pace with technological advances in our industry and remain competitive.

Our ability to implement our business strategy and continue to grow our revenues will depend on a number of factors, including our continuing ability to:

●	identify emerging technological trends in our current and target markets;
●	identify additional uses for our existing technology to address customer needs in our current and future markets;
●	enhance our offerings by adding innovative features that differentiate our offerings from those of our competitors; and
●	design, develop, manufacture, assemble, test, market and support new products and enhancements in a timely and cost-effective manner.

We believe that, to remain competitive in the future, we will need to continue to invest significant financial resources in developing new offerings and technologies or to adapt or modify our existing offerings and technologies, including through internal research and development, strategic acquisitions and joint ventures or other arrangements. However, these efforts may be more costly than we anticipate and there can be no assurance that they will be successful.

If we are unable to identify, attract, train and retain qualified personnel, especially our design and technical personnel, our business and results of operations would be materially and adversely affected and we may not be able to effectively execute our business strategy.

Our performance and future success largely depends on our continuing ability to identify, attract, train, retain and motivate qualified personnel, including our management, sales and marketing, finance and in particular our engineering, design and technical personnel. For example, we currently have limited number of qualified personnel for the assembling and testing processes. We do not know whether we will be able to retain all these personnel as we continue to pursue our business strategy. Our engineering, design and technical personnel represent a significant asset. The competition for qualified personnel in our industries is intense and constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key engineering, design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

Our future results will depend on our ability to maintain and expand our existing sales channels and to build out marketing, business development and sales functions for the operating subsidiaries.

To grow our legacy businesses, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Currently, only Relec, the operating subsidiary that we acquired in November 2020, has an effective sales force focused on establishing relationships with customers that we expect to endure over time. In other subsidiaries, we have historically relied on key executives to drive growth through return business with existing customers. Building out marketing, business development and sales functions in all operating subsidiaries is critical to drive significant growth in line with our strategic plans. While we perform certain of these activities ourselves, we may contract for marketing services to improve our websites, manage public relations and optimize our social media presence. Failure to recruit and retain the business development and sale personnel to execute on outreach and capture of new business, or the failure of those new hires or marketing services to perform as expected, will limit our ability to achieve our growth targets.

We are dependent upon our ability, and our contract manufacturers’ ability, to timely procure electronic components.

Because of the global economy, many raw material vendors have reduced capacities, closed production lines and, in some cases, even discontinued their operations. As a result, there is a global shortage of certain electronic or mineral components, which may extend our production lead-time and our production costs. Some materials are no longer available to support some of our products, thereby requiring us to search for cross materials or, even worse, redesign some of our products to support currently available materials. Such redesign efforts may require certain regulatory and safety agency re-submittals, which may cause further production delays. While we have initiated actions that we believe will limit our exposure to such problems, the dynamic business conditions in many of our markets may challenge the solutions that have been put in place, and issues may recur in the future.

In addition, some of our products are manufactured, assembled and tested by third party subcontractors and contract manufacturers located in Asia. While we have had relationships with many of these third parties in the past, we cannot predict how or whether these relationships will continue in the future. In addition, changes in management, financial viability, manufacturing demand or capacity, or other factors, at these third parties could hurt our ability to manufacture our products.

We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues and net income.

We currently depend upon a few major OEMs and other customers for a significant portion of our revenues. If our major OEM customers will reduce or cancel their orders scaling back some of their activities, our revenues and net income would be significantly reduced. Furthermore, diversions in the capital spending of certain of these customers to new network elements have and could continue to lead to their reduced demand for our products, which could, in turn, have a material adverse effect on our business and results of operations. If the financial condition of one or more of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result. We are dependent on the electronic equipment industry, and accordingly will be affected by the impact on that industry of current economic conditions.

Substantially all of our existing customers are in the electronic equipment industry, and they manufacture products that are subject to rapid technological change, obsolescence, and large fluctuations in demand. This industry is further characterized by intense competition and volatility. The OEMs serving this industry are pressured for increased product performance and lower product prices. OEMs, in turn, make similar demands on their suppliers, such as us, for increased product performance and lower prices. Such demands may adversely affect our ability to successfully compete in certain markets or our ability to sustain our gross margins.

Our reliance on subcontract manufacturers to manufacture certain aspects of our products involves risks, including delays in product shipments and reduced control over product quality.

Since we do not own significant manufacturing facilities, we must rely on, and will continue to rely on, a limited number of subcontract manufacturers to manufacture our power supply products. Our reliance upon such subcontract manufacturers involves several risks, including reduced control over manufacturing costs, delivery times, reliability and quality of components, unfavorable currency exchange fluctuations, and continued inflationary pressures on many of the raw materials used in the manufacturing of our power supply products. If we were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity, inability of our subcontract manufacturers to procure raw materials, the loss of key assembly subcontractors, difficulties associated with the transition to our new subcontract manufacturers or other factors, we could experience lost revenues, increased costs, and delays in, or cancellations or rescheduling of, orders or shipments, any of which would materially harm our business.

We outsource, and are dependent upon developer partners for, the development of some of our custom design products.

We made an operational decision to outsource some of our custom design products to numerous developer partners. This business structure will remain in place until the custom design volume justifies expanding our in house capabilities. Incomplete product designs that do not fully comply with the customer specifications and requirements might affect our ability to transition to a volume production stage of the custom designed product where the revenue goals are dependent on the high volume of custom product production. Furthermore, we rely on the design partners’ ability to provide high quality prototypes of the designed product for our customer approval as a critical stage to approve production.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, could reduce our profitability. Similarly, price erosion can reduce our profitability by decreasing our revenues and our gross margins. In fact, we have seen price erosion over the last several years on most of the products we sell, and we expect additional price erosion in the future.

Our future results are dependent on our ability to establish, maintain and expand our manufacturers’ representative OEM relationships and our other relationships.

We market and sell our products through domestic and international OEM relationships and other distribution channels, such as manufacturers’ representatives and distributors. Our future results are dependent on our ability to establish, maintain and expand our relationships with OEMs as well as with manufacturers’ representatives and distributors to sell our products. If, however, the third parties with whom we have entered into such OEM and other arrangements should fail to meet their contractual obligations, cease doing, or reduce the amount of their, business with us or otherwise fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

We may not be able to procure necessary key components for our products, or we may purchase too much inventory or the wrong inventory.

The power supply industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for our products, we may not have adequate supplies of inventory on hand to satisfy our customers' needs. Furthermore, during these periods of growth, our suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that we require to build products so that we can meet our customers' needs. Our inability to secure sufficient components to build products for our customers could negatively impact our sales and operating results. We may choose to mitigate this risk by increasing the levels of inventory for certain key components. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets. If we purchase too much inventory or the wrong inventory, we may have to record additional inventory reserves or write-off the inventory, which could have a material adverse effect on our gross margins and on our results of operations.

Although we depend on sales of our legacy products for a meaningful portion of our revenues, these products are mature and their sales will decline.

A relatively large portion of our sales have historically been attributable to our legacy products. However, these sales are declining. Although we are unable to predict future prices for our legacy products, we expect that prices for these products will continue to be subject to significant downward pressure in certain markets for the reasons described above. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to expand our customer base, to increase unit sales volumes of these products and to successfully, develop, introduce and sell new products such as custom design and value-added products. We cannot assure you that we will be able to expand our customer base, increase unit sales volumes of existing products or develop, introduce and/or sell new products.

Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

We are subject to certain governmental regulatory restrictions relating to our international sales.

Some of our products are subject to International Traffic In Arms Regulation (“ITAR”), which are interpreted, enforced and administered by the U.S. Department of State. ITAR regulation controls not only the export, import and trade of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services as well as foreign production. Any delays in obtaining the required export, import or trade licenses for products subject to ITAR regulation and rules could have a material adverse effect on our business, financial condition, and/or operating results. In addition, changes in U.S. export and import laws that require us to obtain additional export and import licenses or delays in obtaining export or import licenses currently being sought could cause significant shipment delays and, if such delays are too great, could result in the cancellation of orders. Any future restrictions or charges imposed by the U.S. or any other country on our international sales or foreign subsidiary could have a materially adverse effect on our business, financial condition, and/or operating results. In addition, from time to time, we have entered into contracts with the Israeli Ministry of Defense which were governed by the U.S. Foreign Military Financing program (“FMF”). Any such future sales would be subject to these regulations. Failure to comply with ITAR or FMF rules could have a material adverse effect on our financial condition, and/or operating results.

We depend on international operations for a substantial majority of our components and products.

We purchase a substantial majority of our components from foreign manufacturers and have a substantial majority of our commercial products assembled, packaged, and tested by subcontractors located outside the U.S. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on our business, financial condition, and/or operating results.

We depend on international sales for a portion of our revenues.

Sales to customers outside of North America accounted for 19% and 37% of net revenues for the years ended December 31, 2022 and 2021, respectively, and we expect that international sales will continue to represent a material portion of our total revenues. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable, and currency restrictions. In addition, GWW supports our European and other international customers, distributors, and sales representatives, and therefore is also subject to local regulation. International sales are also subject to the export laws and regulations of the U.S. and other countries.

Because a significant portion of our revenues and expenses is denominated in foreign currencies, fluctuations in exchange rates could have a material adverse effect on our operating results.

We face foreign exchange risks because a significant portion of our revenue and expenses is denominated in foreign currencies. Further, some suppliers to Enertec and Relec require payment in U.S. dollars, which exposes us to risk. Generally, U.S. dollar strength adversely impacts the translation of the portion of our revenue that is generated in foreign currencies into the U.S. dollar. For the years ended December 31, 2022 and 2021, approximately 16.9% and 35.9% of our revenue, respectively, was denominated in currencies other than U.S. dollars. Our results of operations could also be negatively impacted by a strengthening of the U.S. dollar as a large portion of our costs are U.S. dollar denominated. We also have foreign exchange risk exposure with respect to certain of our assets, that are denominated in currencies other than the functional currency of our subsidiaries, and our financial results are affected by the re-measurement and translation of these non-U.S. currencies into U.S. dollars, which is reflected in the effect of exchange rate changes on cash, cash equivalents, and restricted cash on the consolidated statements of cash flows. For the years ended December 31, 2022 and 2021, the effects of exchange rates on our cash, cash equivalents, and restricted cash totaled $0.9 million and $0.3 million, respectively, due to fluctuations in exchange rates and the strengthening of the U.S. dollar. While we may choose to enter into transactions to hedge portions of our foreign currency translation and balance sheet exposure in the future, it is impossible to predict or eliminate the effects of foreign exchange rate exposure. Strengthening of the U.S. dollar could materially adversely affect our results of operations and financial condition.

Our insurance coverage and indemnity may be insufficient to cover potential liabilities we may face due to the risks inherent in the products and services we provide.

We are exposed to liabilities that are unique to the products and services we provide. A significant portion of our business relates to designing, developing and manufacturing, components, integrated assemblies and subsystems for advanced defense, medical, transportation, industrial, technology and communications systems and products. New technologies associated with these systems and products may be untested or unproven. Components of certain of the defense systems and products we develop are inherently dangerous. Failures of satellites, missile systems, air traffic control systems, homeland security applications and aircraft have the potential to cause loss of life and extensive property damage. In most circumstances, we may receive indemnification from the government end users of our defense offerings in the U.S., the U.K. and Israel. In addition, failures of products and systems that we manufacture or distribute for medical devices, transportation controls or industrial systems also have the potential to result in loss of life, personal injury and/or extensive property damage.

While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs from an accident or incident. It also is not possible for us to obtain insurance to protect against all operational risks and liabilities. Substantial claims resulting from an incident in excess of government indemnity and our insurance coverage would harm our financial condition, results of operations and cash flows. Moreover, any accident or incident for which we are liable, even if fully insured, could negatively affect our standing with our customers and the public, thereby making it more difficult for us to compete effectively, and could significantly impact the cost and availability of adequate insurance in the future.

If we are unable to satisfy our customers’ specific product quality, certification or network requirements, our business could be disrupted and our financial condition could be harmed.

Our customers demand that our products meet stringent quality, performance and reliability standards. We have, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may in the future occur, relating to our product quality, performance and reliability. From time to time, our customers also require us to implement specific changes to our products to allow these products to operate within their specific network configurations. If we are unable to remedy these failures or defects or if we cannot effect such required product modifications, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm our business.

Some of our business is subject to U.S. Government procurement laws and regulations.

We must comply with certain laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts, including the business that we do as a subcontractor. In complying with these laws and regulations, we may incur additional costs, and non-compliance may lead to the assessment of fines and penalties, including contractual damages, or the loss of business.

Failure to comply with anti-bribery, anti-corruption, anti-money laundering laws, and similar laws, or allegations of such failure, could have a material adverse effect on our business, financial condition and operating results.

We are subject to various anti-bribery, anti-corruption, anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act, the USA PATRIOT Act, the United Kingdom Bribery Act 2010, the Proceeds of Crime Act 2002, Chapter 9 (sub-chapter 5) of the Israeli Penal Law, 1977, the Israeli Prohibition on Money Laundering Law–2000, and possibly other similar laws in countries outside of the U.S. in which we conduct our business. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

We, our employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities.

These laws also require that we keep accurate records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. In addition, we may be held liable for violations committed of the FCPA or similar foreign laws by companies that we acquire.

Any alleged or actual violation of the FCPA or other applicable anti-bribery, anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, investigations, enforcement actions, fines and other criminal or civil sanctions, adverse media coverage, loss of export privileges, or suspension or termination of government contracts. Responding to any investigation or enforcement action would require significant attention of our management and resources, including significant defense costs and other professional fees. Failure to comply with anti-bribery, anti-corruption, anti-money laundering laws, and similar laws, or allegations of such failure, could therefore have a material adverse effect on our business, results of operations, financial condition and future prospects.

Compliance with the regulations, standards, and contractual obligations promulgated by the European Union related to privacy, data protection, and data security, may cause Gresham Power and Relec to incur additional expenses and failure to comply with such obligations could harm our business and future results of operations.

The European Union General Data Protection Regulation (“GDPR”) contains robust obligations on data “controllers” and data “processors” with heavy documentation requirements for data protection compliance programs that apply to both Gresham Power and Relec. Among other requirements, the GDPR regulates the transfer of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the U.S. In the U.K., the GDPR requires informed consent for disclosure of names, transfer of email addresses, the use of cookies and direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent to transfer of any personal data that Gresham Power or Relec collect or process. Failure to comply with the GDPR could result in penalties for noncompliance (including possible fines of up to the greater of £8.7 million and 2% of our global annual revenue for the preceding financial year for the violations, as well as the right to compensation for financial or non-financial damages claimed by individuals under Article 82 of the GDPR).

The U.K. has enacted a Data Protection Act substantially implementing the GDPR, effective in May 2018, which was further amended to align more substantially with the GDPR following Brexit. The latest revisions of the GDPR in the U.K. post-Brexit have resulted in even more stringent restrictions on the transfer of data about a person. Data considered in the public domain in the U.S. now falls within the protections of GDPR, which complicates documenting business, marketing, sales outreach, securing infrastructure, audit and business management.

Compliance with the regulations, standards, and contractual obligations promulgated by the U.K. related to privacy, data protection, and data security, may cause Gresham Power and Relec to incur additional expenses and failure to comply with such obligations could harm our business and future results of operations.

Risks Related to Our Business and Industry - Microphase

Microphase has a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of our company.

Microphase has incurred losses from operations during 2019. These losses are attributable to lower volumes of its products sold to major defense contractors partially as a result of the overall reduction in defense spending and sequestration by the U.S. Congress. While Microphase has been profitable, to a certain extent, during 2021 and 2022, there is always the possibility that its results of operations could worsen in the future, whether as a result of new outbreaks of COVID-19, supply chain issues or any of a number of other factors. Since the financial crisis of 2008, Microphase has been significantly short of capital needed to acquire parts for production of its products to complete orders for such products. At times, Microphase has not had the cash available to make advance payments for the purchase of parts, and then, as a consequence, Microphase would not receive the parts from its vendors required to finish a customer order. This would then delay the delivery of products to customers, and would also delay recognition of the resulting revenues and the receipt of cash from the customer. Sometimes after experiencing a delay in delivery of an order from Microphase, the customer would not place its next order with Microphase, resulting in a loss of business.

Microphase’s future profitability depends upon many factors, including several that are beyond its control. These factors include, without limitation:

●	economic dislocation, supply chain disruption or mandated shutdowns attributable to the COVID-19 pandemic;
●	changes in the demand for its products and services;
●	loss of key customers or contracts;
●	the introduction of competitive products;
●	the failure to gain market acceptance of its new and existing products; and
●	the failure to successfully and cost effectively develop, introduce and market new products, services and product enhancements in a timely manner.

A large percentage of Microphase’s current revenue is derived from prime defense contractors to the U.S. Government and its allies, and the loss of these relationships, a reduction in U.S. Government funding or a change in U.S. Government spending priorities or bidding processes could have an adverse impact on its business, financial condition, results of operations and cash flows.

Microphase is highly dependent on sales to major defense contractors of the U.S. military and its allies, including Lockheed Martin, Raytheon, BAE Systems and SAAB. The percentages of its revenue that were derived from sales to these named major defense contractors and directly to the U.S. Government were 69.4% in fiscal 2022 and 78.1% in fiscal 2021. Therefore, any significant disruption or deterioration of Microphase’s relationship with any such major defense contractors or the U.S. Government could materially reduce its revenue. During the year ended December 31, 2022, there was one customer that accounted for more than 10% of Microphase’s sales: BAE Systems. During the year ended December 31, 2021, there were two customers that accounted for more than 10% of Microphase’s sales: BAE Systems and Lockheed Martin. Microphase’s competitors continuously engage in efforts to expand their business relationships with the same major defense contractors and the U.S. Government and will continue these efforts in the future, and the U.S. Government may choose to use other contractors. Microphase expects that a majority of the business that it seeks will be awarded through competitive bidding. Microphase operates in highly competitive markets and its competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than Microphase does in many areas, and Microphase may not be able to continue to win competitively awarded contracts or to obtain task orders under multi-award contracts. Further, the competitive bidding process involves significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to Microphase, as well as the risk that Microphase may fail to accurately estimate the resources and costs required to fulfill any contract awarded to us. Following any contract award, Microphase may experience significant expense or delay, contract modification or contract rescission as a result of its competitors protesting or challenging contracts awarded to it in competitive bidding. Major defense contractors to whom Microphase supplies components for systems must compete with other major defense contractors (to which Microphase may not supply components) for military orders from the U.S. Government.

In addition, Microphase competes with other policy needs, which may be viewed as more necessary, for limited resources and an ever-changing amount of available funding in the budget and appropriations process. Budget and appropriations decisions made by the U.S. Government are outside of Microphase control and have long-term consequences for its business. U.S. Government spending priorities and levels remain uncertain and difficult to predict and are affected by numerous factors, including until recently sequestration (automatic, across-the-board U.S. Government budgetary spending cuts), and the purchase of our products could be superseded by alternate arrangements. While the US defense budget was recently increased, there can be no assurance that this increase will be maintained for the foreseeable future, particularly in light of the recent federal expenditures the federal government has made with a view to ameliorating the economic damage suffered as a result of COVID-19. A change in U.S. Government spending priorities or an increase in non-procurement spending at the expense of our programs, or a reduction in total U.S. Government spending, could have material adverse consequences on Microphase’s future business.

Microphase’s U.S. Government contracts may be terminated by the federal government at any time prior to their completion, which could lead to unexpected loss of sales and reduction in Microphase’s backlog.

Under the terms of Microphase’s U.S. Government contracts, the U.S. Government may unilaterally:

●	terminate or modify existing contracts;
●	reduce the value of existing contracts through partial termination; and
●	delay the payment of Microphase’s invoices by government payment offices.

The federal government can terminate or modify any of its contracts with Microphase or its prime contractors either for the federal government’s convenience, or if Microphase or its prime contractors default, by failing to perform under the terms of the applicable contract. A termination arising out of Microphase’s default could expose it to liability and have a material adverse effect on its ability to compete for future federal government contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of Microphase’s contracts or if any applicable options are not exercised, Microphase’s failure to replace sales generated from such contracts would result in lower sales and would adversely affect its earnings, which could have a material adverse effect on Microphase’s business, results of operations and financial condition. Microphase’s backlog as of December 31, 2022 was approximately $10.1 million. Microphase’s backlog could be adversely affected if contracts are modified or terminated.

Microphase’s products with military applications are subject to export regulations, and compliance with these regulations may be costly.

Microphase is required to obtain export licenses before filling foreign orders for many of its products that have military or other governmental applications. U.S. Export Administration regulations control technology exports like its products for reasons of national security and compliance with foreign policy, to guarantee domestic reserves of products in short supply and, under certain circumstances, for the security of a destination country. Thus, any foreign sales of its products requiring export licenses must comply with these general policies. Compliance with these regulations is costly, and these regulations are subject to change, and any such change may require Microphase to improve its technologies, incur expenses or both in order to comply with such regulations.

Microphase depends on U.S. Government contracts issued to major defense contractors, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Microphase’s business.

Over its lifetime, a U.S. Government program awarded to a major defense contractor may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. Government programs is subject to Congressional appropriations. Although multi-year contracts may be authorized and appropriated in connection with major procurements, Congress generally appropriates funds on a fiscal year basis. Procurement funds are typically made available for obligations over the course of one to three years. Consequently, programs often receive only partial funding initially, and additional funds are designated only as Congress authorizes further appropriations. The termination of funding for a U.S. Government program with respect to major defense contractors for which Microphase is a subcontractor would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on its operations. In addition, the termination of, or failure to commit additional funds to, a program for which Microphase is a subcontractor could result in lost revenue and increase its overall costs of doing business.

Generally, U.S. Government contracts are subject to oversight audits by U.S. Government representatives. Such audits could result in adjustments to Microphase’s contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. Microphase has recorded contract revenues based on costs Microphase expect to realize upon final audit. However, Microphase does not know the outcome of any future audits and adjustments, and Microphase may be required to materially reduce its revenues or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines and suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience upon the payment only for work done and commitments made at the time of termination. Microphase can give no assurance that one or more of the U.S. Government contracts with a major defense contractor under which Microphase provides component products will not be terminated under these circumstances. Also, Microphase can give no assurance that it will be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of its U.S. Government contracts. Because a significant portion of Microphase’s revenue is dependent on its performance and payment under its U.S. Government contracts, the loss of one or more large contracts could have a material adverse impact on its business, financial condition, results of operations and cash flows.

Microphase’s government business also is subject to specific procurement regulations and other requirements. These requirements, though customary in U.S. Government contracts, increase its performance and compliance costs. In addition, these costs might increase in the future, thereby reducing Microphase’s margins, which could have an adverse effect on its business, financial condition, results of operations and cash flows. Failure to comply with these regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. Government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, U.S. Government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. Government contract or relationship as a result of any of these acts would have an adverse impact on Microphase’s operations and could have an adverse effect on its standing and eligibility for future U.S. Government contracts.

Microphase’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

As a U.S. Government defense contractor, Microphase faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or classified information, threats to physical security, and domestic terrorism events. Microphase’s information technology networks and related systems are critical to the operation of its business and essential to its ability to successfully perform day-to-day operations. Microphase is also involved with information technology systems for certain customers and other third parties, which generally face similar security threats. Cybersecurity threats, in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Microphase believes that it has implemented appropriate measures and controls and has invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to mission critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

●	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of certain of its customers;
●	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Microphase or its customers, including trade secrets, which others could use to compete against Microphase or for disruptive, destructive or otherwise harmful purposes and outcomes;
●	compromise national security and other sensitive government functions;
●	require significant management attention and resources to remedy the damages that result;
●	subject Microphase to claims for breach of contract, damages, credits, penalties or termination; and
●	damage Microphase’s reputation with its customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on its business, financial condition, results of operations and cash flows. Compliance with Defense Department requirements for information security require Microphase to invest significant resources to implement and maintain cyber defenses against compromise of information technology architecture, malicious attacks and data breaches.

Microphase enters into fixed-price contracts that could subject it to losses in the event of cost overruns or a significant increase in inflation.

Microphase has a number of fixed-price contracts which allow it to benefit from cost savings but subject it to the risk of potential cost overruns, particularly for firm fixed-price contracts, because Microphase assumes the entire cost burden. If its initial estimates are incorrect, Microphase can lose money on these contracts. U.S. Government contracts can expose Microphase to potentially large losses because the U.S. Government can hold Microphase responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications, unforeseen events such as technological difficulties, fluctuations in the price of raw materials, problems with its suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Microphase. The U.S. and other countries also may experience a significant increase in inflation. A significant increase in inflation rates could have a significant adverse impact on the profitability of these contracts. Furthermore, if Microphase does not meet contract deadlines or specifications, Microphase may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of its contracts have provisions relating to cost controls and audit rights, and if Microphase fails to meet the terms specified in those contracts Microphase may not realize their full benefits. Microphase’s results of operations are dependent on its ability to maximize its earnings from its contracts. Cost overruns could have an adverse impact on its financial results.

Compliance with the regulations, standards, and contractual obligations related to privacy, data protection, and data security, may cause us to incur additional expenses and failure to comply with such obligations could harm our business and future results of operations.

We expect that the regulatory framework for privacy, data protection and data security will continue to evolve, which may result in additional operating costs for internal compliance and risks to our business. Nearly all of Microphase’s current contracts include provisions that require compliance with detailed cyber security standards laid out in NIST 800-171, which mandates implementation of security controls to protect Microphase’s information systems from compromise, malicious attacks and/or data breaches. Microphase must maintain a System Security Plan with a Plan of Action & Milestones for any controls not yet implemented. To continue doing business with the DoD or major prime contractors working with DoD, Microphase must ultimately achieve Cybersecurity Model Maturity Certification not later than 2026. In addition, Microphase maintains a certified restricted area and must obtain and maintain authority to operate equipment to perform work on classified projects. Compliance with all of these mandates will require Microphase to invest substantial resources to implement, maintain and monitor information systems security controls, facility clearances, personnel clearance and authorities to operate classified systems, which adds to the costs of operating the business.

Risks Related to Our Business and Industry - Enertec

 Potential political, economic and military instability in Israel could adversely affect our operations.

A significant portion of our business is conducted through Enertec, our Israeli subsidiary. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our Israeli operations. In recent years, Israel has been involved in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of Southern Lebanon, and with Iranian-backed military forces in Syria. Some of these hostilities were accompanied by missile strikes from the Gaza Strip against civilian targets in various parts of Israel, including areas in which our facilities are located, and negatively affected business conditions in Israel. The change in the U.S. Presidency may continue to change the dynamics in the Middle East as forces hostile to the existence of Israel seek to reverse the recent stability and commercial opportunities created by the Abraham Accords. For example, there have been increasing concerns related to a potential attack by Iran. The tension between Israel and Iran and/or these groups may escalate in the future and turn even more violent, which could affect the Israeli economy in general and us in particular.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

In addition, Israel-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Many of our Enertec employees are obligated to perform military reserve duty in Israel, which could have a disruptive impact on our business.

Generally, Israeli adult male and certain female citizens and permanent residents are obligated to perform annual military reserve duty in the Israel Defense Forces up to a specified age. They also may be called to active military duty at any time under emergency circumstances. These military service obligations could have a disruptive impact on our business, if hostilities develop in the future.

Enertec may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm our business.

A significant portion of the intellectual property covered by Enertec’s products has been developed by Enertec’s employees in the course of their employment for Enertec. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Enertec is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Enertec (as it has done in the past), Enertec may face claims demanding remuneration. As a consequence of such claims, Enertec could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its business.

Risks Related to Our Business and Industry – Relec

The third parties on which we rely to supply certain products are located outside the United States.

Relec distributes products from foreign manufacturers located in Europe, Asia and North America. Our future operating results will depend, among other things, on our ability to continue to rely on these arrangements. If we are no longer able to rely on these or other similar arrangements for the supply of certain products, or if our cost of relying on such arrangements materially increases, as the result of the imposition of or changes in customs, tariffs, quotas, trade barriers, or other trade protection measures, or otherwise, it could have a materially adverse effect on our business, financial condition, and operating results.

Our strategic focus on our custom power supply and display solution competencies and concurrent cost reduction plans may be ineffective or may limit our ability to compete.

As a result of our strategic focus on custom power supply solutions, we will continue to devote significant resources to developing and manufacturing custom power supply solutions for a large number of customers, where each product represents a uniquely tailored solution for a specific customer’s requirements. Failure to meet these customer product requirements or a failure to meet production schedules and/or product quality standards may put us at risk with one or more of these customers. Moreover, changes in market conditions and strategic changes at the direction of our customers may affect their decision to continue to purchase from us. The loss of one or more of our significant custom power supply solution customers could have a material adverse impact on our revenues, business or financial condition.

We have also implemented a series of initiatives designed to increase efficiency and reduce costs. While we believe that these actions will reduce costs, they may not be sufficient to achieve the required operational efficiencies that will enable us to respond more quickly to changes in the market or result in the improvements in our business that we anticipate. In such event, we may be forced to take additional cost-reducing initiatives, including those involving our personnel, which may negatively impact quarterly earnings and profitability as we account for severance and other related costs. In addition, there is the risk that such measures could have long-term adverse effects on our business by reducing our pool of talent, decreasing or slowing improvements in our products or services, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our solutions increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.

 Risks Related to Ownership of Our Common Stock and Future Offerings

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

The listing of our common stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. While we are presently in compliance with all such conditions, it is possible that we will fail to meet one or more of these conditions in the future.

If we were to fail to meet a NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities. You may experience future dilution as a result of future equity offerings. In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our common stock price is volatile.

Our common stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. During the past 52-week period (through September 7, 2023), our stock closed at prices between $87 per share and $0.92 per share, as reported on Yahoo Finance. On September 7, 2023, the price of our common stock closed at $0.92 per share.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressive effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;
•	announcements of technological or competitive developments;
•	announcements or expectations of additional financing efforts;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving us;
•	regulatory developments affecting us, our customers or our competitors;
•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;
•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers;
•	sales or perceived sales of our common stock by us, our insiders or our other stockholders;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and
•	general economic, industry, political and market conditions and overall fluctuations in the financial markets in the United States and abroad, including as a result of ongoing COVID-19 pandemic.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could have a depressing effect on the market price of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

There could be a potential depressive effect on our market price from sales of our shares upon exercise of the Warrants.

The 21,297 shares being offered hereby for the account of the selling stockholders equal approximately 0.3% of the 7,760,531 shares of our common stock that would be outstanding assuming full exercise of the Warrants and maximum issuance of shares of our common stock thereunder. Sales of the shares offered hereby could have a depressive effect on the market price of our common stock and such sales could also affect our ability to raise additional capital in the equity markets in the future.

We have a substantial number of convertible notes, warrants, options and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and options. These conversion prices and exercise prices range from $3.33 to $1,200 per share of common stock. As of September 7, 2023, the number of shares of common stock subject to convertible notes, warrants and options were 550, 51,727 and 18,891 shares respectively. The issuance of common stock pursuant to convertible notes, warrants, options and preferred stock at conversion or exercise prices less than market prices may have the effect of limiting an increase in market price of our common stock until all of these underling shares have been issued.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

The issuance of shares of our Class B common stock to our management or others could provide such persons with voting control leaving our other stockholders unable to elect our directors and the holders of our shares of common stock will have little influence over our management.

Although there are currently no shares of our Class B common stock issued and outstanding, our certificate of incorporation authorizes the issuance of 25,000,000 shares of Class B common stock. Each share of Class B common stock provides the holder thereof with ten votes on all matters submitted to a stockholder vote. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Any person or group who controls or can obtain more than 50% of the votes cast for the election of each director will control the election of directors and the other stockholders will not be able to elect any directors or exert any influence over management decisions. As a result of the super-voting rights of our shares of Class B common stock, the issuance of such shares to our management or others could provide such persons with voting control and our other stockholders will not be able to elect our directors and will have little influence over our management. While we are listed on the NYSE American or any other national securities exchange it is highly unlikely that we would issue any shares of Class B common stock as doing so would jeopardize our continued listing on any such exchange. However, if were to be delisted and our shares of Class A common stock trade on an over-the-counter market, then we would face no restriction on issuing shares of Class B common stock.

General Risk Factors

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

Although our executive officers have been engaged in the industries in which we operate for varying degrees of time, we did not begin operations of our current business until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve, and for certain areas in which we operate, principally those unrelated to defense contracting, will not be indicative at all. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Deterioration of global economic conditions could adversely affect our business.

The global economy and capital and credit markets have experienced exceptional turmoil and upheaval over the past several years. Ongoing concerns about the systemic impact of potential long-term and widespread recession and potentially prolonged economic recovery, volatile energy costs, fluctuating commodity prices and interest rates, volatile exchange rates, geopolitical issues, including the recent outbreak of armed conflict in Ukraine, natural disasters and pandemic illness, instability in credit markets, cost and terms of credit, consumer and business confidence and demand, a changing financial, regulatory and political environment, and substantially increased unemployment rates have all contributed to increased market volatility and diminished expectations for many established and emerging economies, including those in which we operate. Furthermore, austerity measures that certain countries may agree to as part of any debt crisis or disruptions to major financial trading markets may adversely affect world economic conditions and have an adverse impact on our business. These general economic conditions could have a material adverse effect on our cash flow from operations, results of operations and overall financial condition.

The availability, cost and terms of credit also have been and may continue to be adversely affected by illiquid markets and wider credit spreads. Concern about the stability of the markets generally, and the strength of counterparties specifically, has led many lenders and institutional investors to reduce credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers over the past several years, and a corresponding slowdown in global infrastructure spending.

Continued uncertainty in the U.S. and international markets and economies and prolonged stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to access capital markets and obtain capital lease financing to meet liquidity needs.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the most recent period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weakness described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weakness which has caused management to conclude that, [as of December 31, 2022,] our internal control over financial reporting (“ICFR”) was not effective at the reasonable assurance level.

We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting, including fair value estimates, in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the resulting control deficiency represented a material weakness.

We are currently working to improve and simplify our internal processes and implement enhanced controls to address the material weakness in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures. This material weakness will not be considered to be remediated until the applicable remediated controls are operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

We evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and annually review and evaluate our internal control over financial reporting in order to comply with the Commission’s rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain effective internal control over financial reporting or our management does not timely assess the adequacy of such internal control, we may be subject to regulatory sanctions, and our reputation may decline.

Our internal computer systems may fail or suffer security breaches, which could result in a material disruption of our operations.

Like any other business, we rely on e-mail and other digital communications methods as part of our normal operations. As such, our internal computer systems and servers could fail or suffer security breaches, possibly resulting in a material disruption to our operations. The secure operation of our IT networks and systems as well as the secure processing and maintenance of information is critical to our operations and business strategy. Notwithstanding these priorities, we have experienced attempts at cybercrime such as phishing and other electronic fraud, including efforts to misdirect payments to imposter vendors and service providers. After experiencing a financial loss due to e-mail fraud in November 2021, we have instituted greater internal controls and procedures, both electronic and non-electronic, to combat such fraudulent conduct. We also maintain an insurance policy to cover any losses or injuries suffered from cybercrime of this nature; however, it may not be sufficient to cover all damages. Despite our efforts, attempts at fraud such as spoofed e-mails, requests for payment and similar deceptions have become commonplace in the world of e-commerce and are expected to continue. If we are unable to prevent such security breaches in the future, these events or circumstances could materially and adversely affect our operations, financial condition and operating results and impair our ability to execute our business strategy.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost and/or superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price sensitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Our growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets or made a significant investment in may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that they are unable to achieve the anticipated cost efficiencies or reduction of losses.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

Our business and operations are growing rapidly. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our operating results may vary from quarter to quarter.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our products is driven by many factors, including the availability of funding for our products in our customers’ capital budgets. There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm our operating results for such quarter. It is possible that, in some quarters, our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our common stock may decline significantly.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. Government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured. For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates. If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase and our profits could be reduced. If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

 Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;
•	New competitors and new forms of competition;
•	The size and timing of customer orders (for retail distributed physical product);
•	The size and timing of capital expenditures by our customers;
•	Adverse changes in the credit quality of our customers and suppliers;
•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	Changes in the terms of our contracts with our customers or suppliers;
•	The availability of products from our suppliers; and
•	Variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

The sale of our products is dependent on our ability to respond to rapid technological change, including evolving industry-wide standards, and may be adversely affected by the development, and acceptance by our customers, of new technologies which may compete with, or reduce the demand for, our products.

Rapid technological change, including evolving industry standards, could render our products obsolete. To the extent our customers adopt such new technology in place of our products, the sales of our products may be adversely affected. Such competition may also increase pricing pressure for our products and adversely affect the revenues from such products.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the U.S. or abroad.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed and our customers could seek to recover their damages from us.

Our products are complex, and despite extensive testing, may contain defects or undetected errors or failures that may become apparent only after our products have been shipped to our customers and installed in their network or after product features or new versions are released. Any such defect, error or failure could result in failure of market acceptance of our products or damage to our reputation or relations with our customers, resulting in substantial costs for us and our customers as well as the cancellation of orders, warranty costs and product returns. In addition, any defects, errors, misuse of our products or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. Although we maintain product liability insurance, it may not be adequate.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board the right to create new series of preferred stock. As a result, the Board may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. We may issue shares of preferred stock in the future.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if our internal control over financial reporting continues to not be effective as defined under Section 404, we could be subject to sanctions or investigations by the NYSE American, the Commission, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Section 404 requires that we document and test our internal control over financial reporting and issue management’s assessment of our internal control over financial reporting. Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2022. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Based on our assessment, as of December 31, 2022, we concluded that our internal control over financial reporting contained material weaknesses.

The weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and our management has concluded, through testing, that these controls are operating effectively. If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our Board and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our Board. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

USE OF PROCEEDS

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, though we will receive the proceeds from any exercise of the Warrants for cash.

If all of the Warrants for the purchase of shares covered by this registration statement are exercised for cash, then we will receive gross proceeds of approximately $6.4 million. Expenses expected to be incurred by us in connection with this registration statement are estimated at approximately $37,413. The selling stockholders will pay all brokerage commissions and discounts and their counsel fees and expenses. See “Plan of Distribution.” Proceeds to us from exercise of the Warrants will be used for general corporate purposes.

SELLING STOCKHOLDERS

We are registering the shares of our common stock in order to permit the selling stockholders to offer the Warrant Shares for resale from time to time. None of the selling stockholders has held a position with our company or our affiliates or had any material relationship with us or our affiliates within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of the shares of common stock, as of September 7, 2023, and assuming exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercising the Warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. This prospectus covers the resale of the maximum number of shares of common stock issuable upon the exercise of the related Warrants without regard to any limitations on exercising the Warrants. Although we ultimately expect that all 21,297 shares of our common stock may be sold, the actual number of shares that will be sold cannot be determined. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder, shares issuable upon the exercise of the Warrants are included with respect to that selling stockholder. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

When we refer to “selling stockholder” in this prospectus, we mean the person listed in the table below, as well as its transferees, pledgees or donees or its successors. The selling stockholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. Except as otherwise indicated, the selling stockholder has sole voting and dispositive power with respect to such shares of common stock.

Each selling stockholder that is a broker-dealer or an affiliate of a broker-dealer acquired its shares of common stock in the ordinary course of its business and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

•          On November 19, 2020, we issued the 2020 Term Notes to the 2020 Investors. In connection therewith, we issued warrants to purchase an aggregate of 4,415 shares of common stock (the “2020 Warrants”) to the 2020 Investors, 149 of which remain outstanding.

•          On December 30, 2021, we entered into a Securities Purchase Agreement (the “Agreement”) with Esousa and certain other investors (the “2021 Investors”) pursuant to which, among other items, the 2021 Investors acquired approximately $66 million in promissory notes due March 31, 2022, as well as Class A Warrants and Class B Warrants. The Class A Warrants entitle the 2021 Investors to purchase an aggregate of 46,986 shares of common stock if exercised for cash. The Class B Warrants entitle the 2021 Investors to purchase an aggregate of 6,479 shares of common stock if exercised for cash. If all the Class A Warrants and the Class B Warrants were exercised for cash, the 2021 Investors would have received 53,465 shares of our common stock (the “2021 Warrants” and, together with the 2020 Warrants, the “Warrants”). Alternatively, the terms of the Class B Warrants provided the Investors the right to receive an amount of cash equal to the Black Scholes value of the Class B Warrants. During the year ended December 31, 2022, the Investors elected this option and as a result there are no remaining Class B Warrants. Further, as a result of the cancellation of 25,838 Class A Warrants, there are currently 21,148 Class A Warrants outstanding.

	Shares			Shares
	Beneficially Owned		Shares to	Beneficially Owned
	Prior to Offering		be Offered (1)	After Offering (2)
Name of Selling Stockholders	Number	Percentage	Number	Number	Percentage
Jess Mogul (3)	0	0%	2,435	0	0%
James Fallon (4)	0	0%	894	0	0%
JADR Consulting Group Pty Ltd. (5)	0	0%	10,335	0	0%
John Lowry (6)	0	0%	3,538	0	0%
William Coons (7)	0	0%	3,538	0	0%
Doug Atkin (8)	0	0%	557	0	0%

____________________

(1)	Represents the number of shares of common stock owned by the selling stockholder, including shares that may be issued upon the exercise of Warrants.

(2)	Assumes that the selling stockholder has sold all of the Warrant Shares, which may or may not occur.

(3)	Consists of: (i) 50 shares of common stock underlying the selling stockholder’s 2020 Warrant, and (ii) 2,385 shares of common stock underlying the selling stockholder’s 2021 Warrant.

(4)	Consists of: (i) 99 shares of common stock underlying the selling stockholder’s 2020 Warrant, and (ii) 795 shares of common stock underlying the selling stockholder’s 2021 Warrant.

(5)

Consists of 10,335 shares of common stock underlying the selling stockholder’s 2021 Warrant. Justin Davis-Rice is the control person of JADR Consulting Group Pty Ltd., and exercises sole voting and investment power on behalf of such entity.

(6)	Consists of 3,538 shares of common stock underlying the selling stockholder’s 2021 Warrant. Mr. Lowry is an affiliate of Spartan Capital Securities, LLC, a member of FINRA.

(7)	Consists of 3,538 shares of common stock underlying the selling stockholder’s 2021 Warrant. Mr. Coons is an affiliate of Spartan Capital Securities, LLC, a member of FINRA.

(8)	Consists of 557 shares of common stock underlying the selling stockholder’s 2021 Warrant.

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the selling stockholders of 21,297 shares of our common stock. All of the shares being offered are issuable upon exercise of the Warrants as described under “Selling Stockholders.” The selling stockholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE American, LLC or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under Section 2(11) of the Securities Act of 1933, as amended. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We will pay all the expenses, estimated to be approximately $37,413, in connection with this offering, other than underwriting commissions and discounts and counsel fees and expenses of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

DESCRIPTION OF OUR SECURITIES

The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended.

We are authorized to issue 500,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock, par value $0.001 per share.  As of September 7, 2023, there were 7,739,234 shares of our Class A common stock issued and outstanding and no shares of Class B common stock issued or outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. In this prospectus, all references solely to “common stock” refer to the Class A common stock, except where otherwise indicated.

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, 1,000,000 shares are designated as Series A convertible preferred stock, 500,000 shares are designated as Series B convertible preferred stock, 4,000 shares are designated as Series C convertible redeemable preferred stock, and 2,000,000 shares are designated as 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock. As of September 7, 2023, there were 7,040 shares of Series A convertible preferred stock outstanding, 125,000 shares of Series B convertible preferred stock, no shares of Series C convertible redeemable preferred stock outstanding and 425,197 shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock outstanding.

Common Stock

Holders of our shares of Class A common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our shares Class B common stock are entitled to ten votes for each share on all matters submitted to a shareholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Shares Offered in this Prospectus

We are offering up to 21,297 shares of our common stock issuable upon exercise of the Warrants.

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, forms of each of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the purchase warrants.

2020 Warrants

On November 19, 2020, we issued to Esousa and two other sophisticated investors (the “2020 Investors”) unsecured promissory notes in the aggregate principal face amount of $2,250,000, with an interest rate of 12%. In connection therewith, we delivered to the 2020 Investors warrants to purchase an aggregate of 4,415 shares of our common stock at an exercise price of $561 (the “2020 Warrants”). The exercise price of each 2020 Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The 2020 Warrants to purchase 149 shares of our common stock remain outstanding. The 2020 Warrants have a term of five years.

2021 Warrants

On December 30, 2021, we entered into a Securities Purchase Agreement with certain sophisticated investors (the “2021 Investors”) providing for the issuance of (i) secured promissory notes with an aggregate principal face amount of approximately $66,000,000, (ii) five-year warrants to purchase an aggregate of 46,986 shares of our common stock (the “Class A Warrant Shares”) at an exercise price of $750, subject to adjustment (the “Class A Warrants”), and (iii) five-year warrants to purchase an aggregate of 6,479 shares of our common stock (the “Class B Warrant Shares” and, together with the Class A Warrant Shares, the “Warrant Shares”) at an exercise price of $750 per share, subject to adjustment (the “Class B Warrants” and, together with the Class A Warrants, the “2021 Warrants”). The investors elected to receive an amount of cash equal to the Black Scholes value of the Class B Warrants and as a result there are no remaining Class B Warrants.

The 2021 Warrants entitle the holders to purchase shares of our common stock for a period of five years subject to certain beneficial ownership limitations. The Warrants are exercisable immediately once the Company obtains approval from the NYSE American. LLC.

The outstanding 2021 Warrants entitle the Investor to purchase an aggregate of 21,148 Warrant Shares for a period of five years. The exercise price of each Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. In addition, if the trading price of our common stock is less than $750 per share 90 days after December 30, 2021, the exercise price of the Class A Warrants will be reduced to 110% of the closing price of our common stock on that date, subject to a floor price of $300 per share. The Warrants may be exercised via cashless exercise at the option of the holder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

LEGAL MATTERS

The validity of the common stock offered by this prospectus is being passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Ault Alliance, Inc. (f/k/a BitNile Holdings, Inc.) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2022 Annual Report on Form 10-K, and related notes, have been audited by Marcum, LLP, an independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference, are based in part on the report of Ziv Haft, independent registered public accounting firm. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

The report of Ziv Haft on the financial statements of ENERTEC SYSTEMS 2001 LTD, as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, not included herein, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the Commission are also available at our website, www.bitnile.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Commission, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K/A for the period ended December 31, 2022, filed with the SEC on May 22, 2023;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 22, 2023, and our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 21, 2023;

•	Our Current Reports filed on January 3, 2023, January 27, 2023, February 10, 2023, March 6, 2023, March 7, 2023, March 13, 2023, March 30, 2023, April 14, 2023, May 2, 2023, May 15, 2023, May 16, 2023, May 22, 2023, June 9, 2023, June 14, 2023, July 13, 2023, July 20, 2023, August 3, 2023, August 16, 2023, August 18, 2023 and September 1, 2023.

•	The description of our common stock contained in our Annual Report on Form 10-K/A as Exhibit 4.41 with the SEC on May 22, 2023.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Commission rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to Ault Alliance, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; Tel.: (949) 444-5464; Attention: Mr. Milton C. (Todd) Ault III, Executive Chairman.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered are estimated below:

SEC registration fee	$1,413
Legal fees and expenses	5,000
Accounting fees and expenses	30,000
Miscellaneous expenses	1,000
Total	$37,413

All expenses incurred in connection with this registration will be borne by the registrant. The selling stockholders shall be responsible for their underwriting commissions and discounts and counsel fees and expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16. EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit No.	Document
4.1	Form of 2020 Warrant dated November 19, 2020 (1)
4.2	Form of Class A 2021 Warrant dated December 29, 2021 (2)
4.3	Form of Class B 2021 Warrant dated December 29, 2021 (2)
5.1*	Legal Opinion of Olshan Frome Wolosky LLP
10.1	Custody Agreement with Gemini Trust Company, LLC (3)
10.2	Antpool User Service Agreement (3)
10.3	Hosting Agreement with Agora Digital Holdings, Inc. (4)
23.1*	Consent of Marcum, LLP
23.2*	Consent of BDO
23.3	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1)
25.1	Power of Attorney (5)
107	Filing Fee Table (6)

__________________________

(1) Previously filed with the SEC on Form 8-K on November 11, 2020.

(2) Previously filed with the SEC on Form 8-K on January 3, 2022.

(3) Previously filed with the SEC on Form S-3 on September 1, 2022.

(4) Previously filed with the SEC on Form 8-K on December 7, 2022.

(5) Previously filed with the SEC on Form S-3 on January 26, 2022.

(6) Previously filed with the SEC on Form S-3/A on January 23, 2023.

* Filed herewith

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 12th day of September 2023.

AULT ALLIANCE, INC.

By:	/s/ William B. Horne
William B. Horne
Chief Executive Officer (principal executive officer)

By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer (principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ Milton C. Ault III Milton C. Ault III	Executive Chairman	September 12, 2023

By: /s/ William B. Horne William B. Horne	Chief Executive Officer and Vice Chairman (Principal Executive Officer)	September 12, 2023

By: /s/ Henry C. W. Nisser Henry C. W. Nisser	President, General Counsel and Director	September 12, 2023

By: /s/ Jeffrey A. Bentz* Jeffrey A. Bentz	Director	September 12, 2023

By: /s/ Robert O. Smith* Robert O. Smith	Director	September 12, 2023

By: /s/ Howard Ash* Howard Ash	Director	September 12, 2023

By: /s/ Mordechai Rosenberg* Mordechai Rosenberg	Director	September 12, 2023

* Pursuant to power of attorney

By: /s/ William B. Horne

William B. Horne

Attorney-in-Fact